                    ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

                                      PREAMBLE


                (As Amended and Restated Effective January 1, 1996
                   and as further amended thru the 1st Amendment
                             effective January 1, 1997)

                    ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

PREAMBLE

     1.1 PURPOSE. This document amends and restates the provisions of the Abbott Laboratories Stock Retirement Plan (the "Program"), effective as of January 1, 1996. Effective January 1, 1996, the Program shall be known as the Abbott Laboratories Stock Retirement Program. The Program consists of this Preamble and two parts, Part A titled "Abbott Laboratories Stock Retirement Plan" and Part B titled "Abbott Laboratories Stock Retirement Plan (Puerto Rico)". Part A shall be funded by a trust known as "Abbott Laboratories Stock Retirement Trust" and Part B shall be funded by a separate trust known as "Abbott Laboratories Stock Retirement Trust (Puerto Rico)". Part A and its related trust are intended to qualify as a profit sharing plan and trust under Sections 401(a) and 501(a) of the United States Internal Revenue Code of 1986, as amended (the "U.S. Code"), the cash or deferred arrangement forming a part of Part A is intended to qualify under Section 401(k) of the U.S. Code, and the provisions of Part A and its related trust shall be construed and applied accordingly. Part B, the cash or deferred arrangement forming a part of Part B, and its related trust are intended to qualify as a profit sharing plan and trust under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994 (the "PR Code"), and the provisions of Part B and its related trust shall be construed and applied accordingly.

     1.2 HISTORY OF THE PROGRAM. The Program was originally established by Abbott Laboratories (the "Corporation"), effective July 9, 1951, to facilitate the retirement of eligible participating employees by providing benefits which reenforce those available to such employees under the Abbott Laboratories Annuity Retirement Plan and other Abbott Laboratories retirement benefits.

     The Program provides an arrangement by which employees may invest in stock of the Corporation ("Company Stock") by contributing to the applicable trust under Part A or Part B and by which the Corporation and its affiliates will encourage such investment by also making contributions to such trusts. Contributions received by the trusts from Participants and Employers have been applied by the trustees thereof to acquire, and hold, shares of Company stock for the benefit of Participants in the Program.

     Part A as in effect on January 1, 1996 applies to "Eligible Employees" of the Corporation and of certain of its Subsidiaries and Divisions, as provided for in Part A. Part B as in effect on January 1, 1996 applies to "Eligible Employees" of certain Subsidiaries of the Corporation as provided for in Part B.

     1.3 RIGHTS UNDER PRIOR PLAN. Except as otherwise specifically provided, the benefits provided under the Program for any Participant who retired or whose employment with the Employers otherwise terminated prior to January 1, 1996 shall be governed in all respects by the terms of the Program as in effect on the date of his or her retirement or other termination of employment.

     1.4 EMPLOYER CONTRIBUTIONS. For each Plan Year, beginning with the Plan Year ending December 31, 1997, the Employers participating under Part A or Part B shall make Employer contributions to the trust for Part A or Part B, as applicable, for the benefit of each

Participant who is an Eligible Employee under such part at any time during the Plan Year and on whose behalf Basic Contributions have been made at any time during the Plan Year. The aggregate amount of Employer Contributions made by the Employers to the Program for the Plan Year shall be determined from time to time by the Board of Directors of the Corporation; provided, however, that the amount of such Employer Contributions shall not exceed 7.5% of the total dividends declared by the Corporation in that Plan Year on issued and outstanding shares of Company Stock (exclusive of dividends declared in that Plan Year on shares of the Company Stock issued for purposes of an acquisition or merger where employees of the acquired or merged company are not included in the Program) regardless of whether the dividends are payable in that Plan Year.

For each Plan Year, the Corporation shall allocate the aggregate Employer Contributions to the Program between Part A and Part B in the proportion and amounts necessary for the Point Value under Part A (as defined in Section
15.37 of Part A) to have the same dollar value as the Point Value under Part B (as defined in Section 14.36 of Part B).

     1.5 DEFINITIONS. Except where otherwise noted, words and phrases used in this Preamble shall have the same meaning as the meanings assigned such words and phrases under Part A and Part B.

     1.6 AMENDMENT AND TERMINATION. The Corporation reserves the power to amend this Preamble from time to time, to any extent and in any manner that it may deem advisable. All major amendments and all decisions or amendments which are reasonably expected to have the effect of suspending or terminating Employer contributions or suspending or terminating payment of benefits to Participants or Beneficiaries, or terminating the Program shall be made by the Board of Directors of the Corporation. All other amendments shall be made by the Board of Review. For purposes of the foregoing, the term "major amendment" shall have the same meaning as the meaning given that phrase in Part A. Part A and Part B may be amended and terminated as provided therein. This Preamble shall terminate upon termination of both Part A and Part B.

                    ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM


                                       PART A


                             ABBOTT LABORATORIES STOCK
                                  RETIREMENT PLAN

                (As Amended and Restated Effective January 1, 1996
                   and as further amended thru the 4th Amendment
                             effective January 1, 1997)

                                 TABLE OF CONTENTS

ARTICLE 1.  INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1.   PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2.   HISTORY OF THE PRIOR PLAN. . . . . . . . . . . . . . . . . . . . . . . .1
     1.3.   RIGHTS UNDER PRIOR PLAN. . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2.  PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.1.   DATE OF PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.2.   ENROLLMENT OF PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . .2
     2.3.   REEMPLOYMENT OF PARTICIPANT. . . . . . . . . . . . . . . . . . . . . . .2
     2.4.   DURATION OF PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . .3
     2.5.   PARTICIPANT RESTRICTED DUE TO CONFLICT OF INTEREST . . . . . . . . . . .3
     2.6.   PARTICIPATION BY ADDITIONAL PARTICIPATING EMPLOYERS. . . . . . . . . . .4
     2.7.   SECURITIES LAW RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE  3. CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.1.   PARTICIPANT CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . .5
     3.2.   BASIC CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.3.   SUPPLEMENTAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .6
     3.4.   CONTRIBUTION AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .6
     3.5.   EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.6.   QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . .8
     3.7.   TIME FOR MAKING AND CREDITING OF CONTRIBUTIONS . . . . . . . . . . . . .8
     3.8.   CERTAIN LIMITS APPLY . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.9.   RETURN OF CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . .9
     3.10.  SPECIAL LIMITS FOR CORPORATE OFFICERS. . . . . . . . . . . . . . . . . .9

ARTICLE 4.  PARTICIPANT ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.1.   ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.2.   ADJUSTMENT OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 5.  INVESTMENT OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.1.   COMPANY STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.2.   SRP STABLE VALUE FUND. . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.3.   OTHER INVESTMENT FUNDS . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.4.   TRANSFER RESTRICTIONS APPLICABLE TO COMPANY STOCK HELD IN
            SUPPLEMENTAL CONTRIBUTION ACCOUNTS AS OF DECEMBER 31, 1995 . . . . . . 11
     5.5.   TRANSFER RESTRICTIONS APPLICABLE TO SUPPLEMENTAL CONTRIBUTION
            ACCOUNTS INVESTED IN THE FIXED INCOME OPTION OR THE GUARANTEED
            INCOME OPTION AS OF DECEMBER 31, 1995. . . . . . . . . . . . . . . . . 12
     5.6.   PRE-RETIREMENT FEATURE FOR REINVESTMENT OF COMPANY STOCK . . . . . . . 12
     5.7.   INVESTMENT ELECTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.8.   DEFAULT INVESTMENT FUND. . . . . . . . . . . . . . . . . . . . . . . . 14
     5.9.   PARTICIPANT DIRECTION OF INVESTMENTS . . . . . . . . . . . . . . . . . 14
     5.10.  DIVIDENDS ON COMPANY STOCK . . . . . . . . . . . . . . . . . . . . . . 14
     5.11.  INVESTMENT OPTIONS FOR FORMER M&R EMPLOYEES. . . . . . . . . . . . . . 15

ARTICLE 6. WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE. . . . . . . . . . . . . . 15
     6.1.   INSERVICE WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS . . . . . . . . . . . 15
     6.2.   INSERVICE WITHDRAWALS OF CERTAIN ROLLOVER CONTRIBUTIONS. . . . . . . . 18
     6.3.   WITHDRAWALS AT AGE 59-1/2 FROM A MEDISENSE TRANSFER CONTRIBUTION
            ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     6.4.   REQUIRED DISTRIBUTIONS AFTER AGE 70. . . . . . . . . . . . . . . . . . 19
     6.5.   DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER . . . . 19
     6.6.   PARTICIPANT'S CONSENT TO DISTRIBUTION OF BENEFITS AND DIRECT
            ROLLOVER NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 7.  LOANS TO PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . . . . . 20
     7.1.   IN GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     7.2.   RULES AND PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . 20
     7.3.   MAXIMUM AMOUNT OF LOAN . . . . . . . . . . . . . . . . . . . . . . . . 20
     7.4.   MINIMUM AMOUNT OF LOAN; NUMBER OF LOANS; FREQUENCY OF LOANS; FEES
            FOR LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     7.5.   NOTE; SECURITY; INTEREST . . . . . . . . . . . . . . . . . . . . . . . 21
     7.6.   REPAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     7.7.   REPAYMENT UPON DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . 21
     7.8.   DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     7.9.   NONDISCRIMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     7.10.  SOURCE OF LOAN PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 22
     7.11.  REINVESTMENT OF LOAN REPAYMENTS. . . . . . . . . . . . . . . . . . . . 22

ARTICLE 8.  BENEFITS UPON RETIREMENT, DEATH OR
             SEPARATION FROM SERVICE . . . . . . . . . . . . . . . . . . . . . . . 23
     8.1.   RETIREMENT OR SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH . . 23
     8.2.   TIME OF DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.3.   AMOUNT AND MANNER OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . 24
     8.4.   DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH. . . . . . . . . . . . . . . 26
     8.5.   DESIGNATION OF BENEFICIARY . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 9.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.1.   BOARD OF REVIEW. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.2.   ADMINISTRATOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.3.   POWERS OF ADMINISTRATOR. . . . . . . . . . . . . . . . . . . . . . . . 28
     9.4.   NONDISCRIMINATORY EXERCISE OF AUTHORITY. . . . . . . . . . . . . . . . 29
     9.5.   RELIANCE ON TABLES, ETC. . . . . . . . . . . . . . . . . . . . . . . . 29
     9.6.   CLAIMS AND REVIEW PROCEDURES . . . . . . . . . . . . . . . . . . . . . 29
     9.7.   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     9.8.   EXPENSES AND COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . 29
     9.9.   NOTICES; PARTICIPANT INFORMATION . . . . . . . . . . . . . . . . . . . 30

ARTICLE 10.  AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . 30
     10.1.  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.2.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     10.3.  DISTRIBUTIONS UPON TERMINATION OF THE PLAN . . . . . . . . . . . . . . 31
     10.4.  MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS . . . . . . . 31

ARTICLE 11.  LIMITS ON CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . 31
     11.1.  CODE SECTION 404 LIMITS. . . . . . . . . . . . . . . . . . . . . . . . 31
     11.2.  CODE SECTION 415 LIMITS. . . . . . . . . . . . . . . . . . . . . . . . 31
     11.3.  CODE SECTION 402(G) LIMITS . . . . . . . . . . . . . . . . . . . . . . 33
     11.4.  CODE SECTION 401(K)(3) LIMITS. . . . . . . . . . . . . . . . . . . . . 33
     11.5.  CODE SECTION 401(M) LIMITS . . . . . . . . . . . . . . . . . . . . . . 36
     11.6   AGGREGATION RULES. . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 12.  ROLLOVER AND TRANSFER CONTRIBUTIONS . . . . . . . . . . . . . . . . . 39
     12.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     12.2.  TRANSFER OF AMOUNT DISTRIBUTED FROM A ROLLOVER IRA . . . . . . . . . . 39
     12.3.  MONITORING OF ROLLOVERS. . . . . . . . . . . . . . . . . . . . . . . . 40
     12.4.  TRANSFER CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . 40
     12.5.  TREATMENT OF TRANSFERRED AMOUNT UNDER THE PLAN . . . . . . . . . . . . 40

ARTICLE 13.  SPECIAL TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . . . 40
     13.1.  PROVISIONS TO APPLY. . . . . . . . . . . . . . . . . . . . . . . . . . 40
     13.2.  MINIMUM CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . 40
     13.3.  SPECIAL VESTING SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . 41
     13.4.  ADJUSTMENT TO LIMITATION ON BENEFITS . . . . . . . . . . . . . . . . . 42
     13.5.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     13.6.  SEPARATE TOP HEAVY DETERMINATIONS FOR SUBSIDIARIES . . . . . . . . . . 43

ARTICLE 14.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     14.1.  EXCLUSIVE BENEFIT RULE . . . . . . . . . . . . . . . . . . . . . . . . 43
     14.2.  LIMITATION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . 43
     14.3.  NONALIENABILITY OF BENEFITS. . . . . . . . . . . . . . . . . . . . . . 44
     14.4.  CHANGES IN VESTING SCHEDULE. . . . . . . . . . . . . . . . . . . . . . 44
     14.5.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE 15.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     15.1.  "Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     15.2.  "Administrator". . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     15.3.  "Affiliated Corporation" . . . . . . . . . . . . . . . . . . . . . . . 44
     15.4.  "Annuity Starting Date". . . . . . . . . . . . . . . . . . . . . . . . 45
     15.5.  "After-Tax Contribution Account. . . . . . . . . . . . . . . . . . . . 45
     15.6.  "Alternate Payee". . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.7.  "Basic After-Tax Contribution" . . . . . . . . . . . . . . . . . . . . 45
     15.8.  "Basic After-Tax Contribution Account" . . . . . . . . . . . . . . . . 45
     15.9.  "Basic Contribution" . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.10. "Basic Pre-Tax Contribution" . . . . . . . . . . . . . . . . . . . . . 45
     15.11. "Basic Pre-Tax Contribution Account" . . . . . . . . . . . . . . . . . 45
     15.12. "Beneficiary". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.13. "Board of Directors" . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.14. "Board of Review". . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.15. "Break Year" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

     15.16. "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     15.17. "Company Stock". . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     15.18. "Compensation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     15.19. "Contribution Agreement" . . . . . . . . . . . . . . . . . . . . . . . 47
     15.20. "Corporation". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     15.21. "Co-Trustees". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     15.22. "Division" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     15.23  "Eligible Employee". . . . . . . . . . . . . . . . . . . . . . . . . . 47
     15.24. "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     15.25. "Employer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     15.26. "Employer Contributions" . . . . . . . . . . . . . . . . . . . . . . . 48
     15.27. "Employer Contribution Account". . . . . . . . . . . . . . . . . . . . 48
     15.28. "Entry Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     15.29. "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     15.30. "Highly Compensated Employee". . . . . . . . . . . . . . . . . . . . . 49
     15.31. "Hour of Service". . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     15.32. "Investment Fund". . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     15.33. "Participant". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     15.34. "Period of Credited Service" . . . . . . . . . . . . . . . . . . . . . 49
     15.35. "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     15.36. "Plan Year". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     15.37. "Point Value". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     15.38. "Pre-Tax Contribution Account" . . . . . . . . . . . . . . . . . . . . 51
     15.39. "Pre-Tax Contributions". . . . . . . . . . . . . . . . . . . . . . . . 51
     15.40. "Prior Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     15.41. "Qualified Domestic Relations Order" . . . . . . . . . . . . . . . . . 51
     15.42. "Qualified Nonelective Employer Contribution". . . . . . . . . . . . . 51
     15.43. "Regulation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     15.44. "Retirement Program" . . . . . . . . . . . . . . . . . . . . . . . . . 52
     15.45. "Rollover Contribution Account". . . . . . . . . . . . . . . . . . . . 52
     15.46. "Rollover Contribution". . . . . . . . . . . . . . . . . . . . . . . . 52
     15.47. "Section". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     15.48. "SRP Stable Value Fund". . . . . . . . . . . . . . . . . . . . . . . . 52
     15.49. "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     15.50. "Supplemental After-Tax Contribution". . . . . . . . . . . . . . . . . 52
     15.51. "Supplemental After-Tax Contribution Account". . . . . . . . . . . . . 52
     15.52. "Supplemental Contribution". . . . . . . . . . . . . . . . . . . . . . 52
     15.53. "Supplemental Pre-Tax Contribution". . . . . . . . . . . . . . . . . . 52
     15.54. "Supplemental Pre-Tax Contribution Account". . . . . . . . . . . . . . 52
     15.55. "Transfer Contribution". . . . . . . . . . . . . . . . . . . . . . . . 52
     15.56. "Transfer Contribution Account". . . . . . . . . . . . . . . . . . . . 52
     15.57. "Trust". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     15.58. "Trustee". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     15.59. "Unallocated Account". . . . . . . . . . . . . . . . . . . . . . . . . 53
     15.60. "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

     15.61. "Year of Credited Service" . . . . . . . . . . . . . . . . . . . . . . 53

                              ARTICLE 1.  INTRODUCTION

     1.1. PURPOSE. This document amends and restates the provisions of the Abbott Laboratories Stock Retirement Plan (the "Plan"), effective as of January 1, 1996. The Plan and its related Trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and 501(a), the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k), and the provisions of the Plan and Trust shall be construed and applied accordingly.

     1.2. HISTORY OF THE PRIOR PLAN. The Plan was originally established by Abbott Laboratories (the "Corporation"), effective July 9, 1951, to facilitate the retirement of eligible participating employees by providing benefits which reinforce those available to such employees under the Abbott Laboratories Annuity Retirement Plan and other Abbott Laboratories retirement benefits.

     The Plan provides an arrangement by which employees may invest in stock of the Corporation ("Company Stock") by contributing to the Abbott Laboratories Stock Retirement Trust (the "Trust") and by which the Corporation and its affiliates will encourage such investment by also making contributions to the Trust. Contributions received by the Trust from the Participants and from the Employers have been applied by the Trustee to acquire, and hold under the Trust, shares of Company Stock for the benefit of the Participants in the Plan, to the end that upon retirement or prior termination of employment, the Participants may receive a distribution of Company Stock and/or an annuity.

     On February 24, 1964, the Corporation was substituted as the employer under the M & R Retirement Investment Trust and effective as of April 1, 1969, the M & R Retirement Investment Trust was consolidated with the Plan and Abbott Laboratories Stock Retirement Trust. Special provisions relating to employees and other persons covered under the M & R Retirement Investment Trust when it was consolidated with the Plan and the Trust are set forth in Supplement A to the Prior Plan. Supplement A modified the Prior Plan and the Trust to the extent it was inconsistent with the Prior Plan and Trust.

     The Plan as in effect on January 1, 1996 applies to Eligible Employees of the Corporation and of all Subsidiaries and Divisions that participated in the Plan as of December 31, 1995. The Plan will also apply to Eligible Employees of any Subsidiary or Division that is designated by the Board of Review to participate in the Plan in accordance with Section 2.6, from and after the effective date of such designation.

     1.3. RIGHTS UNDER PRIOR PLAN. Except as otherwise specifically provided, the benefits provided under the Plan for any Participant who retired or whose employment with the Employers otherwise terminated prior to January 1, 1996 will be governed in all respects by the terms of the Prior Plan as in effect on the date of his or her retirement or other termination of employment.

                             ARTICLE 2.  PARTICIPATION

     2.1. DATE OF PARTICIPATION. Each individual who was a Participant on December 31, 1995 and is an Eligible Employee on January 1, 1996 shall continue to be a Participant in the Plan. Each other Employee shall become a Participant (a) for purposes of making Supplemental Contributions, on any Entry Date following his or her date of hire after he or she has entered into a Contribution Agreement under Section 3.4, and (b) for purposes of Basic Contributions and Employer Contributions on an Entry Date following the day he or she completes two Years of Credited Service and completes the applicable forms under Sections 2.2 and 3.4, provided in each case that he or she is an Eligible Employee on such Entry Date.

     2.2. ENROLLMENT OF PARTICIPANTS. An Eligible Employee shall become a Participant by signing an application form furnished by the Administrator within 30 days after he or she receives the application, or by such other means as the Administrator establishes for enrollment. Such application shall authorize the Participant's Employer to deduct from his or her Compensation (or reduce his or her Compensation by) the contributions required under Section 3.2 or 3.3, whichever is applicable.

     2.3. REEMPLOYMENT OF PARTICIPANT. If an Employee's employment with the Corporation, an Affiliated Corporation or a Subsidiary should terminate and such Employee is subsequently reemployed by the Corporation, an Affiliated Corporation or a Subsidiary, the following shall apply:

            (a) If the reemployment occurs before the Employee has a Break Year, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated, the period of his or her absence (but not to exceed 12 months) shall be included in his or her Period of Credited Service, and he or she will be reinstated as a Participant on his or her date of reemployment, if the Participant is an Eligible Employee on that date.

            (b) If an Employee is reemployed after a Break Year, and at the time of termination he or she was not a Participant in the Plan, then:

               (i) If the Employee's Years of Credited Service to which he or she was entitled at the time of termination exceeds his or her number of consecutive Break Years, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

               (ii) If the Employee's number of consecutive Break Years equals or exceeds the greater of 5 years or the aggregate Period of Credited Service to which he or she was entitled at the time of termination, the Employee shall be considered as a new Employee for all purposes of the Plan and any Period of Credited Service to which he or she was entitled prior to the date of termination shall be disregarded.

            (c) If an Employee is reemployed after a Break Year, and at the time of termination he or she was a Participant in the Plan, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

            (d) If a Participant is transferred or is given a leave of absence for a temporary or indefinite period for the purpose of becoming an Employee of a Subsidiary or an Affiliated Corporation which is not an Employer hereunder, and such Participant is not treated as an Eligible Employee under Section 15.23(b), he or she will continue as a Participant until his or her retirement date or earlier termination of service with the Corporation, all Affiliated Corporations and all Subsidiaries, except that during such period the Employee may not make any contributions and will not be credited with any Employer contributions except for a pro rata share of his or her Employer's contributions for the year in which the transfer is made or the leave began, as the case may be, based upon his or her own contributions and service up to the date of such transfer or the date such leave began, as the case may be. If a Participant's employment with the Corporation, all Affiliated Corporations and all Subsidiaries is terminated by reason of his or her death, retirement or otherwise while he or she is employed by the Corporation, any Affiliated Corporation or any Subsidiary which is not an Employer hereunder, the Participant will be considered to have terminated his or her employment with the Employers at the same time and for the same reason.

            (e) In the case of maternity or paternity absence (as defined below) which commences on or after January 1, 1985, an Employee shall be deemed to be employed by the Corporation, an Affiliated Corporation, or any Subsidiary (solely for purposes of determining whether the Employee has incurred a Break Year) during the calendar year following the calendar year in which his or her employment terminated. A "maternity or paternity absence" means an Employee's absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement. The Administrator may require the Employee to furnish such information as the Administrator considers necessary to establish that the employee's absence was for one of the reasons specified above.

     2.4. DURATION OF PARTICIPATION. An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions under the Plan shall be made on behalf of any Participant, unless the Participant is an Eligible Employee at the time for which the contribution or allocation is made.

     2.5. PARTICIPANT RESTRICTED DUE TO CONFLICT OF INTEREST. If a conflict of interest as defined in subsection (d) should arise with respect to any
Participant:

            (a) Such Participant shall continue as a Participant until his or her retirement date or earlier termination of service with the Employer, an Affiliated Corporation or a Subsidiary, except that during the period of such conflict of interest such Participant shall make no Basic After-Tax Contributions, such Participant's Employer shall make no Basic Pre-Tax Contributions on his or her behalf, and such Participant shall be credited with no Employer Contributions except for a pro rata share of his or her Employer's Employer Contributions for the year in which such conflict arises, based on his or her Basic Contributions and service to the date such conflict arises.

            (b) Such Participant must, within 30 days after notice from the Administrator, elect to have 100% of the value of the shares of Company Stock credited to his or her Accounts transferred to the SRP Stable Value Fund or one of the other investment options available under the Plan (other than Company Stock). If the Participant fails to make such election, such shares shall be sold and the sale proceeds shall be transferred to the default Investment Fund selected under Section 5.8. Any Basic After-Tax Contributions, Basic Pre-Tax Contributions and pro-rata Employer Contributions, any Supplemental After-Tax Contributions and Supplemental Pre-Tax Contributions designated by the Participant under Section 5.1 to be invested in shares of Company Stock, and any dividends on shares of Company Stock held in the Participant's Accounts, made for or paid during the calendar year in which such conflict of interest arises, shall likewise be transferred to the investment option the Participant selects under the first sentence of this subsection (b) or to the default Investment Fund referred to in the second sentence. These transfers shall not be subject to any of the investment restrictions or transition rules described in Sections 5.4, 5.5 or 5.6.

            (c) Such Participant may elect to make Supplemental After-Tax Contributions and Supplemental Pre-Tax Contributions during the period of such conflict of interest, notwithstanding the suspension of Basic After-Tax Contributions and Basic Pre-Tax Contributions under subsection
     (a), provided that no such contributions may be invested in shares of Company Stock.

            (d) A "conflict of interest" means a business, professional, family or other relationship involving the Participant which, as a result of statute, ordinance, regulation or generally recognized professional standard or rule requires divestiture by the Participant of shares of Company Stock. The existence or nonexistence of a conflict of interest for purposes of this Section 2.5 shall be determined by the Administrator, which determination shall be final and binding on all persons. Any determination made under this subsection (d) shall have no effect on the application of any human resources or corporate policies of any Employer regarding conflict of interest.

     2.6. PARTICIPATION BY ADDITIONAL PARTICIPATING EMPLOYERS. The Board of Review may extend the Plan to any nonparticipating Division by filing with the Trustee and the Co-Trustees a certified copy of an appropriate resolution by the Board of Review to that effect. Any Subsidiary or Affiliated Corporation may adopt the Plan and become a participating Employer hereunder by:

            (a) filing with the Board of Review, the Trustee and Co-Trustees a written instrument to that effect, and

            (b) filing with the Trustee and the Co-Trustees a certified copy of a resolution of the Board of Review consenting to such action.

At the time the Plan is extended to any Division of the Corporation or is adopted by any Subsidiary or Affiliated Corporation or any time thereafter, the Board of Review may modify the Plan or any of its terms as applied to said Division, Subsidiary, or Affiliated Corporation and its employees. The Board of Review may include in the Plan any employee of any prior separate business entity, part or all of which was acquired by or becomes a part of any Employer. To the extent and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with such prior separate business entity, part or all of which is or was acquired by, or becomes a part of any Employer, will be considered a Period of Credited Service.

     2.7.   SECURITIES LAW RESTRICTIONS.

            (a) The Administrator may, from time to time, impose such restrictions on participation in the Plan, as the Administrator deems advisable, to facilitate compliance with federal and state securities laws, to secure exemption under any rule of the Securities and Exchange Commission, or to comply with the Corporation's corporate policy with respect to "blackout periods" related to Company Stock. Such restrictions shall apply to all Participants or to such individual Participants as the Administrator shall determine in his or her sole discretion and may include but shall not be limited to (i) moratoriums on purchases, sales, withdrawals or distributions of Company Stock; (ii) moratoriums on loans and transfers into and out of Company Stock; and (iii) suspensions of Basic Contributions and Supplemental Contributions allocated to Company Stock.

            (b) Any Participant for whom Basic Contributions are suspended under Section 2.7(a) may elect to make or continue making Supplemental Contributions, provided that no such contributions may be invested in shares of Company Stock.

                             ARTICLE  3. CONTRIBUTIONS

     3.1. PARTICIPANT CONTRIBUTIONS. Except as provided in Sections 2.5 and 2.7, each Participant who has satisfied the eligibility requirements of
Section 2.1(b) may have Basic Contributions made to the Plan on his or her behalf as described in Section 3.2. Each Participant who has satisfied the eligibility requirements of Section 2.1(a) may elect to have Supplemental Contributions made to the Plan on his or her behalf as described in Section
3.3 at any time after his or her date of hire; provided, however, that if the Participant is eligible to make Basic Contributions, he or she may make Supplemental Contributions only if Basic Contributions are concurrently being made.

     3.2. BASIC CONTRIBUTIONS. Except as provided in Section 2.5, each Participant who is an Eligible Employee may enter into a Contribution Agreement with the Employer under which the Participant's Compensation for each pay period shall be reduced by 2%, and the Employer will contribute to the Trust an equal amount as a Basic Pre-Tax Contribution, or as a Basic After-Tax Contribution, as the Participant elects. For purposes of this
Section 3.2, Compensation shall be limited to that portion of his or her Compensation as is determined from time to time by the Board of Directors or the Board of Review. Each Participant who makes such contributions shall be eligible to share in the Employer Contributions under Section 3.5.

     3.3. SUPPLEMENTAL CONTRIBUTIONS. If a Participant has made the Basic Contributions required under Section 3.2 (or is not yet eligible to make such contributions because he or she has not completed two Years of Credited Service), he or she may make Supplemental Contributions in an amount equal to an additional 1% to 10% of his or her Compensation as

Supplemental Pre-Tax Contributions and an additional 1% to 10% of his or her Compensation as Supplemental After-Tax Contributions; provided that the aggregate Supplemental Contributions shall not exceed 16% of the Participant's Compensation, and all Supplemental Contributions shall be multiples of 1% of the Participant's Compensation. The Participant shall elect in the Contribution Agreement described in Section 3.4 to make such contributions as Supplemental Pre-Tax Contributions, as Supplemental After-Tax Contributions, or both, as applicable. No Employer Contributions under Section 3.5 shall be made with respect to such Supplemental Contributions.

     3.4. CONTRIBUTION AGREEMENTS. Each Contribution Agreement shall be on a form prescribed or approved by the Administrator or in such manner as the Administrator finds acceptable, and may be entered into, changed or revoked by the Participant, with such prior notice as the Administrator may prescribe, as of the first day of any pay period with respect to Compensation payable thereafter. A Contribution Agreement shall be effective with respect to Compensation payable to a Participant after the date determined by the Administrator, but not earlier than the date the Agreement is entered into. The Administrator may reject, amend or revoke the Contribution Agreement of any Participant if the Administrator determines that the rejection, amendment or revocation is necessary to ensure that the limitations referred to in
Section 3.8 and Article 11 are not exceeded.

     3.5. EMPLOYER CONTRIBUTIONS. For each Plan Year beginning in or after 1996, the Employers shall make Employer Contributions to the Trust for the benefit of each Participant who is an Eligible Employee at any time during the Plan Year and on whose behalf Basic Contributions have been made at any time during the Plan Year. The amount of Employer Contributions made by the Employers for a Plan Year shall be that amount allocated to the Plan under
Section 1.4 of the Preamble to the Abbott Laboratories Stock Retirement Program for such Plan Year.

     The Employers may contribute from time to time to the Unallocated Account a portion of the estimated Employer Contributions for the Plan Year. The Trustee shall invest such funds in Company Stock periodically in accordance with stock trading procedures established by the Co-Trustees and agreed to by the Trustee. All dividends paid during the year on the Company Stock thus purchased and held in the Unallocated Account and other income received on Employer Contributions held in the Unallocated Account pending investment in Company Stock shall be used to purchase additional Company Stock to the extent such funds are not used to pay Plan expenses and/or Under-Payment Expenses (where Under-Payment Expenses mean the correction of the under-payment of contributions to the Accounts of Participants due to system or administrative errors, which correction shall be in accordance with administrative procedures established by the Administrator).

     After the amount of Employer Contributions for the Plan Year has been determined, the Employers shall pay the remaining Employer Contributions to the Trust within 90 days after the end of the Plan Year. The Company Stock purchased with such additional Employer Contributions and all shares of Company Stock then held in the Unallocated Account shall be allocated among the accounts of the eligible Participants as of the last day of the Plan Year, based on the value of the Participant's earnings points and service points determined as follows:

            (a) One earnings point will be allocated to each eligible Participant for each $2 of Basic Contributions made on his or her behalf during the Plan Year;

            (b) Five service points will be allocated to each eligible Participant for each Full Year of Credited Service he or she has earned as of the end of the Plan Year, not to exceed 175 service points;

            (c) A Participant who dies, retires under the Abbott Laboratories Annuity Retirement Plan, or terminates employment with an Employer on account of total disability for which benefits are payable under the Abbott Laboratories Extended Disability Plan, at any time during the Plan Year, will be considered as having continued to be employed until December 31 of that Year and will thus earn a Year of Credited Service for purposes of subsection (b);

            (d) A Participant who separates from service with the Corporation, all Affiliated Corporations and all Subsidiaries for any reason other than death, disability or retirement, at any time during the Plan Year, will be allocated a pro rata portion of the service points the Participant would have received had the Participant continued to be employed until December 31 of that Year, prorated based on the months during the Plan Year prior to the Participant's separation from service, and will thus earn a partial Year of Credited Service for purposes of subsection (b);

            (e) A Participant who is transferred or given a leave of absence in circumstances described in Section 2.3(d) above, at any time during the Plan Year, will be allocated a pro rata portion of the service points the Participant would have received had the Participant continued until December 31 of that year, prorated based on the Participant's service up to the date of such transfer or the date such leave began, as the case may be, and will thus earn a partial Year of Credited Service for purposes of subsection (b);

            (f) If (i) a Participant retires under the Abbott Laboratories Annuity Retirement Plan and elects to receive the distribution of his or her Accounts during the same Plan Year, (ii) a Participant dies during the Plan Year and the Beneficiary elects to take a distribution of the Participant's Accounts during the same Plan Year; or (iii) a Participant separates from service during the Plan Year for reasons other than retirement or death and does not elect to defer his distribution to a later Plan Year, the Employer Contribution due in each case for the Plan Year shall be calculated using the Point Value determined for the prior Plan Year and allocated to the applicable Participant's Employer Contribution Account. If a Participant or Beneficiary who becomes eligible for a distribution during the Plan Year does not take a distribution during the same Plan Year as described in the prior sentence, the Employer Contribution which would be allocable to his or her Accounts shall be determined and allocated as of the end of the Plan Year under Subsection 3.5(g) below, as if the Participant were actively employed as of the last day of the Plan Year, but shall be calculated as described in (a)-(e) above based on the service recognized therein.

            (g) The amount of the Company Stock which will be allocated as of the end of the Plan Year to the Employer Contribution Account of each eligible Participant for such Plan Year shall be determined by multiplying the aggregate cost (after adding earnings and deducting expenses as herein permitted) of the Company Stock held in the Unallocated Account at the end of the Plan Year by a fraction, the numerator of which is the sum of the Participant's earnings points and service points as of the end of the Plan Year and the denominator of which is the aggregate of all earnings points and all service points for all eligible Participants as of the end of such Plan Year (less the points attributable to Participants to whom or on whose behalf distributions are made during the Plan Year). Once the portion of the aggregate cost which is attributable to each eligible Participant is determined, the applicable number of shares represented by such cost shall be allocated to the Participant's Employer Contribution Account.

     3.6. QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS. At the direction of the Corporation, an Employer may make Qualified Nonelective Employer Contributions to the Trust for a Plan Year either (a) on behalf of all Participants for whom Pre-Tax Contributions are made for the Plan Year, or
(b) on behalf of only those Participants for whom Pre-Tax Contributions for the Plan Year are made and who are not Highly Compensated Employees for the Plan Year, as the Board of Review shall determine. Such Qualified Nonelective Employer Contributions shall be made only if, when they are combined with all employer contributions to all plans which form a part of the Abbott Laboratories Stock Retirement Program, the aggregate employer contributions of the Employers for the Plan Year to all such plans do not exceed 7.5 percent of the declared dividends of the Corporation for the Plan Year. Except as otherwise expressly provided for, any Qualified Nonelective Employer Contribution shall be treated as a Pre-Tax Contribution for all purposes under the Plan. Qualified Nonelective Employer Contributions may be made pursuant to this Section 3.6, (i) with respect only to Participants who are employed by any Subsidiary which is not an Affiliated Corporation, (ii) with respect only to Participants who are employed by Employers which are Affiliated Corporations, or (iii) with respect to Participants described in both (i) and (ii).

     3.7. TIME FOR MAKING AND CREDITING OF CONTRIBUTIONS. Basic and Supplemental Pre-Tax and After-Tax Contributions will be withheld from the Participants' Compensation through payroll deductions and will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Employers, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. Such contributions will be credited to the Participants' respective Pre-Tax Contribution and After-Tax Contribution Accounts as of the earlier of
(a) the date such contributions are received by the Trust and (b) the last day of the Plan Year in which the Compensation is paid. In addition and subject to the limits provided in Section 3.3, a Participant may make Supplemental After-Tax Contributions by delivering to the Trustee, a certified check in the amount of such contribution and the contribution shall be credited to the Participant's Supplemental After-Tax Contribution Account as of the date it is received by the Trustee. Any Employer Contributions or Qualified Nonelective Employer Contributions for a Plan Year will be contributed to the Trust at such time as the Corporation determines, but no later than the time prescribed by law (including extensions) for filing the Corporation's federal income tax return for its taxable year in or with which the Plan Year ends. Such contributions will be credited to the Employer Contribution Accounts or Pre-Tax Contribution Accounts, respectively, of Participants on whose behalf they are made at such time as the Corporation determines, but no later than the last day of such Plan Year.

     3.8. CERTAIN LIMITS APPLY. All contributions to this Plan are subject to the applicable limits set forth under Code sections 401(k), 401(m), 402(g), 404, and 415, as further described in

Article 11.

     3.9. RETURN OF CONTRIBUTIONS. No property of the Trust or contributions made by the Employers pursuant to the terms of the Plan shall revert to the Employers or be used for any purpose other than providing benefits to Eligible Employees or their Beneficiaries and defraying the expenses of the Plan and the Trust, except as follows:

            (a) Upon request of the Corporation, contributions made to the Plan before the issuance of a favorable determination letter by the Internal Revenue Service with respect to the initial qualification of the Plan under Section 401(a) of the Code may be returned to the contributing Employer, with all attributable earnings, within one year after the Internal Revenue Service refuses in writing to issue such a letter.

            (b) Any amount contributed under the Plan by an Employer by a mistake of fact as determined by the Employer may be returned to such Employer upon its request, within one year after its payment to the Trust.

            (c) Any amount contributed under the Plan by an Employer on the condition of its deductibility under Section 404 of the Code may be returned to such Employer upon its request, within one year after the Internal Revenue Service disallows the deduction in writing.

            (d) Earnings attributable to contributions returnable under paragraph (b) or (c) shall not be returned to the Employer, and any losses attributable to those contributions shall reduce the amount returned.

In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     3.10. SPECIAL LIMITS FOR CORPORATE OFFICERS. Notwithstanding any other provision of the Plan, the Administrator may, from time to time, impose additional limits on the percentages of Compensation which may be contributed to the Plan by, or on behalf of, Corporate Officers, provided that such additional limits are lower than the limits applicable to other Participants. The amount and terms of such limits shall be determined by the Administrator in its sole discretion, need not be the same for all Corporate Officers and may be changed or repealed by the Administrator at any time. For purposes of this Section 3.10, the term "Corporate Officer" shall mean an individual elected an officer of the Corporation by its Board of Directors but shall not include assistant officers.

                         ARTICLE 4.  PARTICIPANT ACCOUNTS

     4.1. ACCOUNTS. The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant a Basic After-Tax Contribution Account, a Basic Pre-Tax Contribution Account, a Supplemental After-Tax Contribution Account, a Supplemental

Pre-Tax Contribution Account, an Employer Contribution Account, a Rollover Contribution Account (if applicable), a Transfer Contribution Account (if applicable) and such other accounts or sub-accounts as the Administrator in its discretion deems appropriate. All such Accounts shall be referred to collectively as the "Accounts".

     4.2. ADJUSTMENT OF ACCOUNTS. Except as provided in the following sentence, as of each Valuation Date, the Administrator or Trustee, as the case may be, shall adjust the balances of each Account maintained under the Plan on a uniform and consistent basis to reflect the contributions, distributions, income, expense, and changes in the fair market value of the assets attributable to such Account since the prior Valuation Date, in such reasonable manner as the Administrator or Trustee, as the case may be, shall determine. Employer Contributions made to the Unallocated Account, Company Stock acquired under Section 3.5 with such Employer Contributions, and dividends paid on such Company Stock will not be valued as of each Valuation Date, but will be allocated to the Participants' Accounts only as of the end of the Plan Year in accordance with Section 3.5 and thereafter such amounts will be valued in accordance with the first sentence of this Section 4.2. Notwithstanding any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Trust will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes made pursuant to Section
5.7 shall be effective upon receipt by the Daily Pricing Media. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this Section 4.2 shall apply only to the extent, if any, that assets of the Trust are not invested in Daily Pricing Media.

                         ARTICLE 5.  INVESTMENT OF ACCOUNTS

     5.1. COMPANY STOCK. All Basic Contributions and Employer Contributions shall be invested in shares of Company Stock. A Participant may also direct that some or all of his or her Supplemental Contributions, Rollover Contributions (if applicable) or Transfer Contributions (if applicable) be invested in shares of Company Stock. Company Stock shall be purchased and sold by the Trustee on the open market or from the Corporation in accordance with stock trading procedures established by the Co-Trustees and agreed to by the Trustee.

     5.2. SRP STABLE VALUE FUND. All funds invested in the Fixed Income Option and the Guaranteed Income Option under the Prior Plan as of December 31, 1995 shall be invested in the SRP Stable Value Fund on and after January 1, 1996, unless and until such funds are transferred to another Investment Fund described in Section 5.3. A Participant may direct that some or all of his or her Supplemental Pre-Tax Contribution Account or Supplemental After-Tax Contribution Account be transferred to and invested in the SRP Stable Value Fund, subject to the transition rules described in Section 5.4. In addition, a Participant may direct that some or all of his or her Supplemental Contributions, Rollover Contributions, or Transfer Contributions made on or after January 1, 1996 be invested in the SRP Stable Value Fund.

     5.3. OTHER INVESTMENT FUNDS. The Co-Trustees may, from time to time, direct the Trustee to establish one or more Investment Funds, which may include registered investment companies (including those for which the Trustee or an affiliate is the investment advisor, principal underwriter or distributor), group trusts for the collective investment of pension and profit sharing plans which are qualified under section 401(a) of the Code, and other pooled Investment Funds. A Participant may invest some or all of his or her Supplemental Contributions, Rollover Contributions or Transfer Contributions made on or after January 1, 1996 in one or more of the Investment Funds available under the Plan in such increments and in such manner as the Co-Trustees and the Trustee establish in investment procedures. To the extent permitted by Sections 5.4, 5.5 and 5.6, a Participant may instruct the Trustee that amounts held in his or her Accounts that are invested in Company Stock or in the SRP Stable Value Fund be transferred to and invested in one or more of the Investment Funds established under this
Section 5.3. Any amounts held in a Participant's Accounts that are not otherwise restricted as to investment under Section 5.1, 5.2, 5.4, 5.5 or 5.6 may be invested or reinvested in Company Stock or any of the Investment Funds then available under the Plan in accordance with the procedures established under Section 5.7.

     5.4. TRANSFER RESTRICTIONS APPLICABLE TO COMPANY STOCK HELD IN SUPPLEMENTAL CONTRIBUTION ACCOUNTS AS OF DECEMBER 31, 1995. Effective April 3, 1996 (or on such subsequent date as the Administrator determines in his or her sole discretion), a Participant (who is not eligible for the Pre-Retirement Feature described in Section 5.6) may direct the Trustee to sell a portion of the shares of Company Stock held in his or her Supplemental Pre-Tax Contribution Account or Supplemental After-Tax Contribution Account ("Supplemental Contribution Accounts") as of December 31, 1995 (as adjusted for subsequent stock dividends and splits) ("Transition Shares") and reinvest the proceeds in the SRP Stable Value Fund or in one or more of the other Investment Funds described in Section 5.3. The amount of the Transition Shares that shall be available for reinvestment (the "unrestricted amount") shall be determined in accordance with the following transition rules:

            (a) 1996. Effective April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 20% of the Participant's Transition Shares.

            (b) 1997. Effective January 1, 1997 (or such earlier date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 40% of the Participant's Transition Shares (less the number of such Shares sold pursuant to subsection (a) above).

            (c) 1998. Effective January 1, 1998 (or such earlier date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 60% of the Participant's Transition Shares (less the number of such Shares sold pursuant to subsections (a) or (b) above).

            (d) 1999. Effective January 1, 1999 (or such earlier date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 80% of the Participant's Transition Shares (less the number of such Shares sold pursuant to subsections (a), (b) or (c) above).

            (e) 2000. Effective January 1, 2000 (or such earlier date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 100% of the Participant's Transition Shares.

All dividends received on Transition Shares after January 1, 1996 shall be treated as unrestricted and may be invested in any of the Investment Funds then available under the Plan.

     The restrictions and transition rules described in this Section 5.4 shall apply to all active Participants, all Participants who terminated employment (other than those Participants who retired under the Abbott Laboratories Annuity Retirement Plan), all Beneficiaries of Participants who died while employed or after termination of employment (other than Beneficiaries of Participants who retired under the Abbott Laboratories Annuity Retirement Plan) and all Alternate Payees.

     5.5. TRANSFER RESTRICTIONS APPLICABLE TO SUPPLEMENTAL CONTRIBUTION ACCOUNTS INVESTED IN THE FIXED INCOME OPTION OR THE GUARANTEED INCOME OPTION AS OF DECEMBER 31, 1995. A Participant's Supplemental Contribution Accounts that were invested in the Fixed Income Option or Guaranteed Income Option as of December 31, 1995 (the "Transition Amount") and which will be held in the SRP Stable Value Fund as of January 1, 1996 will be considered restricted as to investment, subject to the transition rules described in this Section 5.5. A portion of the Transition Amount shall become unrestricted (the "unrestricted amount") and, at any time after April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion), may be reinvested in one or more of the other Investment Funds described in Section 5.3 as follows:

            (a) Effective April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion), the unrestricted amount will be 20% of the Participant's Transition Amount.

            (b) Effective October 1, 1996, the unrestricted amount will be 100% of the Participant's Transition Amount.

     All interest paid in the SRP Stable Value Fund after January 1, 1996 on Transition Amounts shall be treated as unrestricted as to investment and may be invested in any of the Investment Funds then available under the Plan.

     The restrictions and transition rules described in this Section 5.5 shall apply to all Participants.

     5.6. PRE-RETIREMENT FEATURE FOR REINVESTMENT OF COMPANY STOCK. Effective April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion) and notwithstanding the provisions of Section 5.4 above, a Participant who has attained age 50 prior to January 1, 1996 or who will attain age 50 during the 1996 calendar year, may direct the Trustee to sell all or a portion of the Company Stock held in his or her Accounts as of January 1, 1996 (the "PRF Shares") and reinvest the proceeds in the SRP Stable Value Fund or in any of the other Investment Funds described in Section 5.3. The amount that shall be available for reinvestment (the "unrestricted amount") shall be determined in accordance with the following transition rules:

            (a) APRIL 3, 1996. Effective April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 25% of the PRF Shares.

            (b) JUNE 6, 1996. Effective June 6, 1996 (or such earlier date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 50% of the PRF Shares (less the number of such Shares sold pursuant to subsection (a) above).

            (c) AUGUST 8, 1996. Effective August 8, 1996 (or such earlier date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 75% of the PRF Shares (less the number of such Shares sold pursuant to subsections (a) and (b) above).

            (d) OCTOBER 3, 1996. Effective October 3, 1996 (or such earlier date as the Administrator determines in his or her sole discretion), the unrestricted amount shall be 100% of the PRF Shares.

Effective January 1, 1997 and notwithstanding the provisions of Section 5.4 above, a Participant who attains age 50 may direct the Trustee to liquidate all or a portion of the Company Stock held in his or her Accounts and reinvest the proceeds in the SRP Stable Value Fund or in any of the other Investment Funds described in Section 5.3. Once a Participant becomes subject to the provisions of this Section 5.6, the provisions of Section 5.4 shall no longer apply to such Participant.

     Basic Contributions and Employer Contributions made to the Plan with respect to a Participant who is eligible for the Pre-Retirement Feature described in this Section 5.6 shall continue to be invested initially in shares of Company Stock, but will be available for reinvestment in the SRP Stable Value Fund or in any of the other Investment Funds described in
Section 5.3 in accordance with the procedures established under Section 5.7.

     The restrictions and transition rules described in this Section 5.6 shall apply to the Accounts of all Participants, including, but not limited to, those who have retired under the Abbott Laboratories Annuity Retirement Plan.

     5.7. INVESTMENT ELECTIONS. Subject to Sections 5.1, 5.2, 5.4, 5.5 and 5.6, a Participant, Beneficiary or Alternate Payee may make or change investment instructions with respect to the portion of the Accounts over which he or she has investment direction at such times and at such frequency as the Administrator shall permit in accordance with investment procedures established for the Plan. Such investment instructions shall be in writing or in such other form as is acceptable to the Trustee.

     5.8. DEFAULT INVESTMENT FUND. The Administrator shall from time to time identify one or more of the Investment Funds as the default Investment Fund into which all contributions, for which the Participant has the right to direct investment, shall be invested if the Participant fails to provide complete and clear investment instructions for such contributions. Such contributions shall remain in the default Investment Fund until the Trustee receives investment instructions from the Participant in a form acceptable to the Trustee.

     5.9.   PARTICIPANT DIRECTION OF INVESTMENTS.  To the extent that this
Article 5 does not prohibit a Participant, Beneficiary or Alternate Payee from directing the investment of his or her Accounts, the Plan is intended to be a participant-directed plan and to comply with the requirements of ERISA Section 404(c) and the Department of Labor
Regulations 2550.404c-1 as a participant-directed plan.  To the extent this
Section 5.9 applies, the Administrator shall direct the Trustee from time to time with respect to such investments pursuant to the instructions of the Participant (or, if applicable, the Alternate Payee, or the deceased Participant's Beneficiary), but the Trustee may refuse to honor any investment instruction if such instruction would cause the Plan to engage in a prohibited transaction (as described in Code section 4975(c)) or cause the Trust to be subject to income tax. The Administrator shall prescribe the form upon which, or such other manner in which such instructions shall be made, as well as the frequency with which such instructions may be made or changed and the dates as of which such instructions shall be effective. The Board of Review reserves the right to amend the Plan to remove the right of Participants, Beneficiaries or Alternate Payees to give investment instructions with respect to their Accounts. Nothing contained herein shall provide for the voting of shares of Company Stock by any Participant, Beneficiary or Alternate Payee, except as otherwise provided in the Trust.

     5.10. DIVIDENDS ON COMPANY STOCK. Except with respect to shares of Company Stock acquired during the Plan Year and held in the Unallocated Account, cash dividends on shares of Company Stock shall be credited to the applicable Accounts in which the shares are held and cash proceeds from the sale of any rights or warrants received with respect to such Stock shall be invested in shares of Company Stock when such dividends or proceeds are received by the Trust, and thereafter such shares shall be credited to such Accounts based on the average cost of all shares purchased with such dividends or proceeds. Stock dividends or "split-ups" and rights or warrants appertaining to such shares shall be credited to the applicable Accounts when received by the Trust. Cash dividends received with respect to the shares of Company Stock held in the Unallocated Account and cash proceeds from the sale of rights or warrants received with respect to shares of Company Stock held in the Unallocated Account and cash proceeds from the sale of rights or warrants received with respect to such Company Stock shall be reinvested in Company Stock and allocated under Section 3.5, to the extent not used to pay expenses of the Plan and/or Under-Payment Expenses as defined in Section 3.5. Any stock dividends or "split-ups" (and any rights or warrants unless sooner sold) appertaining to shares of Company Stock held in the Unallocated Account will be held in the Unallocated Account until the end of the Plan Year and allocated under Section 3.5.

     5.11. INVESTMENT OPTIONS FOR FORMER M&R EMPLOYEES. Effective April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion), Participants (and any Beneficiaries of deceased Participants or Alternate Payees with respect to such Participants or deceased Participants) who have Accounts formerly held in the M&R Retirement Trust ("M & R Accounts") and who had special investment options described in Supplement A of the Prior Plan, shall reinvest their Accounts in one or more of the investment options described in Section 5.1, 5.2 and 5.3. If at the end of the transition period established by the Administrator for such reinvestment, any portion of a such M & R Accounts has not been reinvested pursuant to the prior sentence, then the Administrator shall direct the Trustee to liquidate the investments in such Accounts and transfer the proceeds to one or more default investment funds designated by the Administrator.

              ARTICLE 6. WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE

     6.1. INSERVICE WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS. For purposes of Code Section

72, all amounts held in a Participant's After-Tax Contribution Accounts that are attributable to Basic or Supplemental After-Tax Contributions made after 1986 (including earnings) shall be considered a "separate contract". In addition, for purposes of applying the withdrawal provisions set forth in this Section 6.1(a), (b) and (c), a Participant's Accounts containing Company Stock shall be separate and distinct from all other Investment Funds in such Accounts, such that a Participant can elect under Sections 6.1(a), (b) and
(c) to withdraw all of the Participant's Company Stock without withdrawing any of the other Investment Funds or all of the Participant's Investment Funds (in other than Company Stock) without withdrawing any Company Stock, or any combination of Company Stock or other Investment Funds as the Participant may elect. If the Participant's non-Company Stock funds are in more than one Investment Fund, then such withdrawal shall be made proportionately from all such Investment Funds. Subject to the foregoing, a Participant may elect to take a withdrawal from his or her After-Tax Contribution Accounts in accordance with the following conditions and order of priority:

            (a) PRE-1987 SUPPLEMENTAL AND BASIC AFTER-TAX CONTRIBUTIONS. A Participant may withdraw from the Trust (i) in cash, any or all of his or her Supplemental and Basic After-Tax Contributions made prior to 1987 and/or (ii) some or all of the shares of Company Stock purchased with such After-Tax Contributions. If the Participant elects to receive any withdrawal in Company Stock or cash from Company Stock, such amounts will be withdrawn (i) from the Company Stock in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Company Stock in the Basic After-Tax Contribution Account until exhausted. If the Participant elects to receive any withdrawal in cash from the Investment Funds (other than Company Stock), such amounts shall be withdrawn (i) from the Investment Funds (other than Company Stock) in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Investment Funds (other than Company Stock) in the Basic After-Tax Contribution Account until exhausted.

            (b)  POST-1986 SUPPLEMENTAL AND BASIC AFTER-TAX CONTRIBUTIONS (FIVE
     YEARS CREDITED SERVICE REQUIRED).   A Participant who has completed five or
     more Years of Credited Service and who has withdrawn all of his or her pre-1987 Supplemental and Basic After-Tax Contributions under subsection
     (a) may then withdraw from the Trust any or all of his or her Supplemental and Basic After-Tax Contributions made after 1986 and earnings thereon. Withdrawals under this subsection (b) may be in cash or shares of Company Stock but shall not exceed the value of the Supplemental and Basic After-Tax Contribution Accounts that is attributable to the Participant's After-Tax Contributions made after 1986. If the Participant elects to receive any withdrawal in Company Stock or cash from Company Stock, such amounts will be withdrawn (i) from the Company Stock in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Company Stock in the Basic After-Tax Contribution Account until exhausted. If the Participant elects to receive any withdrawal in cash from the Investment Funds (other than Company Stock), such amounts shall be withdrawn (i) from the Investment Funds (other than Company Stock) in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Investment Funds (other than Company Stock) in the Basic After-Tax Contribution Account until exhausted.

            (c)  POST-1986 SUPPLEMENTAL AFTER-TAX CONTRIBUTIONS (LESS THAN FIVE
     YEARS CREDITED SERVICE REQUIRED).   A Participant who has not completed
     five or more Years of Credited Service and who has withdrawn all of his or her pre-1987 After-Tax Contributions (if any) under subsection (a) may then withdraw from the Trust any or all of his or her Supplemental After-Tax Contributions made after 1986 and earnings thereon. Withdrawals under this subsection (c) may be in cash or shares of Company Stock but shall not exceed the value of the Supplemental After-Tax Contribution Account that is attributable to the Participant's Supplemental After-Tax Contributions made after 1986. If the Participant elects to receive any withdrawal in Company Stock (or cash from Company Stock) such amount will be withdrawn from the Company Stock in the Supplemental After-Tax Contribution Account until exhausted. If the Participant elects to receive any withdrawal in Investment Funds (other than Company Stock), such amount will be withdrawn from the Investment Funds (other than Company Stock) in the Supplemental After-Tax Contribution Account.

            (d) REMAINDER OF AFTER-TAX CONTRIBUTION ACCOUNTS. A Participant, who has withdrawn all of his or her After-Tax Contributions available under subsections (a), (b) and (c) in both Company Stock and in Investment Funds (other than Company Stock), may then withdraw from the Trust any or all of the amount remaining in his or her After-Tax Contribution Accounts (other than the Basic After-Tax Contribution Account, in the case of a Participant who has not completed five or more Years of Service).

            (e) SOURCE OF WITHDRAWN AMOUNTS. If the Participant elects to receive his or her withdrawal in shares of Company Stock held in his or her After-Tax Contribution Accounts, whole shares shall be distributed and the value of a fractional share necessary to exhaust the Company Stock allocated to such Accounts shall be distributed in cash.

            (f) PRE-1987 SHARES. (i) For purposes of Section 6.1(a), shares of Company Stock purchased with a Participant's Supplemental After-Tax Contribution made prior to 1987 shall be determined as follows:

               (A) FIRST, the average cost to the Trust of all unwithdrawn shares of Company Stock purchased with Participant's Supplemental After-Tax Contributions made prior to 1987 and related dividends shall be established.

               (B) NEXT, the total of the Participant's unwithdrawn Supplemental After-Tax Contributions made prior to 1987 and applied to the purchase of Company Stock (net of any such amounts that have been reinvested in Investment Funds other than Company Stock) shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares of Company Stock purchased with the Participant's Supplemental After-Tax Contributions prior to 1987.

               (ii) For purposes of Section 6.1(a), shares of Company Stock purchased with a Participant's Basic After-Tax Contributions made prior to 1987 shall be determined as follows:

                    (A) FIRST, the average cost to the Trust of all unwithdrawn shares of Company Stock purchased with the Participant's Basic After-Tax Contributions and Employer contributions made prior to 1987 and related dividends shall be established.

                    (B) NEXT, the total of the Participant's unwithdrawn Basic After-Tax Contributions made prior to 1987 and applied to the purchase of Company Stock (net of any such amounts that have been reinvested in Investment Funds other than Company Stock) shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares purchased with the Participant's Basic After-Tax Contributions made prior to 1987.

               (iii) For purposes of determining a Participant's unwithdrawn Basic After-Tax Contributions and Supplemental After-Tax Contributions made prior to 1987, any shares of Company Stock purchased with the Participant's Supplemental After-Tax Contributions made prior to 1987 that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph (i)(A) above as of such date, and any shares of Company Stock purchased with the Participant's Basic After-Tax Contributions made prior to 1987 that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph (ii)(A) above as of such date.

            (g)  WITHDRAWAL PROCEDURES.  The foregoing provisions of this
     Section 6.1 are subject to the following:

               (i) Shares of Company Stock and other amounts that are withdrawn by a Participant under this Section 6.1 shall be charged to his or her respective After-Tax Contribution Account.

               (ii) No more than one withdrawal may be elected in any ninety-day period; provided, however, that the Administrator, in his or her sole discretion, may waive this limitation in unusual cases.

               (iii) Distribution of the shares of Company Stock or other amounts a Participant elects to withdraw under this Section 6.1 shall be made within such time period and in accordance with the procedures established by the Administrator and agreed to by the Trustee. If the Participant dies prior to the time distribution of such shares or amounts is made, distribution shall be made to the Participant's Beneficiary in the same manner as other distributions from the Trust.

               (iv) Each request for a withdrawal shall be filed with the Administrator, shall specify either the dollar amount or the share amount (or both) to be withdrawn, the value of which amount shall not be less than $500, and may not be revoked, amended or changed by the Participant after it is filed. The Participant shall indicate in his or her withdrawal request whether the withdrawal is to be made in cash or shares of Company Stock.

               (v) Any check or certificate fees associated with a withdrawal will be charged to the Participant's Account.

               (vi) Withdrawals under this Section 6.1 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

               (vii) Any shares of Company Stock that are withdrawn shall be considered as having been withdrawn at the average cost, as of the date of the withdrawal, of the shares of Company Stock reflected in the Account from which they were withdrawn.

            (h) WITHDRAWAL PRIORITY. Withdrawals under this Section 6.1 may be in a different order of priority and subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

     6.2. INSERVICE WITHDRAWALS OF CERTAIN ROLLOVER CONTRIBUTIONS. A Participant who is a MediSense Employee (as defined in Section 15.34(e)) and for whom the Plan maintains a MediSense Rollover Contribution Account (as defined below) may withdraw funds from his or her MediSense Rollover Contribution Account; provided, however, that the Participant may request only two such withdrawals in any Plan Year and that each withdrawal be made in accordance with such administrative rules and practices as may be adopted by the Administrator. The term "MediSense Rollover Contribution Account" shall mean a rollover contribution account that was previously maintained for the Participant under the MediSense 401(k) plan and that was established under the Plan in connection with the transfer of the plan assets of the MediSense 401(k) plan to the Plan.

     6.3. WITHDRAWALS AT AGE 59-1/2 FROM A MEDISENSE TRANSFER CONTRIBUTION ACCOUNT. Upon having reached age 59-1/2, a Participant who is a MediSense Employee (as defined in Section 15.34(e)) and for whom the Plan maintains a MediSense Transfer Contribution Account (as defined below) may withdraw funds from his or her MediSense Transfer Contribution Account. Each withdrawal described in this section shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator. The term "MediSense Transfer Contribution Account" shall mean a Transfer Contribution Account maintained for the Participant under the Plan in connection with the transfer of the plan assets of the MediSense 401(k) plan to the Plan. The term "MediSense Account" shall mean both a MediSense Transfer Contribution Account and a MediSense Rollover Contribution Account.

     6.4. REQUIRED DISTRIBUTIONS AFTER AGE 70. Except as provided in the next sentence, a Participant who remains an Employee on or after his or her "required beginning date" (within the meaning of Code section 401(a)(9)) while an Employee shall receive a distribution of the full value of his or her Accounts as of the date any distribution under Code section 401(a)(9) would be required. Any Participant (other than a 5% owner of the Corporation, an Affiliated Corporation, or a Subsidiary in the year such owner attains age 66 and any subsequent year) who attained age 70 before January 1, 1988 may defer receipt of the distributions under this Section 6.4 until the April 1 following the calendar year in which he or she retires or attains age 70, whichever is later. Each distribution described in this
Section 6.4 shall be made at the latest
possible date permitted under Code section 401(a)(9) and Regulations thereunder and in accordance with such administrative rules and practices as may be adopted by the Administrator.

     6.5. DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER. To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant's Accounts to Alternate Payees named in such order in a manner consistent with the distribution options otherwise available under this Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

     6.6. PARTICIPANT'S CONSENT TO DISTRIBUTION OF BENEFITS AND DIRECT ROLLOVER NOTICE. If a Participant receives a withdrawal under Section 6.1, 6.2, 6.3, or 6.4 or an Alternative Payee receives a distribution under
Section 6.5, no distribution may be made unless:

            (a) between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant or the Alternate Payee (whichever is applicable) in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 and provides the Participant or the Alternate Payee (whichever is applicable) with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan including the right to make a direct rollover under Section 8.3(d); and

            (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator. Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator. The Participant may waive the 30-day notice period described in (a) above.

                         ARTICLE 7.  LOANS TO PARTICIPANTS

     7.1. IN GENERAL. Upon the request of an Eligible Borrower on a form approved or procedure prescribed by the Administrator and subject to the conditions of this Article, the Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower. For purposes of this Article, an "Eligible Borrower" is:

            (a)  a Participant who is an Eligible Employee; or

            (b) a Participant who is a former Employee and is a "party in interest" within the meaning of ERISA section 3(14); or

            (c) a deceased Participant's Beneficiary who has not yet received the entire vested portion of the Participant's Accounts and who is a "party in interest" as described in (b) above.

     7.2. RULES AND PROCEDURES. The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as he or she deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor's Regulations Section 2550.408b-1(d).

     7.3. MAXIMUM AMOUNT OF LOAN. The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

            (a) The amount of the loan, together with any other outstanding indebtedness under this Plan or any other qualified retirement Plan of the Corporation, any Affiliated Corporation or any Subsidiary, shall not exceed $50,000 reduced by the excess of (i) the highest aggregate outstanding loan balance of the Eligible Borrower from such Plans during the one-year period ending on the day prior to the date on which the loans are made, over (ii) the Eligible Borrower's outstanding loan balance from such Plans immediately prior to the loan.

            (b) The amount of the loan shall not exceed 50 percent of the Eligible Borrower's Accounts, determined as of the date of the loan.

            (c) No loan may exceed the aggregate value of the Participant's Basic Pre-Tax Contribution Account, Supplemental Pre-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account and Transfer Contribution Account (excluding any amount contributed by the Participant on an after-tax basis).

     7.4. MINIMUM AMOUNT OF LOAN; NUMBER OF LOANS; FREQUENCY OF LOANS; FEES FOR LOANS. The minimum amount of any single loan under the Plan shall be $1,000. A Participant may have only two loans outstanding at any time under the Plan or under any other plan referred to in Section 3.5. The
Administrator may charge a loan fee and such fee may be charged to the Participant's Accounts or taken from the loan proceeds.

     7.5. NOTE; SECURITY; INTEREST. Each loan shall be evidenced by a note signed by the Eligible Borrower, a Participant Credit Agreement, or other legally enforceable evidence of indebtedness ("Note"). The Note shall be an asset of the Trust which shall be allocated to the Accounts of the Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the Note plus the amount of any accrued but unpaid interest. The Note shall be secured by that portion of the Accounts represented by the Note (not to exceed 50% of the Eligible Borrower's vested interest in his or her Accounts determined as of the date of the loan). The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

     7.6. REPAYMENT. Each loan made to an Eligible Borrower who is receiving regular payments of Compensation from the Corporation shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. In each case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Administrator) not to extend beyond the earlier of five years from the date of the loan or the Participant's anticipated retirement date, with substantially level amortization (as that term is used in Code section 72(p)(2)(C)). Where the loan is being applied toward the purchase of a principal residence for the Eligible Borrower, the term for repayment shall not extend beyond the earlier of 15 years from the date of the loan or the Participant's anticipated retirement date. An Eligible Borrower may prepay the full balance of an outstanding loan at any time by delivering to the Trustee a certified check in the amount of such remaining balance and any accrued but unpaid interest. An Eligible Borrower may also refinance an outstanding loan, provided the limits under Section 7.3 allow the Borrower to borrow an amount equal to, or greater than the balance due on the outstanding loan.

     7.7. REPAYMENT UPON DISTRIBUTION. If, at the time benefits are to be distributed (or to commence being distributed) to an Eligible Borrower with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower's Accounts, subject to the default provisions below, before any distribution of benefits is made.
Except as is provided in Section 7.1 or as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made to an Eligible Borrower under this Article after the Eligible Borrower incurs a separation from service whether or not he or she has begun to receive distribution of his or her Accounts.

     7.8. DEFAULT. In the event of a default in making any payment of principal or interest when due under the Note evidencing any loan under this Article, if such default continues for more than 90 days after written notice of the default by the Trustee, the unpaid principal balance of the Note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the Note evidencing such loan. In no event shall the Administrator apply the Eligible Borrower's Accounts to satisfy the Eligible Borrower's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan. Default distributions under this
Section 7.8 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

     7.9. NONDISCRIMINATION. Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis.

     7.10. SOURCE OF LOAN PROCEEDS. The proceeds for a loan shall be drawn first from the Eligible Borrower's Supplemental Pre-Tax Contribution Account, then from his or her Rollover Contribution Account established pursuant to
Section 12.1 (if any), then from his or her Transfer Contribution Account established pursuant to Section 12.4 (if any), then from his or her Basic Pre-Tax Contribution Account, and then from his or her Employer Contribution Account, in each case drawing proportionately from the Investment Funds (other than Company Stock) in which the applicable Account is invested until such Investment Funds are exhausted, and then drawing from the applicable Account the Company Stock held in each such Account.

     7.11. REINVESTMENT OF LOAN REPAYMENTS. Loan repayments shall be made to the Eligible Borrower's Accounts from which the proceeds were drawn under
Section 7.10 in proportion that the loan was taken from each such Account at the origination of the loan. Within each such Account, the proceeds will be invested in accordance with the investment instructions or restrictions applicable at the time of each loan repayment. If the Eligible Borrower is not currently making contributions to any such Account at the time of loan repayment, the proceeds will be invested within such Account in accordance with any previous instructions on file with the Trustee for the investment of contributions in such Account, and if there are no such instructions on file, the proceeds will be invested in the default Investment Fund(s) then in effect under Section 5.8. The Participant may change his or her investment instructions in accordance with Section 5.7 for purposes of reinvesting the loan repayments even if he or she is not then making contributions to the Plan. All such proceeds (other than proceeds repaid to and invested in a Basic Pre-Tax Contribution Account or an Employer Contribution Account by a Participant who has not yet reached the age of 50) shall for purposes of Sections 5.4, 5.5 and
5.6 be considered to be unrestricted as to investment and may be invested in any of the Investment Funds then available under the Plan.

                  ARTICLE 8.  BENEFITS UPON RETIREMENT, DEATH OR
                              SEPARATION FROM SERVICE

     8.1. RETIREMENT OR SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH. Following a Participant's retirement or separation from the service with the Corporation, all Affiliated Corporations and all Subsidiaries for any reason other than death, the Participant will receive the value of his or her Accounts in a single sum payment unless he or she elects an annuity under
Section 8.3 (b) or a direct rollover under Section 8.3(d). To the extent that the Participant's Accounts hold Company Stock, he or she may receive the distribution in whole shares of Company Stock and cash for any fractional share.

     8.2. TIME OF DISTRIBUTIONS. Distribution with respect to a Participant's separation from service (other than on account of death or retirement) normally will be made or commence as soon as practicable after such separation. The Employer Contribution made on the Participant's behalf under Section 3.5 for the Plan Year will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash or Company Stock, at the Participant's election. Except as provided in the last sentence of this Section 8.2, in the case of a Participant whose Accounts are valued in excess of $3,500 and who has not yet attained age 65, however, distribution may not be made under this Section unless:

            (a) between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

            (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator. Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator. The Participant may waive the 30-day notice period described in (a) above.

The value of a Participant's Accounts will be considered to be in excess of $3,500 if the value exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the
Participant under the Plan.   The Participant may elect to defer the
distribution of his or her Accounts until any subsequent date, but not later than the April 1 after the Plan Year in which he or she attains age 70.

     A Participant who is eligible for retirement under the terms of the Abbott Laboratories Annuity Retirement Plan will normally receive a distribution as soon as practicable after the end of the Plan Year in which he or she retires and following the crediting of the Employer Contribution determined under Section 3.5 for such Plan Year. Such Participant may elect to receive the distribution in the calendar year in which he or she retires, in which event the Employer Contribution made on the Participant's behalf under Section 3.5 will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash. Alternatively, the Participant may elect to defer the distribution of his or her Accounts until any date, but no later than the April 1 after the Plan Year in which he or she attains age 70. Unless the Participant otherwise elects, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which: (A) the date on which the Participant attains the earlier of age 65 or the normal retirement age specified under the Plan, (B) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant terminates his service with the Employer.

     8.3. AMOUNT AND MANNER OF DISTRIBUTION. A Participant who is eligible for a distribution from the Plan under this Article 8, may, subject to subsection (c), elect to receive his or her benefit in one or more of the following forms:

            (a) SINGLE SUM PAYMENT. In the case of a distribution to be made in a single sum, the amount of such distribution shall be determined as of the Valuation Date which immediately precedes or coincides with the date distribution is to be made.

            (b) ANNUITY PURCHASED FOR CERTAIN AMOUNTS. Monthly payments may be made from a single premium annuity contract purchased for the Participant with all or any portion of the value of the following Accounts:
     (i) for all Participants, the value of the Participant's Accounts as of December 31, 1995 and (ii) for a Participant who is a MediSense Employee (as defined in Section 15.34(e)) the value of that Participant's MediSense Account (as defined in Section 6.3) as of August 1, 1997. The provisions of such annuity contract shall be subject to the following:

               (A) With respect to those Participants described in Section 8.3(b)(i), the payment forms under an annuity contract shall include: (1) an annuity payable for the life of the Participant;
            (2) an annuity payable for life with a refund feature; (3) an annuity payable over the joint lives of the Participant and another person designated by the Participant, provided such person (if not the Participant's spouse) is not more than 30 years younger than the Participant; or (4) an annuity payable for life and a period provided such period certain does not extend beyond the Participant's 85th birthday.

               (B) With respect to those Participants described in Section 8.3(b)(ii), the payment forms under an annuity contract shall include: (1) an annuity payable for the life of the Participant;
            (2) an annuity payable for the life of the Participant with a refund feature; (3) an annuity payable over the joint lives of the Participant and another person designated by the Participant, provided such person (if not the Participant's spouse) is not more than 30 years younger than the Participant; or (4) an annuity payable for the greater of the Participant's life or 120 monthly payments.

               (C) Each such annuity contract shall be nontransferable except by surrender to the issuing insurance company and shall provide for a monthly payment of not less than twenty five dollars ($25).

               (D) The Administrator may cause an annuity contract to be assigned or delivered to the person or persons then entitled to payments under it, but prior to the assignment or delivery of an annuity contract, it shall be rendered nontransferable and, at the Administrator's discretion, may be rendered non-commutable.

               (E) Beginning January 1, 1985, if a Participant is married on his or her Annuity Starting Date, and the Participant has elected to have his or her benefits distributed by purchase of an annuity contract, the value of the Participant's Accounts (or MediSense Account, as the case may be) will be applied to purchase a joint and survivor annuity (as defined herein), unless the Participant has made an election to waive that form of annuity. A "joint and survivor annuity" is an annuity payable for the life of the Participant, with a survivor annuity payable for the life of his or her spouse of one-half of the amount payable during the joint lives of the Participant and his or her spouse. A Participant may make a written election to waive the joint and survivor annuity at any time during the 90-day period ending on his or her Annuity Starting Date. Such an election will be effective only if the Participant's spouse consents to the election in writing, and such consent acknowledges the effect of the waiver and is witnessed by a Plan representative or a notary public. Within a reasonable time before a Participant's Annuity Starting Date, the Administrator shall provide the Participant with a written explanation of the terms and conditions of the joint and survivor annuity, the Participant's right to make, and the effect of, a revocation of such a waiver.
            An election under this subsection may be revoked by a Participant at any time prior to his or her Annuity Starting Date. If a Participant has elected to waive the joint and survivor annuity, his or her Account balances will be distributed under one of the annuity forms of payment described in Section 8.3(b)(i) or 8.3(b)(ii) above, as the Participant elects.

            (c) CASHOUT OF SMALL BENEFITS. If the value of a Participant's Accounts is $3,500 or less, distribution shall be made to the Participant in a single sum payment as soon as practicable following the Participant's separation from service. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant's Accounts will not be considered to be valued at $3,500 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

            (d) DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. If a Participant or an Alternate Payee of the Participant is entitled to an eligible rollover distribution within the meaning of Code section 402(c)(4) under (a) or (b) above, he or she may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred to another qualified plan, an individual retirement account, or an individual retirement annuity, or any other eligible retirement plan within the meaning of Code section 402(c)(8)(B). Such distribution may be made in the form of a direct rollover or by other means prescribed by regulations which satisfy the requirements for a direct payment to the eligible retirement plan so specified. The Administrator shall not be obliged to honor any transfer instruction under this Section that specifies more than one transferee.

     8.4.   DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH.

            (a) DEATH PRIOR TO SEPARATION FROM SERVICE. If a Participant dies prior to his or her separation from the service with the Corporation, all Affiliated Corporations and all Subsidiaries, the Participant's Beneficiary will receive the Participant's Accounts in a single sum payment as soon as practicable after the end of the Plan Year in which the Participant's death occurs; provided, however, the Beneficiary may elect to receive the distribution in the Plan Year in which the Participant's death occurred, in which event the Employer Contribution made on behalf of the Participant under Section 3.5 for such Plan Year shall be based on the Point Value determined for the prior Plan Year and shall be distributed in cash. Distribution must be made to a Beneficiary who is not the Participant's spouse no later than December 31 of the calendar year following the year of the Participant's death. If the Beneficiary is the Participant's spouse, the Beneficiary may elect to defer receipt of the distribution of the Participant's Accounts until any date, but no later than the December 31 of the Plan Year in which the Participant would have attained age 70.

            (b) DEATH AFTER SEPARATION FROM SERVICE. If a Participant dies after separation from service but before the complete distribution of his or her Accounts has been made, the Participant's Beneficiary will receive the value of the Participant's Accounts. Distribution will be made in a single sum payment as soon as practicable after the Participant's death (but no later than December 31 of the calendar year following the year of the Participant's death); provided, however, that if distribution to the Participant had begun following his or her separation from service in a form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant's death. Any such election must be made on a form approved by the Administrator and must be received by the Administrator within such period following the Participant's death as the Administrator may prescribe. To the extent the Participant's Accounts held Company Stock at the time of the proposed distribution, the Beneficiary may receive the distribution in whole shares of Company Stock and cash for any fractional share.

            (c) CASHOUT OF SMALL BENEFITS. If a Participant dies and the value of a Participant's Accounts is $3,500 or less, distribution shall be made to the Beneficiary in a single sum payment as soon as practicable following the Participant's death (but in no event later than the 60th day following the close of the Plan Year in which such death occurs) or such later date on which the amount of the distribution can be determined by the Administrator. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant's Accounts will not be considered to be valued at $3,500 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

            (d) DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. If a Beneficiary who is the spouse of a deceased Participant is entitled to an eligible rollover distribution within the meaning of Code section 402(c)(4) under (a) or (b) above, he or she may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred to an individual retirement account or an individual retirement annuity. Such distribution may be made in the form of a direct rollover or by other means prescribed by regulations which satisfy the requirements for a direct payment to the eligible retirement plan so specified. The Administrator shall not be obliged to honor any transfer instruction under this Section that specifies more than one transferee.

Any distribution to a Beneficiary under this Section in the form of a single sum shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made.

     8.5. DESIGNATION OF BENEFICIARY. Subject to the provisions of this Section, a Participant's Beneficiary shall be the person or persons (or entity or entities), if any, designated by the Participant from time to time on a form or in a manner approved by the Administrator. In the absence of an effective Beneficiary designation, a Participant's Beneficiary shall be his or her surviving spouse, if any, or if none, the Participant's issue, or if none, the Participant's estate. A non-spouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless

            (a) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) in a written form approved by the Administrator and witnessed by a notary public or Plan representative; or

            (b) it is established by the Participant prior to his or her death (by furnishing the Administrator with a sworn statement), that the required consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; or

            (c) the spouse had earlier executed a general consent form permitting the Participant (i) to select from among certain specified persons without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or (ii) to change his or her Beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

Any consent and acknowledgment by a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

                             ARTICLE 9.  ADMINISTRATION

     9.1. BOARD OF REVIEW. The Board of Review, except where such are specifically reserved to the Board of Directors, shall have all powers, duties and obligations (whether imposed, granted or reserved and whether explicit or implicit) which are lodged in the Corporation under the Trust, or the Plan, or any supplement to the Plan or by law or regulations. It shall perform all functions specifically assigned to it under the Plan and under the Trust created pursuant to the Plan. The Board of Review at its sole discretion may delegate or redelegate any responsibility which it is able to exercise, and may revoke such delegations at its sole discretion.

     9.2. ADMINISTRATOR. The Administrator will be the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA and a "named fiduciary" for purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. The Administrator will not, however, have any authority over the investment of assets of the Trust or the selection of Investment Funds.

     9.3. POWERS OF ADMINISTRATOR. The Administrator will have full power to administer the Plan in all of its details and, other than the selection of Investment Funds, subject, however, to the requirements of ERISA. For this purpose the Administrator's power will include, but will not be limited to, the following discretionary authority:

            (a) to make and enforce such rules and regulations as the Administrator deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

            (b) to interpret and enforce the Plan in accordance with the terms of the Plan (including the rules and regulations adopted under subsection
     (a)) and to make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of Employees or Participants and any other persons, and the amount, if any, of their benefits under the Plan, and to construe or interpret disputed, ambiguous, or uncertain terms;

            (c) to compute the amounts to be distributed under the Plan, to determine the person or persons to whom such amounts are to be distributed, and to make equitable adjustments for mistakes or errors;

            (d) to authorize the payment of distributions, to compromise and settle any disputed claim, and to direct the Trustee to make such payments from the Trust;

            (e) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code, ERISA and applicable regulations, or under other federal, state or local law and regulations;

            (f) to allocate and delegate the ministerial duties and responsibilities of the Administrator and to appoint such agents, counsel, accountants, consultants, actuaries, insurance companies and other persons as may be required or desired to assist in administering the Plan;

            (g) by written instrument, to allocate and delegate his or her fiduciary responsibilities in accordance with ERISA section 405; and

            (h) to furnish each Employer with such information and data as may be required by it for tax and other purposes in connection with the Plan.

            Actions taken in good faith by the Administrator shall be binding and conclusive on all parties.

     9.4. NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise his or her authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     9.5. RELIANCE ON TABLES, ETC. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel, actuary, insurance company or other expert who is employed or engaged by the Administrator or by the Corporation on the Administrator's behalf.

     9.6. CLAIMS AND REVIEW PROCEDURES. The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503.

     9.7. INDEMNIFICATION. The Corporation agrees to indemnify and defend to the fullest extent of the law any of its employees or former employees who serves or has served as Administrator or as a member of the Board of Review or who has been appointed to assist the Administrator or the Board of Review in administering the Plan or to whom the Administrator or the Board of Review has delegated any duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Corporation) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.

     9.8. EXPENSES AND COMPENSATION. No compensation shall be paid to the Administrator or any assistant who is a full-time employee of the Corporation, an Affiliated Corporation or a Subsidiary, but the Administrator and his or her assistants shall be reimbursed for all expenses reasonably incurred in the administration of the Plan. Such expenses shall be charged to the Trust and paid first out of the dividends paid on Company Stock held in the Unallocated Account and then from Employer Contributions prior to allocation under Section 3.5, unless the Employers pay such expenses directly. To the extent that any recordkeeping expense, withdrawal charge, loan fee or check fee is specifically attributable to a Participant's Accounts, such expenses may be charged to the Accounts of such Participant.

     9.9. NOTICES; PARTICIPANT INFORMATION. Any notice required to be given to or any document required to be filed with the Administrator, the Trustee or a Co-Trustee will be given or filed properly if mailed by registered mail, postage prepaid, or delivered, to the Administrator, the Trustee or Co-Trustees, as the case may be, in care of the Corporation at Abbott Park, Illinois. Participants (and their Beneficiaries) must furnish to the Administrator such evidence, data, or information as they consider necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he or she will furnish full, true and complete evidence, data and information requested by the Administrator.

                       ARTICLE 10.  AMENDMENT AND TERMINATION

     10.1. AMENDMENT. The Corporation reserves the power (and may and hereby does specifically delegate a portion of the power to the Board of Review) at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable. The Corporation specifically reserves the right to amend Article 5 with respect to the investment of Participant Accounts. However, the Corporation will not have the power:

            (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by Section 14.3 with respect to Qualified Domestic Relations Orders, or by Section 3.9 with respect to the return of contributions upon nondeductibility or mistake of fact), unless such amendment is required or permitted by law, governmental regulation or ruling; or

            (b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of Code Section 411(d)(6)) of any Participant, except as otherwise permitted or required by law; or

            (c) to change the duties or liabilities of the Trustee, a Co-Trustee or the Administrator without their consent.

     All major amendments and all decisions or amendments which are reasonably expected to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits to Participants or Beneficiaries, or of terminating the Plan shall be made by the Board of Directors. All other amendments shall be made by the Board of Review. The Board of Directors may delegate additional authority to the Board of Review.

     For the purposes of the foregoing, a "major amendment" is defined to be any amendment which will increase the average cost of the Plan to the Employers (whether through the increase of Employer contributions or otherwise) by an amount in excess of $500,000 per annum over the three full Plan Years next succeeding the effective date of the amendment. Determination of whether an amendment is a major amendment or a decision or amendment which is reasonably "to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits, or of terminating the Plan" shall be made by the Board of Review after obtaining such advice from such legal or tax counsel and the advice of such actuarial consultants as the Board of Review may deem appropriate. The secretary of the Board of Review shall maintain detailed minutes reflecting the advice (if any) so received by the Board of Review and the decisions reached by it regarding each amendment adopted by it.

     10.2. TERMINATION. The Corporation has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Corporation will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and Co-Trustees without liability whatsoever for any such discontinuance or termination. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all affected employees to benefits accrued to the date of such termination, partial termination, or discontinuance, to the extent funded as of such date, or the amounts credited to the employees' accounts, shall be nonforfeitable.

     10.3. DISTRIBUTIONS UPON TERMINATION OF THE PLAN. Upon termination of the Plan by the Corporation, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant's Accounts determined as of the Valuation Date coinciding with or next following the date of the Plan's termination. However, if a successor Plan is established within the meaning of Code section 401(k)(2)(B)(i)(II), Accounts shall be distributed to Participants and their Beneficiaries only in accordance with Article 6 relating to in-service withdrawals and upon the actual separation from service by the Participant.

     10.4. MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other Plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

                        ARTICLE 11.  LIMITS ON CONTRIBUTIONS

     11.1. CODE SECTION 404 LIMITS. The sum of the contributions made by the Employers under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code (all such contributions being hereby conditioned on their deductibility under Code section 404).

     11.2.  CODE SECTION 415 LIMITS.

            (a) The "annual addition" (within the meaning of Code section 415(c)(2) and the Regulations thereunder) to a Participant's Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such limitation year (as defined below) under all other defined contribution plans maintained by the Corporation, all other Affiliated Corporations and all Subsidiaries, shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the limitation in effect for the limitation year under Code section 415(b)(1)(A)), or (ii) 25 percent of the Participant's Compensation for such limitation year. In the case of a Participant who also participates in a defined benefit Plan maintained by the Corporation, any Affiliated Corporation or any Subsidiary, the annual addition for a limitation year will, if necessary, be further limited so that the sum of the Participant's "defined contribution fraction" (as determined under Code section 415(e) and the regulations thereunder, including any special transition rules) and his or her "defined benefit plan fraction" (as determined under Code section 415(e) and the regulations thereunder) for such limitation year does not exceed 1.0. For purposes of determining the Code section 415 limits under the Plan, the "limitation year" shall be the calendar year. For purposes of this Article 11, the term "Subsidiary" shall mean any corporation, partnership, joint venture or business trust, more than fifty percent (50%) of which is owned, directly or indirectly, by the Corporation.

            (b)  To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced only after the Participant's benefit is reduced under any and all qualified defined benefit plans, and after the Participant's annual addition is reduced under any other defined contribution plan. The Participant's annual addition under this Plan shall be reduced, by reducing and refunding to Participant, first, his or her Supplemental After-Tax Contributions, then his or her Supplemental Pre-Tax Contributions, then his or her Basic After-Tax Contributions, and then his or her Basic Pre-Tax Contributions for the limitation year. Any After-Tax Contribution that is refunded will be adjusted for income or loss pursuant to Regulation section 1.401(m)-1(e)
     (3)(ii) and any Pre-Tax Contribution that is refunded will be adjusted for income or loss pursuant to Regulation section 1.401(l)-1(f)(4)(ii). Any Employer Contribution based upon such Basic After-Tax Contributions or Basic Pre-Tax Contributions shall also be reduced, and the amount by which the Employer Contribution is reduced will remain part of the assets of the Trust and allocated to the Participants' Employer Contribution Accounts in the following year at the same time and in the same manner as Employer Contributions are allocated under Section 3.5. If further adjustments are required, any Qualified Nonelective Employer Contribution for the Participants' benefit shall be reduced and the amount by which it is reduced will remain part of the Trust and allocated to the Participants' Employer Contribution Accounts in the following year at the same time and in the same manner as Employer Contributions are allocated under Section 3.5.

            (c) If, as the result of a reasonable error in estimating a Participant's Compensation for a Plan Year or limitation year or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, the excess amounts in the Participant's Accounts will be used to reduce Employer Contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if such Participant is covered by the Plan as of the end of the limitation year. However, if the Participant is not covered by the Plan as of the end of the limitation year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that limitation year in a suspense account. If the suspense account is in existence at any time during any subsequent limitation year, all amounts in the suspense account will be allocated to the Accounts of all Participants in proportion to their relative earnings and service points (as determined under Section
     3.5 above) for the subsequent limitation year, before any other contributions which would be part of an annual addition are made to the

     Plan for the subsequent limitation year. No investment gains or losses will be allocated to any suspense account described in this paragraph.

     11.3.  CODE SECTION 402(g) LIMITS.

            (a) IN GENERAL. The maximum amount of Pre-Tax Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals (within the meaning of Code section 402(g)(3)) under all other plans, contracts and arrangements of the Corporation, all Affiliated Corporations and all Subsidiaries with respect to the Participant for the calendar year, shall in no event exceed the maximum applicable limit in effect for the calendar year under Code section 402(g)(1).

            (b) DISTRIBUTION OF EXCESS DEFERRALS. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of a Pre-Tax Contribution made or to be made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income or loss in accordance with Regulation section 1.402(g)-1(d)(5), to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. No distribution of an excess deferral shall be made during the taxable year in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Pre-Tax Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

     11.4.  CODE SECTION 401(k)(3) LIMITS.

            (a) ACTUAL DEFERRAL RATIOS. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Pre-Tax Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pre-Tax Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

               (i) Pre-Tax Contributions will be taken into account only to the extent permitted by Regulation section 1.401(k)-1(b)(6) and to the extent required by Regulation section 1.402(g)-1(d)(1);

               (ii) If an eligible Highly Compensated Employee is subject to the family aggregation rules of Code section 414(q)(6) because such Employee is either a five percent owner or one of the ten most highly paid employees, the family group shall be treated as a single Highly Compensated Employee with an actual deferral ratio determined by combining the Pre-Tax Contributions (and any amounts treated as Pre-Tax Contributions) and Compensation of all the eligible family members.

               (iii) The applicable period for each Participant for a given Plan Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant.

               (iv) Employer Contributions may be treated as Pre-Tax Contributions to the extent permitted by Regulation section 1.401(k)-1(b)(3).

            (b) ACTUAL DEFERRAL PERCENTAGES. The actual deferral ratios for all Highly Compensated Employees who are eligible for Pre-Tax Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but who are eligible for Pre-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with Regulation section 1.401(k)-1:

               (i) The actual deferral percentage for the highly compensated group does not exceed 125 percent of the actual deferral percentage for the nonhighly compensated group; or

               (ii) The excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

     If the actual deferral percentages for any Plan Year fail to satisfy the tests in (i) or (ii) above, the Administrator may, to the extent permitted by Regulations and for the sole purpose of satisfying those tests, treat the Plan as two Plans, each covering one or more classifications of employees (consistent with Code section 410(b) and any regulations thereunder). The Administrator will then apply the foregoing tests separately to each such Plan.

            (c) ADJUSTMENTS BY ADMINISTRATOR. If, prior to the time all Pre-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Pre-Tax Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Pre-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pre-Tax Contribution elections to the extent the Administrator deems appropriate. Any Pre-Tax Contributions which would otherwise be made to the Trust shall instead be paid in cash to the affected Participant.

            (d) EXCESS CONTRIBUTIONS. If the Code section 401(k)(3) limits have been exceeded for a Plan Year after all contributions for the Plan Year have been made, the Administrator shall determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator shall reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the 401(k)(3) limits or (ii) cause such Employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and shall repeat this process until the Plan no longer exceeds the Code section 401(k)(3) limits. The amount of excess contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Pre-Tax Contributions (plus Employer Contributions which are treated as Pre-Tax Contributions for purposes of the Code section 401(k)(3) limits) actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual deferral ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess contributions will be recharacterized as After-Tax Contributions or distributed as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

            (e) RECHARACTERIZATION OF EXCESS CONTRIBUTIONS. At the option of the Administrator, a Participant's excess contributions may be recharacterized as After-Tax Contributions, provided the Administrator complies with the reporting requirements of Treas. Reg. section 1.40l(k)-l(f)(3) for such contributions and such recharacterization occurs no later than the March 15 following the Plan Year for which the contributions were made. Recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to Pre-Tax contributions.

            (f) DISTRIBUTION OF EXCESS CONTRIBUTIONS. At the option of the Administrator, a Participant's excess contributions, adjusted for income or loss pursuant to Regulation section 1.401(k)-1(f)(4)(ii), will be designated by the Corporation as a distribution of excess contributions and distributed to the Participant. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year.

            (g) SPECIAL RULES. For purposes of distributing excess contributions,

               (i) the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

               (ii) Any distribution of less than the entire amount of excess contributions with respect to a Highly Compensated Employee shall be treated as a pro rata distribution of excess contributions and allocable income or loss.

               (iii) The determination and correction of excess contributions with respect to a Highly Compensated Employee whose actual deferral ratio is determined pursuant to the family aggregation rules will be accomplished pursuant to

            Regulation section 1.401(k)-1(f)(5)(iii).

            (h) RECORDKEEPING REQUIREMENT. The Administrator, on behalf of the Corporation, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which qualified matching contributions and Qualified Nonelective Employer Contributions are taken into account in determining the actual deferral ratios.

            (i)  SEPARATE APPLICATION OF LIMITS.  The limits described in this
     Section 11.4 shall be applied separately with respect to Participants employed by any Employer which is not an Affiliated Corporation as if such Participants were participants in a separate plan for purposes of Code section 401(k).

            (j) RULES FOR PRE-TAX CONTRIBUTIONS. The availability of Pre-Tax Contributions shall not discriminate in favor of Highly Compensated Employees. Amounts attributable to Pre-Tax Contributions may not be distributed except in accordance with the terms of the Plan and in no event earlier than upon one of the following events: (i) the employee's retirement, death, disability or separation from service; (ii) the termination of the Plan without establishment or maintenance of another defined contribution plan; (iii) the employee's attainment of age 59-1/2 or the employee's hardship; (iv) the sale or other disposition by an adopting Employer to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and (v) the sale or other disposition by an adopting Employer of its interest in a subsidiary to an unrelated entity but only with respect to employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

     11.5.  CODE SECTION 401(M) LIMITS.

            (a) ACTUAL CONTRIBUTION RATIOS. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Employer Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Employer Contributions and After-Tax Contributions (if any) made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

               (i) Employer Contributions will be taken into account only to the extent permitted by Regulation section 1.401(m)-1(b)(5);

               (ii) If an eligible Highly Compensated Employee is subject to the family aggregation rules of Code section 414(q)(6) because such Employee is either a five percent owner or one of the ten most highly paid employees, the family group shall be treated as a single Highly Compensated Employee with an actual contribution ratio determined by combining the Employer Contributions, After-Tax Contributions, Compensation, and any amounts treated as Employer Contributions of all the eligible family members.

               (iii) The applicable period for each Participant for a given Plan Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant.

               (iv) Pre-Tax Contributions may be treated as matching contributions to the extent permitted by Regulation section 1.401(m)-1(b)(2). Any forfeitures which are applied against Employer Contributions shall be treated as Employer Contributions.

            (b) ACTUAL CONTRIBUTION PERCENTAGES. The actual contribution ratios for all Highly Compensated Employees who are eligible for Employer Contributions and After-Tax Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but who are eligible for Employer Contributions and After-Tax Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with Regulation sections 1.401(m)-1 and 1.401(m)-2:

               (i) The actual contribution percentage for the highly compensated group does not exceed 125 percent of the actual contribution percentage for the nonhighly compensated group; or

               (ii) The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

     If the actual contribution percentages for any Plan Year fail to satisfy the tests in (i) or (ii) above, the Administrator may, to the extent permitted by Regulations and for the sole purpose of satisfying those tests, treat the Plan as two Plans, each covering one or more classifications of employees (consistent with Code section 410(b) and any regulations thereunder). The Administrator will then apply the foregoing tests separately to each such Plan.

            (c) MULTIPLE USE OF ALTERNATIVE LIMITATION. In accordance with Treasury Regulation 1.401(m)-2(c), multiple use of the alternative limitation which occurs as a result of testing under limitations described in Sections 11.4 and 11.5 will be corrected in the manner described in Treasury Regulation 1.401(m)-1(e). The term 'alternative limitation' as used above means the alternative methods of compliance with Sections 401(k) and 401(m) of the Code contained in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) thereof, respectively.

            (d) EXCESS AGGREGATE CONTRIBUTIONS. If the limits of Code section 401(m) have been exceeded for a Plan Year after all contributions for the Plan
     Year have been made, the Administrator shall determine the amount of excess aggregate contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator shall reduce the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio to the extent necessary to (i) enable the Plan to satisfy the 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and shall repeat this process until the Plan no longer exceeds the Code section 401(m) limits. The amount of excess aggregate contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Employer Contributions and After-Tax Contributions (plus Pre-Tax Contributions which are treated as Employer Contributions for purposes of the Code section 401(m) limits) actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual contribution ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess aggregate contributions will be distributed as provided below. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

            (e) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. A Participant's excess aggregate contributions, adjusted for income or loss pursuant to Regulation section 1.401(m)-1(e)(3)(ii), will be designated by the Corporation as a distribution of excess aggregate contributions, and distributed to the Participant. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. The determination and distribution of excess aggregate contributions with respect to a Highly Compensated Employee whose actual contribution ratio is determined pursuant to the family aggregation rules will be accomplished pursuant to Regulation section 1.401(m)-1(e)(4)(iii). Distributions under this Section 11.5(e) shall comply with the nondiscrimination requirements of Code section 401(a)(4).

            (f) RECORDKEEPING REQUIREMENT. The Administrator, on behalf of the Corporation, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which qualified elective contributions and qualified nonelective contributions are taken into account in determining the actual contribution ratios.

            (g)  SEPARATE APPLICATION OF LIMITS.  The limits of this Section
     11.5 shall be applied separately with respect to Participants employed by any Employer which is not an Affiliated Corporation as if such Participants were participants in a separate plan for purposes of Code section 401(m).

     11.6 AGGREGATION RULES. For purposes of Sections 11.4 and 11.5, all Pre-Tax Contributions, After-Tax Contributions and Employer Contributions made under two or more plans that are aggregated for purposes of Section 401(a)(4) and Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan; and if two or more plans are aggregated for purposes of Section 401(k) or Section 401(m) of the Code, the aggregated plans must satisfy Section 410(b) and 401(a)(4) of the Code as if they were a single plan. A Highly Compensated Employee's actual deferral percentage under Section 11.4 and actual contribution percentage under Section 11.5 shall be determined by treating all cash or deferred arrangements under which such employee is eligible as one arrangement.

                  ARTICLE 12.  ROLLOVER AND TRANSFER CONTRIBUTIONS

     12.1. An Eligible Employee who was formerly a participant in a plan described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code (the "Distributing Plan") and who has received a qualified total distribution prior to, January 1, 1993 (within the meaning of section 402(a)(5)(E)(i) of the Code as in effect prior to January 1, 1993), or for periods after January 1, 1993, an eligible rollover (within the meaning of section 402(c)(4) of the Code), from the Distributing Plan (the "distribution") may, within 60 days of receipt of the distribution from the Distributing Plan, contribute to the Trust, as a "Rollover Contribution", an amount which

            (a) does not exceed the fair market value of the distribution, reduced by the amount contributed to the Distributing Plan on an after-tax basis by the Eligible Employee, as determined in accordance with section 72(f) of the Code and the regulations thereunder, such amount to be reduced by any amounts theretofore distributed to the Eligible Employee which were not includible in his or her gross income for federal income tax purposes, and

            (b) includes no property other than (i) money received in the distribution, and (ii) money attributable to other property received in the distribution which is sold and the proceeds of which are transferred pursuant to section 402(a)(6)(D) of the Code [after January 1, 1993, section 402(c)(6)].

The Eligible Employee may also transfer an eligible rollover distribution to the Plan by way of a direct rollover which satisfies the requirements of section 401(a)(31) of the Code, and such amount shall also be considered a "Rollover Contribution."

     12.2. TRANSFER OF AMOUNT DISTRIBUTED FROM A ROLLOVER IRA. An Eligible Employee who has received a distribution from an individual retirement account or individual retirement annuity which qualifies as a distribution described in Code section 408(d)(3)(A)(ii) may, in accordance with such Code section and within 60 days of receipt of the distribution from the individual retirement account or annuity, contribute a portion of the distribution to the Trust as a Rollover Contribution. To qualify for transfer under this section, the value of the individual retirement account or individual retirement annuity as the case may be, must be attributable to a previous rollover contribution from a plan qualified under Code section 401(a) of the Code or earnings thereon.

     12.3.  MONITORING OF ROLLOVERS.

            (a) The Administrator shall establish such procedures and require such information from employees seeking to make Rollover Contributions as it deems necessary to insure that such Rollover Contributions satisfy the requirements for tax-free rollovers established by conditions of this Article and the Code and the Regulations.

            (b) No amount may be contributed or transferred under this Article until approved by the Administrator.

     12.4. TRANSFER CONTRIBUTION. Subject to such restrictions and procedures as the Administrator may prescribe (which, without limitation, may include restrictions as to the type of plan from which transfers will be permitted), amounts held for the benefit of an Eligible Employee under a Distributing Plan may be transferred (the "Transfer Contribution") directly by the Distributing Plan to this Plan in accordance with the requirements of section 414(l) of the Code and the Regulations thereunder. A Transfer Contribution Account shall be established for each Eligible Employee for whom a Transfer Contribution is made. To the extent determined by the Administrator to be required under section 411(d)(6) of the Code, an Eligible Employee for whom a Transfer Contribution Account is maintained shall be entitled to distributions and withdrawals from such Account under provisions not less restrictive than applied under the Distributing Plan. To the extent the Distributing Plan was subject to the requirements of Code sections 401(a)(11) and 417, such requirements shall continue to apply to the transferred amount. Transfers described in the last sentence of Section 12.1 shall not be allocated to a Transfer Contribution Account but shall be treated as Rollover Contributions for all purposes.

     12.5. TREATMENT OF TRANSFERRED AMOUNT UNDER THE PLAN. An individual who makes a Rollover Contribution to the Trust or has a Transfer Contribution made to the Trust on his or her behalf shall not be eligible to make or receive any other contributions under the Plan until he or she has actually become a Participant and satisfied the eligibility requirements otherwise applicable to such contributions. However, for all other purposes under the Plan (including without limitation, investment directions and distributions), an individual who makes a Rollover Contribution or for whom a Transfer Contribution has been made shall be treated as a Participant.

                     ARTICLE 13.  SPECIAL TOP-HEAVY PROVISIONS

     13.1. PROVISIONS TO APPLY. The provisions of this Article shall apply for any top-heavy Plan notwithstanding anything to the contrary in this Plan.

     13.2. MINIMUM CONTRIBUTION. For any Plan Year which is a top-heavy plan year, the Employer shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Corporation, all Affiliated Corporations and all Subsidiaries by the end of the Plan Year. The minimum contribution shall, in general, equal 3 percent of each such Participant's Compensation received during the Plan Year, but shall be subject to the following special rules:

            (a) If the largest contribution on behalf of a key employee for such year, taking into account only Pre-Tax Contributions and Employer Contributions, is less than 3 percent of the key employee's Compensation received during the Plan Year, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if this Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

            (b) No minimum contribution will be required with respect to a Participant for any period during which the Participant is also covered by another top-heavy defined contribution plan of the Corporation, an Affiliated Corporation or a Subsidiary which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

            (c) No minimum contribution will be required with respect to any Participant who is also covered by a top-heavy defined benefit plan of the Corporation, an Affiliated Corporation or a Subsidiary and the Participant receives the top-heavy defined benefit minimum (within the meaning of Code section 416(c)(1) and the Regulations thereunder) under such defined benefit plan.

            (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Employer Contributions (but not any other type of contribution) otherwise made for the Participant's benefit for such year.

            (e) Any additional minimum contribution made for the benefit of a Participant under this Section shall be credited to his or her Employer Contribution Account as soon as practicable after the close of the Plan Year for which such contribution is made.

     13.3. SPECIAL VESTING SCHEDULE. Each Employee who is a Participant at any time during a top-heavy plan year shall have a fully vested and nonforfeitable interest in not less than the percentage of each of his or her Accounts as set forth in the following vesting schedule, based on the Participant's Years of Credited Service:


               Applicable
         Years of Credited Service    Nonforfeitable Percentage
         -------------------------    -------------------------
                  less than 2                  0%
            2 but less than 3                 20%
            3 but less than 4                 40%
            4 but less than 5                 60%
            5 but less than 6                 80%
            6 or more                        100%

     13.4.  ADJUSTMENT TO LIMITATION ON BENEFITS.  For purposes of the Code section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy plan year, by applying the special rule set forth in Code section 416(h) of the Code unless (a) the Plan and each plan with which the Plan is required to be aggregated for top-heavy purposes satisfies the requirements of Code section 416(h)(2)(A), and (b) such Plan Year would not be a top-heavy plan year if "90 percent" were substituted for "60 percent" in the definition of a top-heavy plan year.

     13.5. DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

            (a) "key employee" means a key employee described in Code section 416(i)(l), determined on the basis of Compensation; and

            (b) "top-heavy plan year" means a Plan Year if the sum of the account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such Plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees (including, for purposes of this paragraph (b), any person employed by the Corporation, an Affiliated Corporation or a Subsidiary) and former Employees (other than former key employees, but including Beneficiaries of former Employees) under the Plan and all such plans. For purposes of these determinations:

               (i) The foregoing determination will be made in accordance with the provisions of Code section 416 and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

               (ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

               (iii) Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan in that 12-month period ending on the applicable determination date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Regulations.

               (iv) If any individual has not received any compensation from the Corporation, an Affiliated Corporation or a Subsidiary maintaining a plan (other than benefits under the Plan) at any time during the 5-year period ending on the applicable determination date with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

               (v) Each plan of the Corporation, an Affiliated Corporation or a Subsidiary (whether or not terminated) in which a key employee participates, and any other plan of the Corporation, an Affiliated Corporation or a Subsidiary which enables a plan referred to in the preceding clause to satisfy the requirements of Code sections 401(a)(4) and 410, shall be aggregated with the plan. Any plan of the Corporation, an Affiliated Corporation or a Subsidiary not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregate plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

               (vi) The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.

     13.6. SEPARATE TOP HEAVY DETERMINATIONS FOR SUBSIDIARIES. To the extent required by section 416 of the Code, the portion of the Plan attributable to Participants who are employed by any Subsidiary which is not an Affiliated Corporation shall be treated as a separate plan for purposes of the top heavy determination and contribution requirements of this Article.

                             ARTICLE 14.  MISCELLANEOUS

     14.1. EXCLUSIVE BENEFIT RULE. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, and the return of contributions upon nondeductibility, mistake of fact, or the failure of the Plan to qualify initially.

     14.2. LIMITATION OF RIGHTS. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Corporation, any Affiliated Corporation, any Subsidiary, the Administrator, the Trustee, or the Co-Trustees except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     14.3. NONALIENABILITY OF BENEFITS. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to the extent as may be required by law; provided, however, that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Qualified Domestic Relations Order.

     14.4. CHANGES IN VESTING SCHEDULE. A Plan amendment which changes a vesting schedule under the Plan shall apply with respect to any Participant who has completed three Years of Service prior to the expiration of the period described below only to the extent that the Participant's vested percentage in his or her Accounts determined under the amendment is greater than the nonforfeitable percentage of his or her Accounts determined without regard to the amendment. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

            (a)  the date on which such amendment is adopted;

            (b)  the date on which such amendment becomes effective; and

            (c) the date on which the Participant is issued written notice of such amendment by the Administrator.

     14.5. GOVERNING LAW. The Plan and Trust will be construed, administered and enforced according to the laws of the State of Illinois to the extent such laws are not preempted by ERISA.

                              ARTICLE 15.  DEFINITIONS

     Wherever used in the Plan, the singular includes the plural, and the following terms have the following meanings, unless a different meaning is clearly required by the context:

     15.1. "Accounts" means, for any Participant, his or her Basic Pre-Tax Contribution Account, Basic After-Tax Contribution Account, Supplemental Pre-Tax Contribution Account, Supplemental After-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account (if applicable), Transfer Contribution Account (if applicable) and any other accounts or subaccounts established on his or her behalf under the Plan by the Administrator or the Trustee.

     15.2. "Administrator" means the Senior Vice President, Human Resources, of Abbott Laboratories, unless the Board of Review appoints another entity or person(s) to administer the Plan.

     15.3. "Affiliated Corporation" means (a) any corporation that is a member of a controlled group of corporations (as defined in Code section 414(b)) of which the Corporation is also a member, (b) any trade or business, whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Corporation, (c) any trade or business that is a member of an affiliated service group (as defined in Code section 414(m)) of which the Corporation is also a member, or (d) to the extent required by Regulations issued under Code section 414(o), any other organization; provided that the term "Affiliated Corporation" shall not include any Corporation or unincorporated trade or business prior to the date on which such Corporation, trade or business satisfies the affiliation or control tests of (b), (c) or (d) above. In identifying any "Affiliated Corporations" for purposes of the Code section 415 limits, the definitions in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h)

     15.4. "Annuity Starting Date" for any Participant means (a) the first day of the first period for which a benefit is payable to the Participant under the Plan as an annuity, or (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

     15.5. "After-Tax Contribution Account" means a Participant's Basic After-Tax Contribution Account or his or her Supplemental After-Tax Contribution Account.

     15.6. "Alternate Payee" means an alternate payee (as defined in section 414(p)(8) of the Code) who has rights to one or more Accounts under the Plan.

     15.7. "Basic After-Tax Contribution" means a Basic Contribution made to the Plan by a Participant on an after-tax basis.

     15.8. "Basic After-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Basic After-Tax Contributions made for the Participant's benefit are credited.

     15.9.  "Basic Contribution" means any contribution made pursuant to
Section 3.2 entitling the Participant to a share in the Employer Contributions.

     15.10. "Basic Pre-Tax Contribution" means a Basic Contribution made to the Plan for the benefit of a Participant on a pre-tax basis.

     15.11. "Basic Pre-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Basic Pre-Tax Contributions made for the Participant's benefit are credited.

     15.12. "Beneficiary" means any person entitled to receive benefits under the Plan upon the death of a Participant.

     15.13. "Board of Directors" means the Board of Directors of the Corporation.

     15.14. "Board of Review" means the Employee Benefit Board of Review appointed and acting under the Abbott Laboratories Annuity Retirement Plan and having the duties and powers described in Article 9.

     15.15. "Break Year" means, with respect to any Employee, a 12 consecutive month period of severance.

     15.16. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     15.17. "Company Stock" means the common stock of the Corporation.

     15.18. "Compensation" means,

            (a) for purposes of determining the amount of Pre-Tax, After-Tax, and Employer Contributions to be made on behalf of a Participant, (i) the Participant's total compensation (prior to reduction for contributions under Code sections 401(k) or 125 and for contributions under the Abbott Laboratories 401(k) Supplemental Plan) for personal service actually rendered in the course of employment with participating Employers, including sales bonuses, sales incentives and sales commissions, but excluding (ii) any reimbursements, expense allowances, fringe benefits (cash or noncash), moving expenses, or welfare benefits (whether or not those amounts are includible in gross income), prizes, or any Christmas, anniversary, or discretionary bonuses, or payments made under the Abbott Laboratories Cash Profit Sharing Plan, Division Incentive Plan, Management

     Incentive Plan, Supplemental Pension Plan, 401(k) Supplemental Plan, or plans maintained by any participating Employer which are determined by the Administrator to be similar to such plans, or any suggestion or other special awards. For purposes of (i) above, cash bonuses calculated on a uniform basis and paid no more frequently than annually to all hourly compensated employees on a plant-wide basis shall be included in Compensation.

            (b) for purposes of applying the Code section 401(k)(3) and 401(m) limits and determining the Code section 415 limits, a top-heavy minimum contribution, and the status of any individual as a "key employee," the Participant's wages, salaries, fees for professional services and other amounts received during the Plan Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the participating Employers to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salespeople, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under Regulation section 1.415-2(d)(2) (including amounts that are excludable from gross income under Code sections 125 or 401(k)); and

            (c) for purposes of determining whether an individual is a Highly Compensated Employee, the same as described in (b) above, increased by any amounts that would have been received by the individual from the participating Employers but for an election under Code section 401(k) or 125.

For all purposes under the Plan, Compensation for any Participant shall not exceed the amount specified in Code section 401(a)(17) for any Plan Year as adjusted thereunder for each such year ("Section 401(a)(17) Limitation"). This limitation shall be applied on a Plan Year basis, shall not be prorated for any part of such Plan Year, and shall be applied only with respect to compensation earned after an Eligible Employee becomes a Participant. For purposes of determining the maximum amount of Pre-Tax and After-Tax Contributions that may be made to the Plan on behalf of or by a Participant for any Plan Year, the
Section 401(a)(17) Limitation shall be multiplied by 18%.   In determining the
Compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the Section 401(a)(17) Limitation is exceeded, then the Limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this Limitation. The Section 401(a)(17) Limitation for 1996 is $150,000.

     15.19. "Contribution Agreement" means, for any Participant, the agreement by which the Participant elects to defer a certain portion of his or her regular pay and the Corporation agrees to contribute the deferred amount to the Participant's Pre-Tax or After-Tax Contribution Account, whichever is applicable.

     15.20. "Corporation" means Abbott Laboratories, an Illinois corporation, and any successor to all or a major portion of its assets or business which assumes the obligations of the

Corporation.

     15.21. "Co-Trustees" means the persons appointed by the Board of Review to serve as Co-Trustees under the Trust.

     15.22. "Division" means any functionally or geographically separate operating unit of the Corporation which is designated by the Board of Review as a "division" for the purposes of the Plan.

     15.23  "Eligible Employee" means

            (a) any Employee who is employed by an Employer, provided no Employer contributes to a retirement program on his or her behalf, other than a federal or state-mandated retirement program, the Abbott Laboratories Annuity Retirement Plan, any pension plan of an Employer incorporated under the laws of or having its principal manufacturing facility in Puerto Rico, or the Plan;

            (b) any Employee of any foreign entity, in which the Corporation has not less than a 10% interest, directly or through one or more entities, but which is not a participating Employer, if (i) such Employee is a citizen or resident alien of the United States of America, (ii) an Employer has entered into an agreement under Code section 3121(l) which applies to such foreign entity, (iii) no contributions are provided by any entity to a funded plan of deferred compensation (other than the Abbott Laboratories Annuity Retirement Plan or any pension plan of any subsidiary of the Corporation having its principal place of business in Puerto Rico) for such Employee with respect to remuneration paid to such Employee by the foreign entity, and (iv) such Employee is designated a "U.S. Expatriate" on the records of an Employer;

            (c) each Employee of an Employer who is employed at a site, office or other facility of an Employer located outside of the United States of America if (i) such Employee is a citizen or resident alien of the United States of America, and (ii) such Employee is designated a "U.S. Expatriate" on the records of an Employer; and

            (d) for purposes of making Supplemental Contributions, a seasonal employee (that is, an Employee who is hired to work for less than one year) once he or she has completed One Year of Credited Service.

     "Eligible Employee" does not include (i) an individual who provides services to an Employer under a contract, arrangement or understanding with either the individual directly or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer rather than an independent contractor or employee of such agency or leasing organization, (ii) an Employee covered by a collective bargaining agreement, unless such agreement specifically provides for such Employee's participation in the Plan, or (iii) any Employee who is employed by an Employer located in Puerto Rico, other than any person designated as a "U.S. Expatriate" on the records of an Employer.

     For all purposes of the Plan, an individual shall be an "Eligible Employee" for any Plan Year only if during that Plan Year an Employer treats that individual as its employee for purposes of employment taxes and wage withholding for Federal income taxes, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer in that Plan Year.

     15.24. "Employee" means any individual employed by the Corporation, an Affiliated Corporation or a Subsidiary, including any leased employee and any other individual required to be treated as an employee pursuant to Code sections 414(n), 414(o) and the Regulations thereunder.

     15.25. "Employer" means the Corporation, any Affiliated Corporation or any Subsidiary that had adopted the Plan or was otherwise designated as a participating employer thereunder prior to 1996 or which becomes a participating employer thereafter under Section 2.6.

     15.26. "Employer Contributions" means the contributions made by the Employers under Section 3.5 for the benefit of the Participants under the Plan on account of Basic Contributions.

     15.27. "Employer Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Employer Contributions made under Section 3.5 for the Participant's benefit are credited.

     15.28. "Entry Date" means the first day of each payroll period.

     15.29. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes of similar import.

     15.30. "Highly Compensated Employee" means an employee of the Corporation, an Affiliated Corporation or a Subsidiary who, during the Plan Year in question or the preceding Plan Year,

            (a) was at any time a 5-percent owner (as defined in Code section 416(i)(1)) of the Corporation, of an Affiliated Corporation or of a Subsidiary,

            (b)  received Compensation in excess of $75,000,

            (c) received Compensation in excess of $50,000 and was in the top-paid group of employees (as defined in Code section 414(q) and the Regulations thereunder), based upon the exclusion of all employees excludable under Code section 414(q)(8)) for the Year, or

            (d) was at any time an officer of the Corporation, an Affiliated Corporation or a Subsidiary and received Compensation greater than 50% of the amount described in Code section 415(b)(1)(A).

The $75,000 and $50,000 amounts in (b) and (c) above shall automatically be adjusted if and to the extent the corresponding amounts in Code section 414(q) are adjusted by the Secretary of the Treasury. No more than 50 Employees of the Corporation, the Affiliated Corporations and the Subsidiaries (or, if less, the greater of 3 Employees or 10 percent of all employees of the Corporation, the Affiliated Corporations or the Subsidiaries) shall be treated as officers for purposes of clause (d) above. An individual who was not described in (b), (c), or (d) above during the preceding Plan Year shall be a Highly Compensated Employee during the current Plan Year only if he or she is described in (a) above or is among the 100 employees of the Affiliated Corporation with the greatest Compensation for the current Plan Year.

     15.31. "Hour of Service" means, with respect to any Employee, each hour for which the Employee is paid or entitled to payment for the performance of duties for an Employer each such hour to be credited to the Employee for the computation period in which the duties were performed.

     15.32. "Investment Fund" means any investment fund described in Article 5 or as subsequently selected by the Co-Trustees as an investment option under the Plan.

     15.33. "Participant" means each Eligible Employee who participates in the Plan pursuant to its provisions or other individual for whom an Account is maintained.

     15.34. "Period of Credited Service" means with respect to any Employee the aggregate of all time periods beginning on the date the Employee first completes an Hour of Service or is reemployed and ending on the date a Break Year begins, subject to the following adjustments:

            (a) An Employee will be credited with one Year of Credited Service for each year of credited service under the Plan as in effect prior to October 1, 1988.

            (b) On or after October 1, 1988, an Employee shall be credited with 1/12th of a Year of Credited Service for each calendar month of employment (or portion thereof) during which he or she is employed by the Corporation, an Affiliated Corporation or a Subsidiary, including employment prior to October 1, 1988; provided, however that the Employee will not be credited with less service than was credited to him as of September 30, 1988.

            (c) An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break Year. For purposes of this Section,

               (i) an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual,
            (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
            (D) for purposes of caring for such child for a period beginning immediately following such birth or placement;

               (ii) a period of severance is a continuous period of time during which the Employee is not employed by the Corporation, an Affiliated Corporation or a Subsidiary. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service; and

               (iii) in the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Corporation, any Affiliated Corporation or any Subsidiary under federal law.

            (d) If, to the extent, and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with any prior separate business entity, part or all of which is or was acquired by, or becomes part of an Employer will be considered a Period of Credited Service.

            (e) All service earned by a MediSense Employee (as defined below) from his or her date of hire by MediSense, Inc. will be credited toward his or her Period of Credited Service for purposes of determining eligibility to make Basic Contributions under Section 2.1 and for purposes of determining the Employee's service points described in Section 3.5(b). For purposes of this Section 15.34(e), the term MediSense Employee shall mean an employee of MediSense, Inc., a Massachusetts corporation and an Affiliated Corporation.

            (f) All service earned by a Sanofi Employee (as defined below) since his or her last date of hire, as shown on the records of Sanofi Pharmaceuticals, Inc., a Delaware corporation ("Sanofi"), will be credited by the Plan toward that Employee's Period of Credited Service for purposes of determining the Employee's eligibility to make Basic Contributions under
     Section 2.1 and the Employee's service points described in Section 3.5(b). For purposes of this Section 15.34(f), the term Sanofi Employee shall mean an individual who became an Employee of the Corporation pursuant to the terms and conditions of an Asset Purchase Agreement dated as of April 28, 1997 between the Corporation and Sanofi.

     15.35. "Plan" means the Abbott Laboratories Stock Retirement Plan, as amended from time to time.

     15.36. "Plan Year" means the calendar year.

     15.37. "Point Value" means the dollar value of an earnings or service point determined for a Plan Year by dividing the aggregate Employer Contributions made under Section 3.5 for such Plan Year (less that portion of such Employer Contributions determined under Section 3.5(f) that are distributed during such Plan Year to Participants by the aggregate earnings and service points credited under Section 3.5 for such Plan Year to all Participants entitled to share in Employer Contributions to the Plan for such Plan Year (less the points attributable to participants to or for whom distributions are made during the Plan Year.).

     15.38. "Pre-Tax Contribution Account" means the Participant's Basic
Pre-Tax

Contribution Account or his or her Supplemental Pre-Tax Contribution Account.

     15.39. "Pre-Tax Contributions" means, for any Participant, the aggregate of the Participant's Basic Pre-Tax Contributions and Supplemental Pre-Tax Contributions contributed to the applicable Pre-Tax Contribution Account.

     15.40. "Prior Plan" means the Plan as in effect on December 31, 1995.

     15.41. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     15.42. "Qualified Nonelective Employer Contribution" means a contribution (other than an Employer Contribution) made for the benefit of a Participant by the Employer in its discretion.

     15.43. "Regulation" means a regulation issued by the Department of Treasury, or the Department of Labor, as the case may be, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, advisory or similar pronouncement issued by the Internal Revenue Service or the Department of Labor, whichever is applicable.

     15.44. "Retirement Program" means the program of retirement benefits, provided by the Corporation, of which the Plan and the Abbott Laboratories Annuity Retirement Plan form a part.

     15.45. "Rollover Contribution Account" means, for any Participant, the account described in Section 12.1 or 12.2, as established by the Administrator or the Trustee, to which the Participant's Rollover Contribution, if any, is allocated.

     15.46. "Rollover Contribution" means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in
Article 12.

     15.47. "Section" means a section of the Plan.

     15.48. "SRP Stable Value Fund" means the Investment Fund described in 5.2.

     15.49. "Subsidiary" means any corporation, partnership, joint venture or business trust fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Corporation, except as provided in Article 11.

     15.50. "Supplemental After-Tax Contribution" means a Supplemental Contribution made to the Plan by the Participant on an after-tax basis.

     15.51. "Supplemental After-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Supplemental After-Tax Contributions made for the Participant's benefit are credited.

     15.52. "Supplemental Contribution" means any contribution made pursuant to
Section 3.3 and for which no Employer Contribution is made.

     15.53. "Supplemental Pre-Tax Contribution" means a Supplemental Contribution made to the Plan for the benefit of a Participant on a pre-tax basis.

     15.54. "Supplemental Pre-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Supplemental Pre-Tax Contributions made for the Participant's benefit are credited.

     15.55. "Transfer Contribution" means a contribution made on behalf of a Participant by way of a trustee-to-trustee transfer as described in Section 12.4.

     15.56. "Transfer Contribution Account" means, for any Participant, the account described in Section 12.4 established by the Administrator or the Trustee to which the Participant's Transfer Contribution, if any, is allocated.

     15.57. "Trust" means the trust established between the Corporation, the Trustee and Co-Trustees in connection with the Plan, together with any and all amendments thereto.

     15.58. "Trustee" means the person(s) or entity appointed by the Board of Review to serve as Trustee under the Trust.

     15.59. "Unallocated Account" means the portion of the Trust to which Employer Contributions are made during the Plan Year, in which shares of Company Stock will be held prior to allocation to Participant Accounts, to which dividends paid on such shares of Company Stock will be paid, and from which will be paid expenses of the Plan and Under-Payment Expenses as defined in Section 3.5.

     15.60. "Valuation Date" means each business day of each Plan Year.

     15.61. "Year of Credited Service" means, with respect to any Employee, a twelve-month Period of Credited Service.

                     Abbott Laboratories Stock Retirement Plan

                                     APPENDIX A


     Whereas, effective January 1, 1996, a separate plan ("PR-SRP") was established for employees employed by an Employer located in Puerto Rico and such employees are no longer eligible to make contributions to the Plan nor to have contributions made to the Plan for their benefit by the Employer. It is intended that subsequent to the receipt by the Employer of a favorable ruling from the Internal Revenue Service on the taxation of the transfer of funds from the Plan to the PR-SRP, the Trustee shall transfer the then value of the Accounts of the following Participants to the PR-SRP: (a) any Participant who is then eligible to participate in the PR-SRP, (b) any Participant who would have been eligible for the PR-SRP but for the fact that he or she had terminated employment or retired, for whom any Accounts are maintained in the Plan as of the date of the transfer (the "Transfer Date"), and (c) any Beneficiary of a deceased or retired Participant if such Participant would have been eligible to participate in the PR-SRP but for his or her death prior to the transfer date, for which Beneficiary any Accounts are maintained in the Plan as of the Transfer Date. For purposes of this Appendix A, any such Participant or Beneficiary referred to in the prior sentence shall be referred to as a "Puerto Rican Participant" and collectively as "Puerto Rican Participants".

     Effective January 1, 1996 and at all times prior to the Transfer Date, a Puerto Rican Participant described in the prior paragraph and for whom any Accounts are maintained in the Plan at the relevant time shall have the following rights under the Plan:

      1. Effective January 1, 1996, no Puerto Rican Participant shall be eligible under Section 2.1 for active participation for purposes of having contributions made to the Plan on his or her behalf.

      2. Each Puerto Rican Participant shall remain a Participant in the Plan in accordance with Section 2.4 as long as any Accounts are maintained in the Plan for his or her benefit.

      3. The Administrator may impose the securities law restrictions described in Section 2.7(a) with respect to the Accounts of any Puerto Rican Participant for whom such restrictions are applicable.

      4. No contributions to the Plan under Sections 3.1-3.6 shall be permitted after December 31, 1995 with respect to a Puerto Rican Participant.

      5. The Accounts of a Puerto Rican Participant shall continue to be adjusted in accordance with Section 4.2 as long as the Accounts are maintained in the Plan.

      6. Except as provided in the following sentence, a Puerto Rican Participant may invest his or her Accounts in accordance with the provisions of Article 5, including (to the extent otherwise applicable) the transfer restrictions described in Section 5.4, 5.5 and 5.6. Any funds in a Puerto Rican Participant's Accounts that are invested pursuant to Section 5.2 after December 31, 1995 shall be invested in the Putnam Stable Value Fund (not the SRP Stable Value Fund), and the transfer restrictions described in Section 5.5 shall not apply to balances in a Puerto Rican Participant's Accounts that are held in the Putnam Stable Value Fund. A Puerto Rican Participant may transfer funds held in his or her Accounts among Company Stock, the Putnam Stable Value Fund and any other Investment Fund made available within the Plan, subject to the restrictions in Article 5 and this Appendix.

      7. A Puerto Rican Participant may withdraw After-Tax Contributions and earnings in accordance with the provisions of Section 6.1.

      8. The provisions in Sections 6.2 (Required Distributions After Age 701/2), 6.3 (Distributions Required by a Qualified Domestic Relations Order), and 6.4 (Participant's Consent to Distribution of Benefits and Direct Rollover Notice) shall continue to apply to the Accounts of Puerto Rican Participants.

      9. A Puerto Rican Participant may borrow from his or her Accounts in accordance with the provisions of Article 7 and this paragraph 9 and any repayments made prior to the Transfer Date shall be invested in his or her Plan Accounts in accordance with Section
            7.11. Section 7.4 is amended for Puerto Rican Participants only to provide that only one loan may be outstanding at any time and each loan must be in an amount of not less than $500. The maximum dollar amount of any loan that a Puerto Rican Participant may take under Section 7 after December 31, 1995 and prior to the Transfer Date is $40,000.

     10. Article 8 shall apply to a Puerto Rican Participant as if he or she remained an Eligible Employee until the earlier of the Transfer Date or the date he or she terminates employment with all Employers.

     11. Articles 9, 10, 14, and 15 shall be construed to apply to Puerto Rican Participants until the Transfer Date.

     12. Articles 11, 12, and 13 shall not apply to Puerto Rican Participants after December 31, 1995.

The provisions of this Appendix will no longer be effective after the Transfer Date.

                    ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM


                                       PART B


                                ABBOTT LABORATORIES

                                STOCK RETIREMENT PLAN

                                    (PUERTO RICO)


                 (As amended and restated effective January 1, 1996
                and as further amended through the 3rd Amendment
               adopted June 19, 1998)

                                  TABLE OF CONTENTS

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ARTICLE 1.  INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1    Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2    Objective. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2.  PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1    Date of Participation. . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.2    Enrollment of Participants . . . . . . . . . . . . . . . . . . . . . .  2
     2.3    Reemployment of Participant. . . . . . . . . . . . . . . . . . . . . .  2
     2.4    Duration of Participation. . . . . . . . . . . . . . . . . . . . . . .  4
     2.5    Participant Restricted Due to Conflict of Interest . . . . . . . . . .  5
     2.6    Participation by Additional Participating Employers. . . . . . . . . .  6
     2.7    Securities Law Restrictions. . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 3.  CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     3.1    Participant Contributions. . . . . . . . . . . . . . . . . . . . . . .  8
     3.2    Basic Contributions. . . . . . . . . . . . . . . . . . . . . . . . . .  8
     3.3    Supplemental Contributions . . . . . . . . . . . . . . . . . . . . . .  8
     3.4    Contribution Agreements. . . . . . . . . . . . . . . . . . . . . . . .  9
     3.5    Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . .  9
     3.6    Qualified Nonelective Employer Contributions . . . . . . . . . . . . . 12
     3.7    Time for Making and Crediting of Contributions . . . . . . . . . . . . 13
     3.8    Certain Limits Apply . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.9    Return of Contributions. . . . . . . . . . . . . . . . . . . . . . . . 14
     3.10   Special Limits for Corporate Officers  . . . . . . . . . . . . . . . . 15

ARTICLE 4.  PARTICIPANT ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.1    Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.2    Adjustment of Accounts . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 5.  INVESTMENT OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.1    Abbott Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.2    Putnam Stable Value Fund . . . . . . . . . . . . . . . . . . . . . . . 17
     5.3    Other Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . 17
     5.4    Pre-Retirement Feature for Reinvestment of Abbott Stock. . . . . . . . 17
     5.5    Investment Elections . . . . . . . . . . . . . . . . . . . . . . . . . 18
     5.6    Default Investment Fund. . . . . . . . . . . . . . . . . . . . . . . . 18
     5.7    Participant Direction of Investments . . . . . . . . . . . . . . . . . 18
     5.8    Dividends on Abbott Stock. . . . . . . . . . . . . . . . . . . . . . . 19

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                                                                                 PAGE
ARTICLE 6.  WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE . . . . . . . . . . . . . 19
     6.1    In-service Withdrawals of After-Tax Contributions. . . . . . . . . . . 19
     6.2    Distributions Required by a Qualified Domestic Relations Order . . . . 23
     6.3    Required Distributions After Age 70 1/2  . . . . . . . . . . . . . . . 23
     6.4    Participant's Consent to Distribution of Benefits. . . . . . . . . . . 23

ARTICLE 7.  LOANS TO PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . . . . . 24
     7.1    In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     7.2    Rules and Procedures . . . . . . . . . . . . . . . . . . . . . . . . . 25
     7.3    Maximum Amount of Loan . . . . . . . . . . . . . . . . . . . . . . . . 25
     7.4    Minimum Amount of Loan; Number of Loans; Frequency of Loans;
            Fees for Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     7.5    Note; Security; Interest . . . . . . . . . . . . . . . . . . . . . . . 26
     7.6    Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     7.7    Repayment upon Distribution. . . . . . . . . . . . . . . . . . . . . . 27
     7.8    Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     7.9    Nondiscrimination. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.10   Source of Loan Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 28
     7.11   Reinvestment of Loan Repayments. . . . . . . . . . . . . . . . . . . . 28

ARTICLE 8.  BENEFITS UPON RETIREMENT, DEATH OR SEPARATION FROM SERVICE . . . . . . 29
     8.1    Retirement or Separation from Service for Reasons Other Than
            Death. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     8.2    Time of Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 29
     8.3    Amount and Manner of Distribution. . . . . . . . . . . . . . . . . . . 30
     8.4    Distributions After a Participant's Death. . . . . . . . . . . . . . . 31
     8.5    Designation of Beneficiary.. . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 9.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     9.1    Board of Review. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     9.2    Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.3    Powers of Administrator. . . . . . . . . . . . . . . . . . . . . . . . 34
     9.4    Nondiscriminatory Exercise of Authority. . . . . . . . . . . . . . . . 35
     9.5    Reliance on Tables, etc. . . . . . . . . . . . . . . . . . . . . . . . 36
     9.6    Claims and Review Procedures . . . . . . . . . . . . . . . . . . . . . 36
     9.7    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     9.8    Expenses and Compensation. . . . . . . . . . . . . . . . . . . . . . . 36
     9.9    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE 10.  AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . 37
     10.1   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

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                                                                                 PAGE
     10.2   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.3   Distributions upon Termination of the Plan . . . . . . . . . . . . . . 39
     10.4   Merger or Consolidation of Plan; Transfer of Plan Assets . . . . . . . 39

ARTICLE 11.  LIMITS ON CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . 39
     11.1   PR-Code section 1023(n) Limits.. . . . . . . . . . . . . . . . . . . . 39
     11.2   PR-Code section 1165(e)(7)(A) Limits.. . . . . . . . . . . . . . . . . 39
     11.3   PR-Code section 1165(e)(3) Limits. . . . . . . . . . . . . . . . . . . 40

ARTICLE 12.  ROLLOVER AND TRANSFER CONTRIBUTIONS . . . . . . . . . . . . . . . . . 44
     12.1   Contribution of Amount Distributed from Another Qualified Plan . . . . 44
     12.2   Monitoring of Rollovers. . . . . . . . . . . . . . . . . . . . . . . . 44
     12.3   Transfer Contribution. . . . . . . . . . . . . . . . . . . . . . . . . 44
     12.4   Treatment of Transferred Amount under the Plan . . . . . . . . . . . . 45

ARTICLE 13.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     13.1   Exclusive Benefit Rule . . . . . . . . . . . . . . . . . . . . . . . . 45
     13.2   Limitation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . 45
     13.3   Nonalienability of Benefits. . . . . . . . . . . . . . . . . . . . . . 46
     13.4   Changes in Vesting Schedule. . . . . . . . . . . . . . . . . . . . . . 46
     13.5   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE 14.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     14.1   Abbott . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     14.2   Abbott Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     14.3   Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     14.4   Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     14.5   Affiliated Corporation . . . . . . . . . . . . . . . . . . . . . . . . 47
     14.6   After-Tax Contribution Account . . . . . . . . . . . . . . . . . . . . 48
     14.7   Alternate Payee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     14.8   Basic After-Tax Contributions. . . . . . . . . . . . . . . . . . . . . 48
     14.9   Basic After-Tax Contributions Account. . . . . . . . . . . . . . . . . 48
     14.10  Basic Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     14.11  Basic Pre-Tax Contribution . . . . . . . . . . . . . . . . . . . . . . 48
     14.12  Basic Pre-Tax Contribution Account . . . . . . . . . . . . . . . . . . 48
     14.13  Board of Review. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     14.14  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     14.15  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     14.16  Break Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     14.17  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     14.18  Contribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . 49
     14.19  Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     14.20  Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

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                                                                                 PAGE
     14.21  Division . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     14.22  Eligible Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     14.23  Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     14.24  Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     14.25  Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . 51
     14.26  Employer Contribution Account. . . . . . . . . . . . . . . . . . . . . 51
     14.27  Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     14.28  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     14.29  Highly Compensated Employee. . . . . . . . . . . . . . . . . . . . . . 51
     14.30  Hour of Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     14.31  Investment Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     14.32  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     14.33  Period of Credited Service . . . . . . . . . . . . . . . . . . . . . . 52
     14.34  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     14.35  Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     14.36  Point Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     14.37  PR-Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     14.38  Pre-Tax Contribution Account . . . . . . . . . . . . . . . . . . . . . 54
     14.39  Pre-Tax Contributions. . . . . . . . . . . . . . . . . . . . . . . . . 54
     14.40  Putnam Stable Value Fund . . . . . . . . . . . . . . . . . . . . . . . 54
     14.41  Qualified Domestic Relations Order . . . . . . . . . . . . . . . . . . 54
     14.42  Qualified Nonelective Employer Contribution. . . . . . . . . . . . . . 55
     14.43  Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     14.44  Retirement Program . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     14.45  Rollover Contribution Account. . . . . . . . . . . . . . . . . . . . . 55
     14.46  Rollover Contribution. . . . . . . . . . . . . . . . . . . . . . . . . 55
     14.47  Section. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     14.48  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     14.49  Supplemental After-Tax Contribution. . . . . . . . . . . . . . . . . . 56
     14.50  Supplemental After-Tax Contribution Account. . . . . . . . . . . . . . 56
     14.51  Supplemental Contribution. . . . . . . . . . . . . . . . . . . . . . . 56
     14.52  Supplemental Pre-Tax Contribution. . . . . . . . . . . . . . . . . . . 56
     14.53  Supplemental Pre-Tax Contribution Account. . . . . . . . . . . . . . . 56
     14.54  Transfer Contribution. . . . . . . . . . . . . . . . . . . . . . . . . 56
     14.55  Transfer Contribution Account. . . . . . . . . . . . . . . . . . . . . 56
     14.56  Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     14.57  Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     14.58  Unallocated Account. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     14.59  Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     14.60  Year of Credited Service . . . . . . . . . . . . . . . . . . . . . . . 57

     Appendix A

                                 ARTICLE 1. INTRODUCTION


     1.1 PURPOSE. This document amends and restates the provisions of the Abbott Laboratories Stock Retirement Plan (Puerto Rico) (the "Plan") effective January 1, 1997.

            The Plan is a profit sharing plan containing a cash or deferred arrangement intended to qualify under sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994 (the "PR-Code") and the trust forming a part thereof is intended to be exempt from taxation under PR-Code section 1165(a) and, pursuant to section 1022(i)(1) of the Employee Retirement Income Security Act of 1974, under section 501(a) of the United States Income Tax Code of 1986, as amended.

            Prior to October 1, 1997, Abbott Chemicals, Inc. maintained the Plan and was the Plan Sponsor. On September 30, 1997 Abbott Chemicals, Inc. merged with and into Abbott Health Products, Inc. with Abbott Health Products, Inc. being the surviving corporation. Effective October 1, 1997, Abbott Health Products, Inc. is the sponsor and maintains the Plan.

     1.2 OBJECTIVE. The Plan provides an arrangement by which employees may invest in stock of Abbott Laboratories ("Abbott Stock") by contributing to the Abbott Laboratories Stock Retirement Trust (Puerto Rico) (the "Trust") and by which Abbott Health Products, Inc. and its affiliates in Puerto Rico will encourage such investment by also making contributions to the Trust. Basic and Employer Contributions received by the Trust will be applied by the Trustee to acquire, and hold under the trust, shares of Abbott Stock for the benefit of the Participants in the Plan, to the end that upon retirement or prior termination of employment, the Participants may receive a distribution in cash or in Abbott Stock pursuant to the provisions of the Plan.

                              ARTICLE 2.  PARTICIPATION

     2.1 DATE OF PARTICIPATION. Each individual who was a Participant in the Abbott Laboratories Stock Retirement Plan on December 31, 1995 and is an Eligible Employee on January 1, 1996 shall be automatically eligible to become a Participant in the Plan.

Each other Employee shall become a Participant (a) for purposes of making Supplemental Contributions, on any Entry Date following his or her date of hire after he or she has entered into a Contribution Agreement under Section 3.4, and (b) for purposes of Basic Contributions and Employer Contributions on an Entry Date following the day he or she completes two Years of Credited Service and completes the applicable forms under Sections 2.2 and 3.4, provided in each case that he or she is an Eligible Employee on such Entry Date.

     2.2 ENROLLMENT OF PARTICIPANTS. An Eligible Employee shall become a Participant by signing an application form furnished by the Administrator within 30 days after he or she receives the application, or by such other means as the Administrator establishes for enrollment. Such application shall authorize the Participant's Employer to deduct from his or her Compensation (or reduce his or her Compensation by) the contributions required under Section 3.2 or 3.3, whichever is applicable.

     2.3 REEMPLOYMENT OF PARTICIPANT. If an Employee's employment with the Corporation, an Affiliated Corporation or a Subsidiary should terminate and such Employee is subsequently reemployed by the Corporation, an Affiliated Corporation or a Subsidiary, the following shall apply:

            (a) If the reemployment occurs before the Employee has a Break Year, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated, the period of his or her absence (but not to exceed 12 months) shall be included in his or her Period of Credited Service, and he or she will be reinstated as a Participant on his or her date of reemployment, if the Participant is an Eligible Employee on that date.

            (b) If an Employee is reemployed after a Break Year, and at the time of termination he or she was not a Participant in the Plan, then:

               (i) If the Employee's Years of Credited Service to which he or she was entitled at the time of termination exceeds his or her number of consecutive Break Years, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated and he or she will be reinstated as a Participant on his or her date of reemployment if he or she is then an Eligible Employee.

               (ii) If the Employee's number of consecutive Break Years equals or exceeds the Period of Credited Service to which he or she was entitled at the time of termination, the Employee shall be considered as a new Employee for all purposes of the Plan and any Period of Credited Service to which he or she was entitled prior to the date of termination shall be disregarded.

            (c) If an Employee is reemployed after a Break Year, and at the time of termination he or she was a Participant in the Plan, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

            (d) If a Participant is transferred or is given a leave of absence for a temporary or indefinite period for the purpose of becoming an Employee of a Subsidiary or an Affiliated Corporation which is not an Employer hereunder, and such Participant is not treated as an Eligible Employee under Section 14.22, he or she will continue as a Participant until his or her retirement date or earlier termination of service with the Corporation, all Affiliated Corporations and all Subsidiaries, except that during such period the Employee may not make any contributions and will not be credited with any Employer contributions except for a pro rata share of his or her Employer's contributions for the year in which the transfer is made or the leave began, as the case may be, based upon his or her own contributions and service up to the date of such transfer or the date such leave began, as the case may be. If a Participant's employment with the Corporation, all Affiliated Corporations and all Subsidiaries is terminated by reason of his or her death, retirement or otherwise while he or she is employed by the Corporation, any Affiliated Corporation or any Subsidiary which is not an Employer hereunder, the Participant will be considered to have terminated his or her employment with the Employers at the same time and for the same reason.

            (e) In the case of maternity or paternity absence (as defined below), an Employee shall be deemed to be employed by the Corporation, an Affiliated Corporation, or any Subsidiary (solely for purposes of determining whether the Employee has incurred a Break Year) during the calendar year following the calendar year in which his or her employment terminated. A "maternity or paternity absence" means an Employee's absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement. The Administrator may require the Employee to furnish such information as the Administrator considers necessary to establish that the employee's absence was for one of the reasons specified above.

     2.4 DURATION OF PARTICIPATION. An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions under the Plan shall be made on behalf of any Participant, unless the Participant is an Eligible Employee at the time for which the contribution or allocation is made.

     2.5    PARTICIPANT RESTRICTED DUE TO CONFLICT OF INTEREST.   If a conflict
of interest as defined in subsection (d) should arise with respect to any
Participant:

            (a) Such Participant shall continue as a Participant until his or her retirement date or earlier termination of service with the Employer, an Affiliated Corporation or a Subsidiary, except that during the period of such conflict of interest such Participant shall make no Basic After-Tax Contributions, such Participant's Employer shall make no Basic Pre-Tax Contributions on his or her behalf, and such Participant shall be credited with no Employer Contributions except for a pro rata share of his or her Employer's Employer Contributions for the year in which such conflict arises, based on his or her Basic Contributions and service to the date such conflict arises.

            (b) Such Participant must, within 30 days after notice from the Administrator, elect to have 100% of the value of the shares of Abbott Stock credited to his or her Accounts transferred to the Putnam Stable Value Fund or one of the other investment options available under the Plan (other than Abbott Stock). If the Participant fails to make such election, such shares shall be sold and the sale proceeds shall be transferred to the default Investment Fund selected under Section 5.6. Any Basic After-Tax Contributions, Basic Pre-Tax Contributions and pro-rata Employer Contributions, any Supplemental After-Tax

     Contributions and Supplemental Pre-Tax Contributions designated by the Participant under Section 5.1 to be invested in shares of Abbott Stock, and any dividends on shares of Abbott Stock held in the Participant's Accounts, made for or paid during the calendar year in which such conflict of interest arises, shall likewise be transferred to the investment option the Participant selects under the first sentence of this subsection (b) or to the default Investment Fund referred to in the second sentence. These transfers shall not be subject to any of the investment restrictions described in Section 5.4.

            (c) Such Participant may elect to make Supplemental After-Tax Contributions and Supplemental Pre-Tax Contributions during the period of such conflict of interest, notwithstanding the suspension of Basic After-Tax Contributions and Basic Pre-Tax Contributions under subsection (a), provided that no such contributions may be invested in shares of Abbott Stock.

            (d) A "conflict of interest" means a business, professional, family or other relationship involving the Participant which, as a result of statute, ordinance, regulation or generally recognized professional standard or rule requires divestiture by the Participant of shares of Abbott Stock. The existence or non-existence of a conflict of interest for purposes of this Section 2.5 shall be determined by the Administrator, which determination shall be final and binding on all persons. Any determination made under this subsection (d) shall have no effect on the application of any human resources or corporate policies of any Employer regarding conflict of interest.

     2.6 PARTICIPATION BY ADDITIONAL PARTICIPATING EMPLOYERS. The Board of Review may extend the Plan to any nonparticipating Division by filing with the Trustee a certified copy of an appropriate resolution by the Board of Review to that effect. Any Subsidiary or Affiliated Corporation may adopt the Plan and become a participating Employer hereunder by:

            (a) filing with the Board of Review and the Trustee a written instrument to that effect, and

            (b) filing with the Trustee a certified copy of a resolution of the Board of Review consenting to such action.

At the time the Plan is extended to any Division of the Corporation or is adopted by any Subsidiary or Affiliated Corporation or any time thereafter, the Board of Review may modify the Plan or any of its terms as applied to said Subsidiary, or Affiliated Corporation and its employees. The Board of Review may include in the Plan any employee of any prior separate business entity, part or all of which was acquired by or becomes a part of any Employer. To the extent and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with such prior separate business entity, part or all of which is or was acquired by, or becomes a part of any Employer, will be considered a Period of Credited Service.

     2.7    SECURITIES LAW RESTRICTIONS.

            (a) The Administrator may, from time to time, impose such restrictions on participation in the Plan, as the Administrator deems advisable, to facilitate compliance with federal and Puerto Rico securities laws to secure exemption under any rule of the Securities and Exchange Commission and/or the Puerto Rico Commissioner of Financial Institutions or to comply with the Corporation's corporate policy with respect to "blackout periods" related to Abbott Stock. Such restrictions shall apply to all Participants or to such individual Participants as the Administrator shall determine in his or her sole discretion and may include but shall not be limited to (i) moratoriums on purchases, sales, withdrawals or distributions of Abbott Stock; (ii) moratoriums on loans and transfers into and out of Abbott Stock; and (iii) suspensions of Basic Contributions and Supplemental Contributions allocated to Abbott Stock.

            (b) Any Participant for whom Basic Contributions are suspended under Section 2.7(a) may elect to make or continue making Supplemental Contributions, provided that no such contributions may be invested in shares of Abbott Stock.

                              ARTICLE 3.  CONTRIBUTIONS

     3.1 PARTICIPANT CONTRIBUTIONS. Except as provided in Sections 2.5 and 2.7, each Participant who has satisfied the eligibility requirements of
Section 2.1(b) may have Basic Contributions made to the Plan on his or her behalf as described in Section

3.2.  Each Participant who has satisfied the eligibility requirements of
Section 2.1(a) may elect to have Supplemental Contributions made to the Plan on his or her behalf as described in Section 3.3 at any time after his or her date of hire; provided, however, that if the Participant is eligible to make Basic Contributions, he or she may make Supplemental Contributions only if Basic Contributions are concurrently being made.

     3.2 BASIC CONTRIBUTIONS. Except as provided in Section 2.5, each Participant who is an Eligible Employee may enter into a Contribution Agreement with the Employer under which the Participant's compensation for each pay period shall be reduced by 2%, and the Employer will contribute to the Trust an equal amount as a Basic Pre-Tax Contribution, or as Basic After-Tax Contribution, as the Participant elects; provided, however, that if in order to satisfy the PR-Code Section 1165(e)(3) limits, the Participant's Basic Pre-Tax Contributions need to be reduced or entirely suspended for the remainder of a Plan Year, then the Participant's Contribution Arrangement will be considered automatically amended to provide that the Participant's Compensation for the remainder of the Plan Year shall be reduced by 2% and the Employer will contribute to the Trust an equal amount as a Basic After-Tax Contribution. For purposes of this Section 3.2, Compensation shall be limited to that portion of his or her Compensation as is determined from time to time by the Board of Directors. Each Participant who makes such contributions shall be eligible to share in the Employer Contributions under
Section 3.5.

     3.3 SUPPLEMENTAL CONTRIBUTIONS. If a Participant has made the Basic Contributions required under Section 3.2 (or is not yet eligible to make such contributions because he or she has not completed two Years of Credited Service), he or she may make Supplemental Contributions in an amount equal to an additional 1% to 8% of his or her Compensation as Supplemental Pre-Tax Contributions (1% to 10% of his or her compensation if he or she made Basic After-Tax Contributions or is not yet eligible to make Basic Contributions because he or she has not completed two Years of Credited Service) and an additional 1% to 10% of his or her Compensation as Supplemental After-Tax Contributions; provided that the aggregate Supplemental Contributions shall not exceed 16% of the Participant's Compensation, and all Supplemental Contributions shall be multiples of 1% of the Participant's Compensation. The Participant shall elect in the Contribution Agreement described in Section 3.4 to make such contributions either as Supplemental Pre-Tax Contributions or as Supplemental After-Tax Contributions, or both, as applicable. No Employer Contributions under Section 3.5 shall be made with respect to such Supplemental

Contributions.

     3.4 CONTRIBUTION AGREEMENTS. Each Contribution Agreement shall be on a form prescribed or approved by the Administrator or in such manner as the Administrator finds acceptable, and may be entered into, changed or revoked by the Participant, with such prior notice as the Administrator may prescribe, as of the first day of any pay period with respect to Compensation payable thereafter. A Contribution Agreement shall be effective with respect to Compensation payable to a Participant after the date determined by the Administrator, but not earlier than the date the Agreement is entered into. The Administrator may reject, amend or revoke the Contribution Agreement of any Participant if the Administrator determines that the rejection, amendment or revocation is necessary to ensure that the limitations referred to in Section
3.8 and Article 11 are not exceeded.

     3.5 EMPLOYER CONTRIBUTIONS. For each Plan Year beginning with the Plan Year ending December 31, 1996, the Employers shall make Employer Contributions to the Trust for the benefit of each Participant who is an Eligible Employee at any time during the Plan Year and on whose behalf Basic Contributions have been made at any time during the Plan Year. The amount of Employer Contributions made by the Employers for the Plan Year shall be the amount allocated under
Section 1.4 of the Preamble to the Abbott Laboratories Stock Retirement Program for such Plan Year.

            The Employers may contribute from time to time to the Unallocated Account a portion of the estimated Employer Contributions for the Plan Year.
The Trustee shall invest such funds in Abbott Stock periodically in accordance with stock trading procedures established by the Committee and agreed to by the Trustee. All dividends paid during the year on the Abbott Stock thus purchased and held in the Unallocated Account and other income received on Employer Contributions held in the Unallocated Account pending investment in Abbott Stock shall be used to purchase additional Abbott Stock to the extent such funds are not used to pay Plan expenses.

            After the amount of Employer Contributions for the Plan Year has been determined, the Employers shall pay the remaining Employer Contributions to the Trust within 90 days after the end of the Plan Year. The Abbott Stock purchased with such additional Employer Contributions and all shares of Abbott Stock then held in the Unallocated Account shall be allocated among the accounts of the eligible Participants as of the last day of the Plan Year, based on the value of the Participant's earnings points and service points determined as follows:

            (a) One earnings point will be allocated to each eligible Participant for each $2 of Basic Contributions made on his or her behalf during the Plan Year;

            (b) Five service points will be allocated to each eligible Participant for each full Year of Credited Service he or she has earned as of the end of the Plan Year, not to exceed 175 service points;

            (c) A Participant who dies, retires under the Abbott Puerto Rico Retirement Plan, or terminates employment with an Employer on account of total disability for which benefits are payable under the Abbott Puerto Rico, Inc. Extended Disability Plan, at any time during the Plan Year, will be considered as having continued to be employed until December 31 of that Year and will thus earn a Year of Credited Service for purposes of subsection (b);

            (d) A Participant who separates from service with the Corporation, all Affiliated Corporations and all Subsidiaries for any reason other than death, disability or retirement, at any time during the Plan Year, will be allocated a pro rata portion of the service points the Participant would have received had the Participant continued to be employed until December 31 of that Year, prorated based on the months during the Plan Year prior to the Participant's separation from service, and will thus earn a partial Year of Credited Service for purposes of subsection (b);

            (e) A Participant who is transferred or given a leave of absence in circumstances described in Section 2.3(d) above, at any time during the Plan Year, will be allocated a pro rata portion of the service points the Participant would have received had the Participant continued until December 31 of that year, prorated based on the Participant's service up to the date of such transfer or the date such leave began, as the case may be, and will thus earn a partial Year of Credited Service for purposes of subsection (b);

            (f) If (i) a Participant retires under the Abbott Puerto Rico Retirement Plan and elects to receive the distribution of his or her Accounts during the same Plan Year, (ii) a Participant dies during the Plan Year and the Beneficiary elects to take a distribution of the Participant's Accounts during the same Plan Year; or (iii) a Participant separates from service during the Plan Year for reasons other than retirement or death and does not elect to defer his or her distribution to a later Plan Year, the Employer Contribution due in each case for the Plan Year shall be calculated using the Point Value determined for the prior Plan Year and allocated to the applicable Participant's Employer Contribution Account. If a Participant or Beneficiary who becomes eligible for a distribution during the Plan Year does not take a distribution during the same Plan Year, as described in the prior sentence, the Employer Contribution which would be allocable to his or her Accounts shall be determined and allocated as of the end of the Plan Year under subsection 3.5(g) below, as if the Participant were actively employed as of the last day of the Plan Year, but shall be calculated as described in (a)-(e) above based on the service recognized therein.

            (g) The amount of the Abbott Stock which will be allocated as of the end of the Plan Year to the Employer Contribution Account of each eligible Participant for such Plan Year shall be determined by multiplying the aggregate cost (after adding earnings and deducting expenses as herein permitted) of the Abbott Stock held in the Unallocated Account at the end of the Plan Year by a fraction, the numerator of which is the sum of the Participant's earnings points and service points as of the end of the Plan Year and the denominator of which is the aggregate of all earnings points and all service points for all eligible Participants as of the end of such Plan Year (less the points attributable to Participants to whom or on whose behalf distributions are made during the Plan Year). Once the portion of the aggregate cost which is attributable to each eligible Participant is determined, the applicable number of shares represented by such cost shall be allocated to the Participant's Employer Contribution Account. After the shares have been allocated, the Point Value for the Plan Year will be calculated by dividing the cost of the Abbott Stock allocated to a Participant's Accounts by the number of points credited to such Participants for the Plan Year.

     3.6 QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS. At the direction of the Corporation, an Employer may make Qualified Nonelective Employer Contributions to the Trust for a Plan Year either (a) on behalf of all Participants for whom Pre-Tax Contributions are made for the Plan Year, or
(b) on behalf of only those Participants for whom Pre-Tax Contributions for the Plan Year are made and who are not Highly Compensated Employees for the Plan Year, as the Board of Directors shall determine. Such Qualified Nonelective Employer Contributions shall be made only if, when they are combined with all employer contributions to all plans which form a part of the Abbott Laboratories Stock Retirement Program, the aggregate employer contributions of the Employers for the Plan Year to all such plans do not exceed 7.5 percent of the declared dividends of Abbott Laboratories for the Plan Year. Except as otherwise expressly provided for, any Qualified Nonelective Contribution Employer Contribution shall be treated as a Pre-Tax Contribution for all purposes under the Plan. Qualified Nonelective Employer Contributions may be made pursuant to this Section
3.6(i) with respect only to Participants who are employed by an Subsidiary which is not an Affiliated Corporation, (ii) with respect only to Participants who are employed by Employers which are Affiliated Corporations, or (iii) with respect to Participants described in both (i) and (ii).

     3.7 TIME FOR MAKING AND CREDITING OF CONTRIBUTIONS. Basic and Supplemental Pre-Tax and After-Tax Contributions will be withheld from the Participants' Compensation through payroll deductions and will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Employers, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. Such contributions will be credited to the Participants' respective Pre-Tax Contribution and After-Tax Contribution Accounts as of the earlier of (a) the date such contributions are received by the Trust and (b) the last day of the Plan Year in which the Compensation is paid. In addition and subject to the limits provided in Section 3.3, a Participant may make Supplemental After-Tax Contributions by delivering to the Trustee, a certified check in the amount of such contribution and the contribution shall be credited to the Participant's Supplemental After-Tax Contribution Account as of the date it is received by the Trustee. Any Employer Contributions or Qualified Nonelective Employer Contributions for a Plan Year will be contributed to the Trust at such time as the Employer determines, but no later than the time prescribed by law (including extensions) for filing the Employer's federal or Puerto Rico income tax return for its taxable year in or with which the Plan Year ends. Such contributions will be credited to the Employer Contribution Accounts or Pre-Tax Contribution Accounts, respectively, of Participants on whose behalf they are made at such time as the Corporation determines, but no later than the last day of such Plan Year.

     3.8 CERTAIN LIMITS APPLY. All contributions to this Plan are subject to the applicable limits set forth under PR-Code sections 1165(e) and 1023(n), as further described in Article 11.

     3.9 RETURN OF CONTRIBUTIONS. No property of the Trust or contributions made by the Employers pursuant to the terms of the Plan shall revert to the Employers or be used for any purpose other than providing benefits to Eligible Employees or their Beneficiaries and defraying the expenses of the Plan and the Trust, except as follows:

            (a) Upon request of the Corporation, contributions made to the Plan before the issuance of a favorable determination letter by the Puerto Rico Treasury Department with respect to the initial qualification of the Plan under section 1165(a) of the PR-Code may be returned to the contributing Employer, with all attributable earnings, within one year after the Puerto Rico Treasury Department refuses in writing to issue such a letter.

            (b) Any amount contributed under the Plan by an Employer by a mistake of fact as determined by the Employer may be returned to such Employer upon its request, within one year after its payment to the Trust.

            (c) Any amount contributed under the Plan by an Employer on the condition of its deductibility under section 1023(n) of the PR-Code may be returned to such Employer upon its request, within one year after the Puerto Rico Treasury Department disallows the deduction in writing.

            (d) Earnings attributable to contributions returnable under paragraph (b) or (c) shall not be returned to the Employer, and any losses attributable to those contributions shall reduce the amount returned.

In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     3.10 SPECIAL LIMITS FOR CORPORATE OFFICERS. Notwithstanding any other provision of the Plan, the Administrator may, from time to time, impose additional limits on the percentages of Compensation which may be contributed to the Plan by, or on behalf of, Corporate Officers, provided that such additional limits are lower than the limits applicable to other Participants. The amount and terms of such limits shall be determined by the Administrator in its sole discretion, need not be the same for all Corporate Officers and may be changed or repealed by the Administrator at any time. For purposes of this Section 3.10, the term "Corporate Officer" shall mean an individual elected an officer of the Corporation by its Board of Directors but shall not include assistant officers.

                          ARTICLE 4.  PARTICIPANT ACCOUNTS

     4.1 ACCOUNTS. The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant a Basic After-Tax Contribution Account, a Basic Pre-Tax Contribution Account, a Supplemental After-Tax Contribution Account, a Supplemental Pre-Tax Contribution Account, an Employer Contribution Account, a Rollover Contribution Account (if applicable), a Transfer Contribution Account (if applicable) and such other accounts or subaccounts as the Administrator in its discretion deems appropriate. All such Accounts shall be referred to collectively as the "Accounts".

     4.2 ADJUSTMENT OF ACCOUNTS. Except as provided in the following sentence, as of each Valuation Date, the Administrator or Trustee, as the case may be, shall adjust the balances of each Account maintained under the Plan on a uniform and consistent basis to reflect the contributions, distributions, income, expense, and changes in the fair market value of the assets attributable to such Account since the prior Valuation Date, in such reasonable manner as the Administrator or Trustee, as the case may be, shall determine. Employer Contributions made to the Unallocated Account, Abbott Stock acquired under
Section 3.5 with such Employer Contributions, and dividends paid on such Abbott Stock will not be valued as of each Valuation Date, but will be allocated to the Participants' Accounts only as of the end of the Plan Year in accordance with
Section 3.5 and thereafter such amounts will be valued in accordance with the first sentence of this Section 4.2. Notwithstanding any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Trust will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes made pursuant to Section 5.5 shall be effective upon receipt by the Daily Pricing Media. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this
Section 4.2 shall apply only to the extent, if any, that assets of the Trust are not invested in Daily Pricing Media.

                          ARTICLE 5.  INVESTMENT OF ACCOUNTS

     5.1 ABBOTT STOCK. All Basic Contributions and Employer Contributions shall be invested in shares of Abbott Stock. A Participant may also direct that some or all of his or her Supplemental Contributions, Rollover Contributions (if applicable) or Transfer Contributions (if applicable) be invested in shares of Abbott Stock. Abbott Stock shall be purchased and sold by the Trustee on the open market or from Abbott in accordance with stock trading procedures established by the Committee and agreed to by the Trustee.

     5.2 PUTNAM STABLE VALUE FUND. A Participant may direct that some or all of his or her Supplemental Contributions, Rollover Contributions, or Transfer Contributions be invested in the Putnam Stable Value Fund.

     5.3 OTHER INVESTMENT FUNDS. The Committee may, from time to time, direct the Trustee to establish one or more Investment Funds. A Participant may invest some or all of his or her Supplemental Contributions, Rollover Contributions or Transfer Contributions made on or after January 1, 1996 in one or more of the Investment Funds available under the Plan in such increments and in such manner as the Committee and the Trustee establish in investment procedures. To the extent permitted by Section 5.4, a Participant may instruct the Trustee that amounts held in his or her Accounts that are invested in Abbott Stock be transferred to and invested in one or more of the Investment Funds established under this Section 5.3. Any amounts held in a Participant's Accounts that are not otherwise restricted as to investment under Section 5.1 or
5.4 may be invested or reinvested in Abbott Stock or any of the Investment Funds then available under the Plan in accordance with the procedures established under Section 5.5.

     5.4 PRE-RETIREMENT FEATURE FOR REINVESTMENT OF ABBOTT STOCK. Effective April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion), and for periods thereafter, a Participant who attains age 50 may direct the Trustee to liquidate all or a portion of the Abbott Stock held in his or her Accounts and reinvest the proceeds in the Putnam Stable Value Fund or any of the other Investment Funds described in Section 5.3.

            Basic Contributions and Employer Contributions made to the Plan with respect to a Participant who is eligible for the Pre-Retirement Feature described in this Section 5.4 shall continue to be invested initially in shares of Abbott Stock, but will be available for reinvestment in the Putnam Stable Value Fund or in any of the other Investment Funds described in Section 5.3 in accordance with the procedures established under Section 5.5.

            The restrictions described in this Section 5.4 shall apply to the Accounts of all Participants, including, but not limited to, those who have retired under the Abbott Puerto Rico Retirement Plan.

     5.5 INVESTMENT ELECTIONS. Subject to Sections 5.1, 5.2, and 5.4, a Participant, Beneficiary or Alternate Payee may make or change investment instructions with respect to the portion of the Accounts over which he or she has investment direction at such times and at such frequency as the Administrator shall permit in accordance with investment procedures established for the Plan. Such investment instructions shall be in writing or in such other form as is acceptable to the Trustee.

     5.6 DEFAULT INVESTMENT FUND. The Administrator shall, from time to time, identify from time to time one or more of the Investment Funds as the default Investment Fund into which all contributions, for which the Participant has the right to direct investment, shall be invested if the Participant fails to provide complete and clear investment instructions for such contributions. Such contributions shall remain in the default Investment Fund until the Trustee receives investment instructions from the Participant in a form acceptable to the Trustee.

     5.7    PARTICIPANT DIRECTION OF INVESTMENTS.  To the extent that this
Article 5 does not prohibit a Participant, Beneficiary or Alternate Payee from directing the investment of his or her Accounts, the Plan is intended to be a participant directed plan and to comply with the requirements of ERISA section 404(c) and the United States Department of Labor Regulations 2550.404c-1 as a participant directed plan. To the extent this Section 5.7 applies, the Administrator shall direct the Trustee from time to time with respect to such investments pursuant to the instructions of the Participant (or, if applicable, the Alternate Payee, or the deceased Participant's Beneficiary), but the Trustee may refuse to honor any investment instruction if such instruction would cause the Plan to engage in a prohibited transaction (as described in ERISA section 406) or cause the Trust to be subject to income tax. The Administrator shall prescribe the form upon which, or such other manner in which such instructions shall be made, as well as the frequency with which such instructions may be made or changed and the dates as of which such instructions shall be effective. The Board of Directors reserves the right to amend the Plan to remove the right of Participants, Beneficiaries or Alternate Payees to give investment instructions with respect to their Accounts. Nothing contained herein shall provide for the voting of shares of Abbott Stock by any Participant, Beneficiary or Alternate Payee, except as otherwise provided in the Trust.

     5.8 DIVIDENDS ON ABBOTT STOCK. Except with respect to shares of Abbott Stock acquired during the Plan Year and held in the Unallocated Account, cash dividends on shares of Abbott Stock shall be credited to the applicable Accounts in which the shares are held and cash proceeds from the sale of any rights or warrants received with respect to such Stock shall be invested in shares of Abbott Stock when such dividends or proceeds are received by the Trust, and thereafter such shares shall be credited to such Accounts based on the average cost of all shares purchased with such dividends or proceeds. Stock dividends or "split-ups" and rights or warrants appertaining to such shares shall be credited to the applicable Accounts when received by the Trust. Cash dividends received with respect to shares of Abbott Stock held in the Unallocated Account and cash proceeds from the sale of rights or warrants received with respect to such Abbott Stock shall be reinvested in Abbott Stock and allocated under
Section 3.5, to the extent not used to pay expenses of the Plan. Any stock dividends or "split-ups" (and any rights or warrants unless sooner sold) appertaining to shares of Abbott Stock held in the Unallocated Account will be held in the Unallocated Account until the end of the Plan Year and allocated under Section 3.5.

               ARTICLE 6.  WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE

     6.1    IN-SERVICE WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS.

            (a) SUPPLEMENTAL AFTER-TAX CONTRIBUTIONS.   A Participant may elect
     to withdraw from the Trust any or all of his or her Supplemental After-Tax

     Contributions. Withdrawals shall be made from Abbott Stock, the Putnam Stable Value Fund or any other Investment Fund as the Participant elects, but only to the extent such total withdrawals under this subsection (a) do not exceed the Participant's Supplemental After-Tax Contributions in his or her Supplemental After-Tax Contribution Account.

            (b) BASIC AFTER-TAX CONTRIBUTIONS. A Participant who has completed five or more Years of Credited Service and has withdrawn all of his or her Supplemental After-Tax Contributions under subsection (a) may then elect to withdraw from the Trust any or all of his or her Basic After-Tax Contributions. Withdrawals shall be made from Abbott Stock, the Putnam Stable Value Fund or any other Investment Fund as the Participant elects, but only to the extent such total withdrawals under this subsection (b) do not exceed the Participants Basic After-Tax Contributions in his or her Basic After-Tax Contribution Account.

            (c) VALUATION OF SHARES WITHDRAWN. Withdrawals of shares of Abbott Stock under this Section 6.1 from Basic and Supplemental After-Tax Contribution Accounts shall be in whole shares except when withdrawal of a fractional share is necessary to exhaust the Abbott Stock allocated to such Accounts in which event the cash value of such fractional share shall be withdrawn.

            (d) (i) For purposes of Section 6.1(a), shares of Abbott Stock purchased with a Participant's Supplemental After-Tax Contributions shall be determined as follows:

                    (A) FIRST, the average cost to the Trust of all withdrawn shares of Abbott Stock purchased with the Participant's Supplemental After-Tax Contributions and related dividends shall be established.

                    (B) NEXT, the total of the Participant's unwithdrawn Supplemental After-Tax Contributions and applied to purchase Abbott Stock shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares purchased with the Participant's Supplemental After-Tax Contributions.

               (ii) For purposes of Section 6.1(b), shares of Abbott Stock purchased with a Participant's Basic After-Tax Contributions shall be determined as follows:

                    (C) FIRST, the average cost to the Trust of all unwithdrawn shares of Abbott Stock purchased with the Participant's Basic After-Tax Contributions and related dividends shall be established.

                    (D) NEXT, the total of the Participant's unwithdrawn Basic After-Tax Contributions applied to purchase Abbott Stock shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares purchased with the Participant's Basic After-Tax Contributions.

     For purposes of determining a Participant's unwithdrawn Basic After-Tax Contributions, any shares of Abbott Stock purchased with the Participant's Basic After-Tax Contributions that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph (i)(A) above as of such date.

            (e) The foregoing provisions of this Section 6.1 are subject to the following:

               (i) Shares of Abbott Stock and other amounts that are withdrawn by a Participant under this Section 6.1 shall be charged to his or her respective After-Tax Contribution Account.

               (ii) No more than one withdrawal may be elected in any calendar quarter; provided, however, that the Administrator, in his or her sole discretion, may waive this limitation in unusual cases.

               (iii) Distribution of the shares of Abbott Stock or other
            amounts a Participant elects to withdraw under this Section 6.1 will be made within such time period and in accordance with the procedures established by the Administrator and agreed to by the Trustee. If the Participant dies prior to the time distribution of such shares or amounts is made, distribution shall be made to the Participant's Beneficiary in the same manner as other distributions from the Trust.

               (iv) Each request for a withdrawal shall be filed with the Administrator, shall specify the dollar amount or the share amount (or both) to be withdrawn, which amount shall not be less than $500, and may not be revoked, amended or changed by the Participant after it is filed. The Participant shall indicate in his withdrawal request whether the withdrawal is to be made in cash or in Abbott Stock.

               (v) Any fees associated with a withdrawal will be charged to the Participant's Accounts.

               (vi) Withdrawals under this Section 6.1 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

               (vii) Any shares of Abbott Stock that are withdrawn will be considered as having been withdrawn at the average cost, as of the date of the withdrawal, of the shares of Abbott Stock reflected in the Account from which it was withdrawn.

     6.2 DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER. To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant's Accounts to Alternate Payees named in such order in a manner consistent with the distribution options otherwise available under this Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

     6.3 REQUIRED DISTRIBUTIONS AFTER AGE 70-1/2. Except as provided in the next sentence, a Participant who remains an Employee on or after his or her "required beginning date" (within the meaning of United States Internal Revenue Code section 401(a)(9)) while an Employee shall receive a distribution of the full value of his or her Accounts as of the date any distribution under Code section 401(1)(9) would be required. Any Participant (other than a 5% owner of the Corporation, an Affiliated

Corporation, or a Subsidiary in the year such owner attains age 66-l/2 and any subsequent year) who attained age 70-1/2 before January 1, 1988 may defer receipt of the distributions under this Section 6.2 until the April 1 following the calendar year in which he or she retires or attains age 70-1/2, whichever is later. Each distribution described in this Section 6.2 shall be made at the latest possible date permitted under the United States Internal Revenue Code section 401(a)(9) and Regulations thereunder and in accordance with such administrative rules and practices as may be adopted by the Administrator.

     6.4 PARTICIPANT'S CONSENT TO DISTRIBUTION OF BENEFITS. If a Participant receives a withdrawal under Section 6.1 or 6.2, or an Alternative Payee receives a distribution under Section 6.3, no distribution may be made unless:

            (a) between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant or the Alternate Payee (whichever is applicable) in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70-1/2 and provides the Participant or the Alternate Payee (whichever is applicable) with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

            (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator. Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator. The Participant may waive the 30-day notice period described in (a) above.

                          ARTICLE 7.  LOANS TO PARTICIPANTS

     7.1 IN GENERAL. Upon the request of an Eligible Borrower on a form approved or procedure prescribed by the Administrator, and subject to the conditions of this Article, the Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower. For purposes of this Article, an "Eligible Borrower" is:

            (a) a Participant who is an Eligible Employee; or

            (b) a Participant who is a former Employee and is a "party in interest" within the meaning of ERISA section 3(14); or

            (c) a deceased Participant's Beneficiary who has not yet received the entire vested portion of the Participant's Accounts and who is a "party in interest" as described in (b) above.

     7.2 RULES AND PROCEDURES. The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as he or she deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the United States Department of Labor's Regulations section 2550.408b-1(d).

     7.3 MAXIMUM AMOUNT OF LOAN. The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

            (a) The amount of the loan, together with any other outstanding indebtedness under this Plan or any other qualified retirement plan of Abbott, the Corporation, any Affiliated Corporation or any Subsidiary, shall not exceed $50,000 reduced by the excess of (i) the highest aggregate outstanding loan balance of the Eligible Borrower from such plans during the one-year period ending on the day prior to the date on which the loans are made, over (ii) the Eligible Borrower's outstanding loan balance from such plans immediately prior to the loan.

            (b) The amount of the loan shall not exceed 50 percent of the Eligible Borrower's Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

            (c) No loan may exceed the aggregate value of the Participant's Basic Pre-Tax Contribution Account, Supplemental Pre-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account and Transfer Contribution Account (excluding any amount contributed by the Participant on an after-tax basis).

     7.4 MINIMUM AMOUNT OF LOAN; NUMBER OF LOANS; FREQUENCY OF LOANS; FEES FOR LOANS. The minimum amount of any single loan under the Plan shall be $500. A Participant may have only two loans outstanding at any time under the Plan or under any other plan referred to in Section 3.5. All loans shall be subject to such rules and procedures as the Administrator shall promulgate from time to time pursuant to the authority granted in Section 7.2. The Administrator may charge a loan fee and such fee may be charged to the Participant's Accounts or taken from the loan proceeds.

     7.5 NOTE; SECURITY; INTEREST. Each loan shall be evidenced by a note signed by the Eligible Borrower, a Participant Credit Agreement, or other legally enforceable evidence of indebtedness ("Note"). The Note shall be an asset of the Trust which shall be allocated to the Accounts of the Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the Note plus the amount of any accrued but unpaid interest. The Note shall be secured by that portion of the Accounts represented by the Note (not to exceed 50% of the Eligible Borrower's vested interest in his or her Accounts determined as of the date of the loan). The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

     7.6 REPAYMENT. Each loan made to an Eligible Borrower who is receiving regular payments of Compensation from the Employer shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. In each case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Administrator) not to extend beyond the earlier of five years from the date of the loan or the Participant's anticipated retirement date, with substantially level amortization. Where the loan is being applied toward the purchase or construction of a principal residence for the Eligible Borrower, the term for repayment shall not extend beyond the earlier of 15 years from the date of the loan or the Participant's anticipated retirement date. An Eligible Borrower may prepay the full balance of an outstanding loan at any time by delivering to the Trustee a certified check in the amount of such remaining balance and any accrued but unpaid interest. An Eligible Borrower may also refinance an outstanding loan, provided that the limits under Section 7.3 allow the Borrower to borrow an amount equal to, or greater than, the balance due on the outstanding loan.

     7.7 REPAYMENT UPON DISTRIBUTION. If, at the time benefits are to be distributed (or to commence being distributed) to an Eligible Borrower with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with United States Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower's Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as is provided in Section 7.1 or as may be required in order to comply (in a manner consistent with continued qualification of the Plan under PR-Code section 1165(a)) with United States Department of Labor regulations, no loan shall be made to an Eligible Borrower under this Article after the Eligible Borrower incurs a separation from service whether or not he or she has begun to receive distribution of his or her Accounts.

     7.8 DEFAULT. In the event of a default in making any payment of principal or interest when due under the Note evidencing any loan under this Article, if such default continues for more than 90 days after written notice of the default by the Trustee, the unpaid principal balance of the Note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the Note evidencing such loan. In no event shall the Administrator apply the Eligible Borrower's Accounts to satisfy the Eligible Borrower's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan. Default distributions under this Section 7.8 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

     7.9 NONDISCRIMINATION. Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis.

     7.10 SOURCE OF LOAN PROCEEDS. The proceeds for a loan shall be drawn first from an Eligible Borrower's Supplemental Pre-Tax Contribution Account, then from his or her Rollover Contribution Account established pursuant to
Section 12.1 (if any), then
from his or her transfer Contribution Account established pursuant to Section
12.3 (if any), and then from his or her Basic Pre-Tax Contribution Account and then from his or her Employer Contribution Account, in each case drawing proportionately from the Investment Funds (other than Abbott Stock) in which the applicable Account is invested until such Investment Funds are exhausted, and then drawing from the applicable Account the Abbott Stock held in each such Account.

     7.11 REINVESTMENT OF LOAN REPAYMENTS. Loan repayments shall be made to the Eligible Borrower's Accounts from which the proceeds were drawn under
Section 7.10 in the proportion that the loan was taken from each such Account at the origination of the loan. Within each such Account, the proceeds will be invested in accordance with the investment instructions or restrictions applicable at the time of each loan repayment. If the Eligible Borrower is not currently making contributions to any such Account at the time of loan repayment, the proceeds will be invested within such Account in accordance with any previous instructions on file by the Participant for the investment of contributions in such Account, and if there are no such instructions on file, the proceeds will be invested in the default Investment Fund(s) then in effect under Section 5.6. The Participant may change his or her investment instructions in accordance with Section 5.5 for purposes of reinvesting the loan repayments even if he or she is not then making contributions to the Plan. All such proceeds (other than proceeds repaid to and invested in a Basic Pre-Tax Contribution Account or an Employer Contribution Account by a Participant who has not yet reached the age of 50) shall, for purposes of Article 5, be considered to be unrestricted as to investment and may be invested in any of the Investment Funds then available under the Plan.

    ARTICLE 8.  BENEFITS UPON RETIREMENT, DEATH OR SEPARATION FROM SERVICE


     8.1 RETIREMENT OR SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH. Following a Participant's retirement or separation from the service with Abbott, the Corporation, all Affiliated Corporations and all Subsidiaries for any reason other than death, the Participant will receive the value of his or her Accounts in a single sum payment unless he or she elects an annuity under Section 8.3 (b) or a direct rollover under Section 8.3(d). To the extent that the Participant's Accounts hold Abbott Stock, he or she may receive the distribution in whole shares of Abbott Stock and cash for any fractional share.

     8.2.   TIME OF DISTRIBUTIONS.  Distribution with respect to a
Participant's separation from service (other than on account of death or retirement) normally will be made or commence as soon as practicable after such separation. The Employer Contribution made on the Participant's behalf under
Section 3.5 for the Plan Year will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash or Abbott Stock, at the Participant's election. Except as provided in the last sentence of this
Section 8.2, in the case of a Participant whose Accounts are valued in excess of $5,000 and who has not yet attained age 70, however, distribution may not be made under this Section unless:

            (a) between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

            (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator. Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator. The Participant may waive the 30-day notice period described in (a) above.

The value of a Participant's Accounts will be considered to be in excess of $5,000 if the value exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the
Participant under the Plan.   Distributions in all events will commence no later
than the 60th day after the close of the Plan Year which occurs after the later of the Participant's separation from service or the Participant's attainment of age 70.

A Participant who is eligible for retirement under the terms of the Abbott Puerto Rico Retirement Plan will normally receive a distribution as soon as practicable after the end of the Plan Year in which he or she retires and following the crediting of the Employer Contribution determined under Section
3.5 for such Plan Year. Such Participant may elect to receive the distribution in the calendar year in which he or she retires, in which event the Employer Contribution made on the Participant's behalf under Section 3.5 will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash. Alternatively, the Participant may elect to defer the distribution of his or her Accounts until any date, but no later than April 1 after the Plan Year in which he or she attains age 70.

     8.3. AMOUNT AND MANNER OF DISTRIBUTION. A Participant who is eligible for a distribution from the Plan under this Article 8, may, subject to subsection (c), elect to receive his or her benefit in one or more of the following forms:

            (a) SINGLE SUM PAYMENT. In the case of a distribution to be made in a single sum, the amount of such distribution shall be determined as of the Valuation Date which immediately precedes or coincides with the date distribution is to be made.

            (b) ANNUITY PURCHASED FOR CERTAIN AMOUNTS. Monthly payments may be made from a single premium annuity contract purchased for the Participant with all or any portion of the value of the Participant's Accounts under the Abbott Laboratories Stock Retirement Plan as of December 31, 1995. The provisions of such annuity contract shall be subject to the following:

                         (A) The payment forms under an annuity contract shall
               include: (1) an annuity payable for the life of the Participant;
               (2) an annuity payable for life with a refund feature; (3) an annuity payable over the joint lives of the Participant and another person designated by the Participant, provided such person (if not the Participant's spouse) is not more than 30 years younger than the Participant; or (4) an annuity payable for life and a period provided such period certain does not extend beyond the Participant's 85th birthday.

                         (B)  Each such annuity contract shall be
               nontransferable except by surrender to the issuing insurance company and shall provide for a monthly payment of not less than twenty five dollars ($25).

                         (C) The Administrator may cause an annuity contract to be assigned or delivered to the person or persons then entitled to payments under it, but prior to the assignment or delivery of an annuity contract, it shall be rendered nontransferable and, at the Administrator's discretion, may be rendered non-commutable.

                         (D) If a Participant is married on his or her Annuity
               Starting Date, and the Participant has elected to have his or her benefits distributed by purchase of an annuity contract, the value of the Participant's

               Accounts will be applied to purchase a joint and survivor annuity (as defined herein), unless the Participant has made an election to waive that form of annuity. A "joint and survivor annuity" is an annuity payable for the life of the Participant, with a survivor annuity payable for the life of his or her spouse of one-half of the amount payable during the joint lives of the Participant and his or her spouse. A Participant may make a written election to waive the joint and survivor annuity at any time during the 90-day period ending on his or her annuity starting date (as defined herein). Such an election will be effective only if the Participant's spouse consents to the election in writing, and such consent acknowledges the effect of the waiver and is witnessed by a Plan representative or a notary public. Within a reasonable time before a Participant's annuity starting date, the Administrator shall provide the Participant with a written explanation of the terms and conditions of the joint and survivor annuity, the Participant's right to make, and the effect of, a revocation of such a waiver. An election under this subsection may be revoked by a Participant at any time prior to his or her annuity starting date. If a Participant has elected to waive the joint and survivor annuity, his or her Account balances will be distributed under one of the annuity forms of payment described in Section 8.3(b)above, as the Participant elects. The term "annuity starting date" for any Participant means (a) the first day of the first period for which a benefit is payable to the Participant under the Plan as an annuity, or (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

            (c) CASHOUT OF SMALL BENEFITS. If the value of a Participant's Accounts is $5,000 or less, distribution shall be made to the Participant in a single sum payment as soon as practicable following the Participant's separation from service. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant's Accounts will not be considered to be valued at $5,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

            (d) DIRECT ROLLOVER OF SINGLE SUM PAYMENTS. If a Participant or an Alternate Payee of the Participant is entitled to a single sum payment under Section 8.3(a), he or she may elect to have such payment transferred directly to another qualified plan, an individual retirement account, or an individual retirement annuity. The Administrator shall not be obligated to honor any transfer instruction under this Section that specifies more than one transferee.

     8.4.   DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH.

            (a) DEATH PRIOR TO SEPARATION FROM SERVICE. If a Participant dies prior to his or her separation from the service with Abbott, the Corporation, all Affiliated Corporations and all Subsidiaries, the Participant's Beneficiary will receive the Participant's Accounts in a single sum payment as soon as practicable after the end of the Plan Year in which the Participant's death occurs; provided, however, the Beneficiary may elect to receive the distribution in the Plan Year in which the Participant's death occurred, in which event the Employer Contribution made on behalf of the Participant under Section 3.5 for such Plan Year shall be based on the Point Value determined for the prior Plan Year and shall be distributed in cash. Distribution must be made to a Beneficiary who is not the Participant's spouse no later than December 31 of the calendar year following the year of the Participant's death. If the Beneficiary is the Participant's spouse, the Beneficiary may elect to defer receipt of the distribution of the Participant's Accounts until any date, but no later than the December 31 of the Plan Year in which the Participant would have attained age 70.

            (b) DEATH AFTER SEPARATION FROM SERVICE. If a Participant dies after separation from service but before the complete distribution of his or her Accounts has been made, the Participant's Beneficiary will receive the value of the Participant's Accounts. Distribution will be made in a single sum payment as soon as practicable after the Participant's death (but no later than December 31 of the calendar year following the year of the Participant's death); provided, however, that if distribution to the Participant had begun following his or her separation from service in a form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant's death. Any such election must be made on a form approved by the Administrator and must be received by the Administrator within such period following the Participant's death as the Administrator may prescribe. To the extent the Participant's Accounts held Abbott Stock at the time of the proposed distribution, the Beneficiary may receive the distribution in whole shares of Abbott Stock and cash for any fractional share.

            (c) CASHOUT OF SMALL BENEFITS. If a Participant dies and the value of a Participant's Accounts is $5,000 or less, distribution shall be made to the Beneficiary in a single sum payment as soon as practicable following the Participant's death (but in no event later than the 60th day following the close of the Plan Year in which such death occurs) or such later date on which the amount of the distribution can be determined by the Administrator. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant's Accounts will not be considered to be valued at $5,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

            (d) DIRECT ROLLOVER OF SINGLE SUM PAYMENTS. If a Beneficiary who is the spouse of a deceased Participant is entitled to a single sum payment under Section 8.3(a), he or she may elect to have such payment transferred directly to an individual retirement account or an individual retirement annuity. The Administrator shall not be obligated to honor any transfer instruction under this Section that specifies more than one transferee.

Any distribution to a Beneficiary under this Section in the form of a single sum shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made.

     8.5. DESIGNATION OF BENEFICIARY. Subject to the provisions of this Section, a

Participant's Beneficiary shall be the person or persons (or entity or entities), if any, designated by the Participant from time to time on a form or in a manner approved by the Administrator. In the absence of an effective Beneficiary designation, a Participant's Beneficiary shall be his or her surviving spouse, if any, or if none, the Participant's issue, or if none, the Participant's estate. A non-spouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless

            (a) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) in a written form approved by the Administrator and witnessed by a notary public or Plan representative; or

            (b) it is established by the Participant prior to his or her death (by furnishing the Administrator with a sworn statement), that the required consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; or

            (c) the spouse had earlier executed a general consent form permitting the Participant (i) to select from among certain specified persons without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or (ii) to change his or her Beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

Any consent and acknowledgment by a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

                             ARTICLE 9.  ADMINISTRATION

     9.1 BOARD OF REVIEW. The Board of Review, except where such are specifically reserved to the Board of Directors, shall have all powers, duties and obligations (whether imposed, granted or reserved and whether explicit or implicit) which are lodged in the Corporation under the Trust, or the Plan, or any supplement to the plan or by law or regulations. It shall perform all functions specifically assigned to it under the Plan and under the Trust created pursuant to the Plan. The Board of Review at its sole discretion may delegate or redelegate any responsibility which it is able to exercise, and may revoke such delegations at its sole discretion.

     9.2 ADMINISTRATOR. The Administrator will be the "administrator" of the Plan as defined in section 3(16)(A) of ERISA and a "named fiduciary" for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. The Administrator will not, however, have any authority over the investment of assets of the Trust or the selection of Investment Funds.

     9.3 POWERS OF ADMINISTRATOR. The Administrator will have full power to administer the Plan in all of its details and, other than the selection of Investment Funds, subject, however, to the requirements of ERISA. For this purpose the Administrator's power will include, but will not be limited to, the following discretionary authority:

            (a) to make and enforce such rules and regulations as the Administrator deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

            (b) to interpret and enforce the Plan in accordance with the terms of the Plan (including the rules and regulations adopted under subsection
     (a)) and to make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of Employees or Participants and any other persons, and the amount, if any, of their benefits under the Plan, and to construe or interpret disputed, ambiguous, or uncertain terms;

            (c) to compute the amounts to be distributed under the Plan, to determine the person or persons to whom such amounts are to be distributed, and to make equitable adjustments for mistakes or errors;

            (d) to authorize the payment of distributions, to compromise and settle any disputed claim, and to direct the Trustee to make such payments from the Trust;

            (e) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the PR-Code, ERISA and applicable regulations, or under other federal, state or local law and regulations;

            (f) to allocate and delegate the ministerial duties and responsibilities of the Administrator and to appoint such agents, counsel, accountants, consultants, actuaries, insurance companies and other persons as may be required or desired to assist in administering the Plan;

            (g) by written instrument, to allocate and delegate his or her fiduciary responsibilities in accordance with ERISA section 405; and

            (h) to furnish each Employer with such information and data as may be required by it for tax and other purposes in connection with the Plan.

Actions taken in good faith by the Administrator shall be binding and conclusive on all parties.

     9.4 NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     9.5 RELIANCE ON TABLES, ETC. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel, actuary, insurance company or other expert who is employed or engaged by the Administrator or by Abbott or the Corporation on the Administrator's behalf.

     9.6 CLAIMS AND REVIEW PROCEDURES. The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503.

     9.7 INDEMNIFICATION. The Corporation agrees to indemnify and defend to the fullest extent of the law any of its or Abbott's employees or former employees who serves or has served as Administrator or as a member of the Board of Review or who has been appointed to assist the Administrator or the Board of Review in administering the Plan or to whom the Administrator or the Board of Review has delegated any duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Corporation) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.

     9.8 EXPENSES AND COMPENSATION. No compensation shall be paid to the Administrator or any assistant who is a full-time employee of Abbott, the Corporation, an Affiliated Corporation or a Subsidiary, but the Administrator and his or her assistants shall be reimbursed for all expenses reasonably incurred in the administration of the Plan. Such expenses shall be charged to the Trust and paid first out of the dividends paid on Abbott Stock held in the Unallocated Account and then from Employer Contributions prior to allocation under Section 3.5, unless the Employers pay such expenses directly. To the extent that any record keeping expense, withdrawal charge, loan fee or check fee is specifically attributable to a Participant's Accounts, such expenses may be charged to the Accounts of such Participant.

     9.9 NOTICES; PARTICIPANT INFORMATION. Any notice required to be given to or any document required to be filed with the Administrator, the Trustee or the Committee will be given or filed properly if mailed by registered mail, postage prepaid, or delivered, to the Administrator, the Trustee or the Committee, as the case may be, in care of the Corporation. Participants (and their Beneficiaries) must furnish to the Administrator such evidence, data, or information as they consider necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he or she will furnish full, true and complete evidence, data and information requested by the Administrator.

                        ARTICLE 10.  AMENDMENT AND TERMINATION

     10.1 AMENDMENT. The Corporation (through the Board of Directors) reserves the power (and may and hereby does specifically delegate a portion of the power to the Board of Review) at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable. The Corporation specifically reserves the right to amend Article 5 with respect to the investment of Participant Accounts. However, the Corporation will not have the power:

            (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by Section 13.3 with respect to Qualified Domestic Relations Orders, or by Section 3.9 with respect to the return of contributions upon nondeductibility or mistake of fact), unless such amendment is required or permitted by law, governmental regulation or ruling; or

            (b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of ERISA section 204(g) of any Participant, except as otherwise permitted or required by law; or

            (c) to change the duties or liabilities of the Trustee, the Committee or the Administrator without their consent.

     All major amendments and all decisions or amendments which are reasonably expected to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits to Participants or Beneficiaries, or of terminating the Plan shall be made by the Board of Directors. All other amendments shall be made by the Board of Review. The Board of Directors may delegate additional authority to the Board of Review.

     For the purposes of the foregoing, a "major amendment" is defined to be any amendment which will increase the average cost of the Plan to the Employers (whether through the increase of Employer contributions or otherwise) by an amount in excess of $500,000 per annum over the three full Plan Years next succeeding the effective date of the amendment. Determination of whether an amendment is a major amendment or a decision or amendment which is reasonably "to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits, or of terminating the Plan" shall be made by the Board of Review after obtaining such advice from such legal or tax counsel and the advice of such actuarial consultants as the Board of Review may deem appropriate. The secretary of the Board of Review shall maintain detailed minutes reflecting the advice if any so received by the Board of

Review and the decisions reached by it regarding each amendment adopted by it.

     10.2 TERMINATION. The Corporation has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Corporation will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and the Committee without liability whatsoever for any such discontinuance or termination.

     10.3 DISTRIBUTIONS UPON TERMINATION OF THE PLAN. Upon termination of the Plan by the Corporation, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant's Accounts determined as of the Valuation Date coinciding with or next following the date of the Plan's termination. However, if a successor plan is established, Accounts shall be distributed to Participants and their Beneficiaries only in accordance with Article 6 relating to in-service withdrawals and upon the actual separation from service by the Participant.

     10.4 MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

                         ARTICLE 11.  LIMITS ON CONTRIBUTIONS

     11.1 PR-CODE SECTION 1023(n) LIMITS. The sum of the contributions made by the Employers under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the PR-Code (all such contributions being hereby conditioned on their deductibility under PR-Code section 1023(n)).

     11.2   PR-CODE SECTION 1165(e)(7)(A) LIMITS.

            (a) IN GENERAL. The maximum amount of Pre-Tax Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of Abbott, the Corporation, all Affiliated Corporations and all Subsidiaries with respect to the Participant for the calendar year, shall in no event exceed the lesser of 10% of the Participants Compensation or $7,500 or any other applicable limit in effect for the calendar year under PR-Code section 1165(e)(7)(A).

            (b) DISTRIBUTION OF EXCESS DEFERRALS. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under PR-Code section 1165(e)(7)(A), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of a Pre-Tax Contribution made or to be made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income or loss, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. No distribution of an excess deferral shall be made during the taxable year in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Pre-Tax Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

     11.3   PR-CODE SECTION 1165(E)(3) LIMITS.

            (a) ACTUAL DEFERRAL RATIOS. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Pre-Tax Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pre-Tax Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

               (i) Pre-Tax Contributions will be taken into account only to the extent permitted by the PR-Code and the Regulations;

               (ii) The applicable period for each Participant for a given Plan
            Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant.

               (iii) Employer Contributions may be treated as Pre-Tax
            Contributions to the extent permitted by the PR-Code and the Regulations.

            (b) ACTUAL DEFERRAL PERCENTAGES. The actual deferral ratios for all Highly Compensated Employees who are eligible for Pre-Tax Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but who are eligible for Pre-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the non-highly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with the PR-Code and the Regulations:

               (i) The actual deferral percentage for the highly compensated group does not exceed 125 percent of the actual deferral percentage for the non-highly compensated group; or

               (ii) The excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the non-highly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the non-highly compensated group.

            (c) ADJUSTMENTS BY ADMINISTRATOR. If, prior to the time all Pre-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Pre-Tax Contributions are being made at a rate which will cause the PR-Code section 1165(e)(3) limits to be exceeded for the

     Plan Year, the Administrator may, in its sole discretion, limit the amount of Pre-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pre-Tax Contribution elections to the extent the Administrator deems appropriate. Any Pre-Tax Contributions which would otherwise be made to the Trust shall instead be paid in cash to the affected Participant.

            (d) EXCESS CONTRIBUTIONS. If the PR-Code section 1165(e)(3) limits have been exceeded for a Plan Year after all contributions for the Plan Year have been made, the Administrator shall determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator shall reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the 1165(e)(3) limits or (ii) cause such Employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and shall repeat this process until the Plan no longer exceeds the PR-Code section 1165(e)(3) limits. The amount of excess contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Pre-Tax Contributions (plus Employer Contributions which are treated as Pre-Tax Contributions for purposes of the PR-Code section 1165(e)(3) limits) actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual deferral ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess contributions will be distributed as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

            (e) RECHARACTERIZATION OF EXCESS CONTRIBUTIONS. At the option of the Administrator, a Participant's excess contributions may be recharacterized as After-Tax Contributions, provided the Administrator complies with the reporting requirements of the PR-Code for such contributions and such recharacterization occurs no later than the March 15 following the Plan Year for which the contributions were made.

            (f) DISTRIBUTION OF EXCESS CONTRIBUTIONS. A Participant's excess contributions, adjusted for income or loss, will be designated by the Employer as a distribution of excess contributions and distributed to the Participant. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year.

            (g) SPECIAL RULES. For purposes of distributing excess contributions,

               (i) the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

               (ii) Any distribution of less than the entire amount of excess contributions with respect to a Highly Compensated Employee shall be treated as a pro rata distribution of excess contributions and allocable income or loss.

            (h) RECORD KEEPING REQUIREMENT. The Administrator, on behalf of the Employer, shall maintain such records as are necessary to demonstrate compliance with the PR-Code section 1165(e)(3) limits including the extent to which qualified matching contributions and Qualified Nonelective Employer Contributions are taken into account in determining the actual deferral ratios.

                   ARTICLE 12.  ROLLOVER AND TRANSFER CONTRIBUTIONS

     12.1 CONTRIBUTION OF AMOUNT DISTRIBUTED FROM ANOTHER QUALIFIED PLAN. An Eligible Employee who was formerly a participant in a plan described in section 1165(a) of the PR-Code (the "distributing plan") and who has received a total distribution (within the meaning of section 1165(b) of the PR-Code) from the distributing plan (the "distribution") may, within 60 days of receipt of the distribution from the distributing plan, contribute to the Trust, as a "Rollover Contribution", such distribution if it:

            (a) does not exceed the fair market value of the distribution, and

            (b) includes no property other than (i) money received in the distribution, and (ii) money attributable to other property received in the distribution which is sold and the proceeds of which are transferred.

     12.2   MONITORING OF ROLLOVERS

            (a) The Administrator shall establish such procedures and require such information from employees seeking to make Rollover Contributions as it deems necessary to insure that such Rollover Contributions satisfy the requirements for tax-free rollovers established by conditions of this Article and the PR-Code and the Regulations.

            (b) No amount may be contributed or transferred under this Article until approved by the Administrator.

     12.3 TRANSFER CONTRIBUTION. Subject to such restrictions and procedures as the Administrator may prescribe (which, without limitation, may include restrictions as to the type of plan from which transfers will be permitted), amounts held for the benefit of an Eligible Employee under a plan that is qualified under section 1165(a) of the PR-Code and exempt from tax under section 1165(a) of the PR-Code (the "distributing plan") may be transferred (the "Transfer Contribution") directly by the distributing plan to this Plan. A Transfer Contribution Account shall be established for each Eligible Employee for whom a Transfer Contribution is made. To the extent determined by the Administrator to be required under section 204(g) of ERISA, an Eligible Employee for whom a Transfer Contribution Account is maintained shall be entitled to distributions and withdrawals from such Account under provisions not less restrictive than applied under the distributing plan. To the extent the distributing plan was subject to the requirements of section 205 of ERISA, such requirements shall continue to apply to the transferred amount.

     12.4 TREATMENT OF TRANSFERRED AMOUNT UNDER THE PLAN. An individual who makes a Rollover Contribution to the Trust or has a Transfer Contribution made to the Trust on his or her behalf shall not be eligible to make or receive any other contributions under the Plan until he or she has actually become a Participant and satisfied the eligibility requirements otherwise applicable to such contributions. However, for all other purposes under the Plan (including without limitation, investment directions and distributions), an individual who makes a Rollover Contribution or for whom a Transfer Contribution has been made shall be treated as a Participant.

                              ARTICLE 13.  MISCELLANEOUS


     13.1 EXCLUSIVE BENEFIT RULE. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, and the return of contributions upon nondeductibility, mistake of fact, or the failure of the Plan to qualify initially.

     13.2 LIMITATION OF RIGHTS. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against Abbott, the Corporation, any Affiliated Corporation, any Subsidiary, the Administrator, the Trustee, or the Committee except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     13.3 NONALIENABILITY OF BENEFITS. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to the extent as may be required by law; provided, however, that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Qualified Domestic Relations Order.

     13.4 CHANGES IN VESTING SCHEDULE. A Plan amendment which changes a vesting schedule under the Plan shall apply with respect to any Participant who has completed three Years of Service prior to the expiration of the period described below only to the extent that the Participant's vested percentage in his or her Accounts determined under the amendment is greater than the nonforfeitable percentage of his or her Accounts determined without regard to the amendment. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

            (a) the date on which such amendment is adopted;

            (b) the date on which such amendment becomes effective; and

            (c) the date on which the Participant is issued written notice of such amendment by the Administrator.

     13.5 GOVERNING LAW. The Plan and Trust will be construed, administered and enforced according to the laws of the Commonwealth of Puerto Rico to the extent such laws are not preempted by ERISA.

                               ARTICLE 14.  DEFINITIONS

     14.1   "Abbott" means Abbott Laboratories.

     14.2   "Abbott Stock" means the common stock of Abbott Laboratories.

     14.3 "Accounts" means, for any Participant, his or her Basic Pre-Tax Contribution Account, Basic After-Tax Contribution Account, Supplemental Pre-Tax Contribution Account, Supplemental After-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account (if applicable), Transfer Contribution Account (if applicable) and any other accounts or subaccounts established on his or her behalf under the Plan by the Administrator or the Trustee.

     14.4 "Administrator" means the Senior Vice President, Human Resources, of Abbott, unless the Board of Review appoints another entity or person(s) to administer the Plan.

     14.5   "Affiliated Corporation" means:

            (a) Any corporation which is a member of a controlled group of corporations (as defined in ERISA section 210(c)) which includes the Corporation; and

            (b) Any trade or business (whether or not incorporated) which is under common control (as defined in ERISA section 210(d)) with the Corporation.

     14.6 "After-Tax Contribution Account" means a Participant's Basic After-Tax Contribution Account and his or her Supplemental After-Tax Contribution Account.

     14.7 "Alternate Payee" means an alternate payee (as defined in section 206(d)(3)(k) of ERISA) who has rights to one or more Accounts under the Plan.

     14.8 "Basic After-Tax Contributions" means a Basic Contribution made to the Plan by a Participant on an after-tax basis.

     14.9 "Basic After-Tax Contributions Account" means, for any Participant, the account established by the Administrator or Trustee to which Basic After-Tax Contributions made for the Participant's benefit are credited.

     14.10  "Basic Contribution" means any contribution made pursuant to
Section 3.2 entitling the Participant to a share in the Employer Contributions.

     14.11 "Basic Pre-Tax Contribution" means a Basic Contribution made to the Plan for the benefit of a Participant on a pre-tax basis.

     14.12 "Basic Pre-Tax Contribution Account" means for any Participant, the account established by the Administrator or Trustee to which Basic Pre-Tax Contributions made for the Participant's benefit are credited.

     14.13 "Board of Review" means the Employee Benefit Board of Review appointed and acting under the Abbott Laboratories Annuity Retirement Plan and having the duties and powers described in Article 9.

     14.14 "Beneficiary" means any person entitled to receive benefits under the Plan upon the death of a Participant.

     14.15 "Board of Directors" means the Board of Directors of the Corporation.

     14.16 "Break Year" means, with respect to any Employee, a 12 consecutive month period of severance.

     14.17 "Compensation" means, for purposes of determining the amount of Pre-Tax, After-Tax, and Employer Contributions to be made on behalf of a Participant, (i) the Participant's total compensation (prior to reduction for contributions under PR-Code section 1165 (e)) for personal services actually rendered in the course of employment with participating Employers, including sales bonuses, sales incentives and sales commissions, but excluding (ii) any reimbursements, expense allowances, fringe benefits (cash or noncash), moving expenses, or welfare benefits (whether or not those amounts are includible in gross income), prizes, or any Christmas, anniversary, or discretionary bonuses, or payments under any non-qualified profit sharing, bonus or similar plan, the Abbott Laboratories Division Incentive Plan, or plans maintained by any participating Employer which are determined by the Administrator to be similar to such plans, or any suggestion or other special awards. Compensation for any Participant for any Plan Year shall not exceed $150,000 or such amount specified in Section 401(a) (17) of the United States Internal Revenue Code of 1986, as amended.

     14.18 "Contribution Agreement" means, for any Participant, the agreement by which the Participant elects to defer a certain portion of his or her regular pay and the Corporation agrees to contribute the deferred amount to the Participant's Pre-Tax or After-Tax Contribution Account, whichever is applicable.

     14.19 "Corporation" means Abbott Health Products, Inc. and any successor to all or a major portion of its assets or business which assumes the obligations of the Corporation.

     14.20 "Committee" means the persons appointed by the Board of Directors to serve as members of the Committee under the Trust.

     14.21 "Division" means any functionally or geographically separate operating unit of the Corporation which is designated by the Board of Review as a "division" for the purposes of the Plan.

     14.22 "Eligible Employee" means any Employee who is employed by an Employer provided that there shall be excluded (i) any individual providing services to an Employer under a contract, arrangement or understanding with either the individual directly or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is subsequently determined (by an Employer, the United States Internal Revenue Service, the Puerto Rico Treasury Department, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer rather than an independent contractor or employee of such agency or leasing organization in that Plan Year, (ii) an Employee with respect to whom retirement benefits have been the subject of good faith collective bargaining unless the Employee is a member of a group of employees to whom the Plan has been extended by a collective bargaining agreement between an Employer and its collective bargaining representative, (iii) any Employee who does not perform services primarily in Puerto Rico within the meaning of ERISA section 1022(i)(1) and the applicable regulations thereunder, (v) any Employee considered a United States expatriate on the records of Abbott, the Corporation or any Affiliated Corporation. For purposes of making Supplemental Contributions, a seasonal employee (namely an Employee who is hired to work for less than one year) shall become an Eligible Employee once he or she has completed one Year of Credited Service.
For all purposes of the Plan, an individual shall be an "Eligible Employee" for any Plan Year only if during that Plan Year an Employer treats that individual as its employee for purposes of employment taxes and wage withholding for Puerto Rico and/or Federal income taxes, even if such individual is subsequently determined (by an Employer, the United States Internal Revenue Service, the Puerto Rico Treasury Department, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer in that Plan Year.

     14.23 "Employee" means any individual employed by the Corporation, an Affiliated Corporation or a Subsidiary.

     14.24 "Employer" means the Corporation, any Affiliated Corporation or any Subsidiary with operations in Puerto Rico that has adopted the Plan as provided in Section 2.6.

     14.25 "Employer Contributions" means the contributions made by the Employers under Section 3.5 for the benefit of the Participants under the Plan on account of Basic Contributions.

     14.26 "Employer Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Employer Contributions made under Section 3.5 for the Participant's benefit are credited.

     14.27  "Entry Date" means the first day of each payroll period.

     14.28 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes of similar import.

     14.29 "Highly Compensated Employee" means any Eligible Employee who has Compensation for a Plan Year that is greater than the Compensation for such Plan Year of two-thirds (2/3) of all other Eligible Employees employed by any Employer.

     14.30 "Hour of Service" means, with respect to any Employee, each hour for which the Employee is paid or entitled to payment for the performance of duties for an Employer each such hour to be credited to the Employee for the computation period in which the duties were performed.

     14.31 "Investment Fund" means any investment fund described in Article 5 or as subsequently selected by the Committee as an investment option under the Plan.

     14.32 "Participant" means each Eligible Employee who participates in the Plan pursuant to its provisions or other individual for whom an Account is maintained.

     14.33 "Period of Credited Service" means with respect to any Employee the aggregate of all time periods beginning on the date the Employee first completes an Hour of Service or is reemployed and ending on the date a Break Year begins, subject to the following adjustments:

            (a) An Employee will be credited with one Year of Credited Service for each year of credited service which would have been credited under the Abbott Laboratories Stock Retirement Plan prior to January 1, 1996.

            (b) On or after January 1, 1996, an Employee shall be credited with 1/12th of a Year of Credited Service for each calendar month of employment (or portion thereof) during which he or she is employed by the Corporation, an Affiliated Corporation or a Subsidiary, including employment prior to January 1, 1996; provided, however, that the Employee will not be credited with less service than would have been credited to him under the Abbott Laboratories
     Stock Retirement Plan prior to January 1, 1996.

            (c) An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break Year. For purposes of this Section,

               (i) an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement;

               (ii) a Break Year is a period of severance of at least 12
            consecutive months;

               (iii) a period of severance is a continuous period of time during which the Employee is not employed by the Corporation, an Affiliated Corporation or a Subsidiary. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service; and

               (iv) in the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Corporation, any Affiliated Corporation or any Subsidiary under federal law.

            (d) If, to the extent, and on the terms so provided by the Board of Directors at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with any prior separate business entity, part or all of which is or was acquired by, or becomes part of an Employer will be considered a Period of Credited Service.

     14.34  "Plan" means the Abbott Laboratories Stock Retirement Plan (Puerto
Rico), as amended from time to time.

     14.35  "Plan Year" means the calendar year.

     14.36 "Point Value" means the dollar value of an earnings or service point determined for a Plan Year by dividing the aggregate Employer Contributions made under Section 3.5 for such Plan Year (less that portion of such Employer Contributions determined under Section 3.5(f) that are distributed during such Plan Year to all Participants by the aggregate earnings and service points credited under Section 3.5 for such Plan Year to all Participants entitled to share in Employer Contributions to the Plan for such Plan Year (less the points attributable to participants to or for whom distributions are made during the Plan Year).

     14.37 "PR-Code" means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time. Reference to any section of the PR-Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     14.38 "Pre-Tax Contribution Account" means the Participant's Basic Pre-Tax Contribution Account and his or her Supplemental Pre-Tax Contribution Account.

     14.39 "Pre-Tax Contributions" means, for any Participant, the aggregate of the Participant's Basic Pre-Tax Contributions and Supplemental Pre-Tax Contributions contributed to the applicable Pre-Tax Contribution Account.

     14.40  "Putnam Stable Value Fund" means the Investment Fund described in
5.2.

     14.41 "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of ERISA section 206(d)(3)(B). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     14.42 "Qualified Nonelective Employer Contribution" means a contribution (other than an Employer Contribution) made for the benefit of a Participant by the Employer in its discretion.

     14.43 "Regulations" means regulations issued by the Puerto Rico Department of the Treasury, or the United States Department of Labor, as the case may be, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, advisory or similar pronouncement issued by the Puerto Rico Treasury Department or the United States Department of Labor, whichever is applicable.

     14.44 "Retirement Program" means the program of retirement benefits, provided by the Corporation, of which the Plan and the Abbott Puerto Rico Retirement Plan form a part.

     14.45 "Rollover Contribution Account" means, for any Participant, the account described in Section 12.1 or 12.2, as established by the Administrator or the Trustee, to which the Participant's Rollover Contribution, if any, is allocated.

     14.46 "Rollover Contribution" means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in
Article 12.

     14.47  "Section" means a section of the Plan.

     14.48 "Subsidiary" means any corporation, partnership, joint venture or business trust fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Corporation.

     14.49 "Supplemental After-Tax Contribution" means a Supplemental Contribution made to the Plan by the Participant on an after-tax basis.

     14.50 "Supplemental After-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Supplemental After-Tax Contributions made for the Participant's benefit are credited.

     14.51  "Supplemental Contribution" means any contribution made pursuant to
Section 3.3 and for which no Employer Contribution is made.

     14.52 "Supplemental Pre-Tax Contribution" means a Supplemental Contribution made to the Plan for the benefit of a Participant on a pre-tax basis.

     14.53 "Supplemental Pre-Tax Contribution Account" means, for any Participant, the account established by the Administrator or Trustee to which Supplemental Pre-Tax Contributions made for the Participant's benefit are credited.

     14.54 "Transfer Contribution" means a contribution made on behalf of a Participant by way of a trustee-to-trustee transfer as described in
Section 12.3.

     14.55 "Transfer Contribution Account" means, for any Participant, the account described in Section 12.3 established by the Administrator or the Trustee to which the Participant's Transfer Contribution, if any, is allocated.

     14.56 "Trust" means the trust established between the Corporation and the Trustee in connection with the Plan, together with any and all amendments thereto.

     14.57 "Trustee" means the person(s) or entity appointed by the Board of Directors to serve as Trustee under the Trust.

     14.58 "Unallocated Account" means the portion of the Trust to which Employer Contributions are made during the Plan Year, in which shares of Abbott Stock will be held prior to allocation to Participant Accounts, to which dividends paid on such shares of Abbott Stock will be paid, and from which expenses of the Plan will be paid.

     14.59  "Valuation Date" means each business day of each Plan Year.

     14.60 "Year of Credited Service" means, with respect to any Employee, a twelve-month Period of Credited Service.

                                     APPENDIX A

The provisions of this Appendix A shall apply to those accounts (the "Transferred Account(s)") that were formerly maintained under the Abbott Laboratories Stock Retirement Plan (the "Parent Company Plan") and that were transferred to the Abbott Laboratories Stock Retirement Plan (Puerto Rico) (the "Plan") effective June 23, 1998 (the "Transfer Date").

     1. Upon receipt by the Plan, each Transferred Account will be invested in the same investment funds as it was invested under the Parent Company Plan prior to the Transfer Date.

     2. Except as required by applicable law, any Participant loan outstanding under the Parent Company Plan on the Transfer Date shall remain outstanding under the Plan in accordance with its terms, notwithstanding any Plan provision limiting the number of loans a participant may have or the terms of those loans.

     3. The portion of each Transferred Account attributable to pre-tax, after-tax, or employer contributions under the Parent Company
     Plan will retain that characterization and will be subject to the applicable sections of the PR-Code governing such contributions, including but not limited to the sections governing the distribution of such contributions.